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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-212554

Subject to completion, dated November 7, 2017

The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. A registration statement relating to the notes has become effective under the Securities Act of 1933, as amended. Neither this preliminary prospectus supplement nor the accompanying prospectus is an offer to sell the notes and it is not soliciting an offer to buy the notes in any jurisdiction where the offer or sale is not permitted.

Preliminary prospectus supplement
(To prospectus dated July 26, 2016)

$125,000,000

% Convertible Senior Notes due 2020

Interest payable May 15 and November 15

We are offering $125,000,000 principal amount of our         % Convertible Senior Notes due 2020. The notes will bear interest at a rate of         % per year, payable semiannually in arrears on May 15 and November 15 of each year, beginning on May 15, 2018. The notes will mature on November 15, 2020.

Holders may convert their notes at their option at any time prior to the close of business on the business day immediately preceding August 15, 2020 only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on March 31, 2018 (and only during such calendar quarter), if the last reported sale price of the common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 110% of the conversion price on each applicable trading day; (2) during the five business day period after any five consecutive trading day period (the "measurement period") in which the trading price (as defined below) per $1,000 principal amount of notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of our common stock and the conversion rate on each such trading day; or (3) upon the occurrence of specified corporate events. On or after August 15, 2020 until the close of business on the business day immediately preceding the maturity date, holders may convert their notes at any time, regardless of the foregoing circumstances. Upon conversion, we will pay or deliver, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, as described in this prospectus supplement.

The conversion rate will initially be              shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $              per share of common stock). The conversion rate will be subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest. In addition, following certain corporate events that occur prior to the maturity date, we will increase the conversion rate for a holder who elects to convert its notes in connection with such a corporate event in certain circumstances.

We may not redeem the notes prior to the maturity date, and no sinking fund is provided for the notes.

If we undergo a fundamental change, holders may require us to repurchase for cash all or any portion of their notes at a fundamental change repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The notes will be our senior unsecured obligations and will rank senior in right of payment to any of our indebtedness that is expressly subordinated in right of payment to the notes; equal in right of payment to any of our unsecured indebtedness that is not so subordinated (including our 6.50% Convertible Senior Notes due 2019); effectively junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities (including trade payables) of our subsidiaries.

We do not intend to apply to list the notes on any securities exchange or any automated dealer quotation system. Our common stock is listed on The New York Stock Exchange under the symbol "ABR." The last reported sale price of our common stock on The New York Stock Exchange on November 6, 2017 was $8.51 per share.

Investing in the notes involves a high degree of risk. See "Risk Factors" beginning on page S-11 of this prospectus supplement.

	Per note	Total

Public offering price(1)	$	$
Underwriting discount and commissions(2)	$	$
Proceeds, before expenses, to us	$	$

(1)     Plus accrued interest, if any, from November      , 2017.

(2)    We refer you to the "Underwriting" section of this prospectus supplement for additional information regarding underwriter compensation.

We have granted the underwriters the right to purchase, exercisable within a 30-day period, up to an additional $18,750,000 principal amount of notes, solely to cover over-allotments.

Neither the Securities and Exchange Commission (the "SEC") nor any state securities commission has approved or disapproved of the notes or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We expect that delivery of the notes will be made to investors in book-entry form through The Depository Trust Company on or about November      , 2017.

J.P. Morgan	JMP Securities	BofA Merrill Lynch

Prospectus supplement dated November      , 2017.

Prospectus supplement

Prospectus

2

About this prospectus supplement

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not, and the underwriters have not, authorized anyone to provide you with information that is different. If anyone provides you with additional or different information, you should not rely on it. Neither we nor the underwriters are making an offer to sell the additional notes in any jurisdiction where the offer or sale is not permitted. The information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, any related free writing prospectus and the documents incorporated by reference is accurate only as of their respective dates and, except as required by law, we are not obligated, and do not intend to, update or revise this document as a result of new information, future events or otherwise.

This document is in two parts. The first part is this prospectus supplement, which adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering. This prospectus supplement and the documents incorporated by reference herein add, update and change information contained in the accompanying prospectus and the information incorporated by reference therein. To the extent the information contained in this prospectus supplement or the documents incorporated by reference herein differ or vary from the information contained in the accompanying prospectus or any document incorporated by reference therein, the information in this prospectus supplement and the documents incorporated by reference herein shall control.

In this prospectus supplement and the accompanying prospectus, unless expressly noted or the context indicates otherwise, the words "we," "us," "our," "Arbor," "Company" and similar references mean Arbor Realty Trust, Inc. and its subsidiaries, including Arbor Realty Limited Partnership, our operating partnership, and Arbor Realty SR, Inc., our operating partnership's subsidiary.

Cautionary statement regarding forward-looking statements

The information contained in this prospectus supplement is not a complete description of our business or the risks associated with an investment in us. We urge you to review carefully and consider the various disclosures made by us in this prospectus supplement, including the documents incorporated by reference herein.

This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, contain certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties. Such forward-looking statements relate to, among other things, the operating performance of our investments, our financing needs and the anticipated use of the net proceeds from this offering. Forward-looking statements are generally identifiable by use of forward-looking terminology such as "may," "will," "should," "potential," "intend," "expect," "endeavor," "seek," "anticipate," "estimate," "overestimate," "underestimate," "believe," "could," "project," "predict," "continue" or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, contain projections of results of operations or of financial condition or state other forward-looking information. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. These forward-looking statements involve risks, uncertainties and other factors that may cause our actual results in future periods to differ materially from forecasted results. Factors that could have a material adverse effect on our operations and future prospects include, but are not limited to:

•
changes in economic conditions generally and the real estate market specifically;

•
adverse changes in the financing markets we access affecting our ability to finance our loan and investment portfolio;

•
adverse changes in our status with government-sponsored enterprises affecting our ability to originate loans through such programs;

•
changes in interest rates;

•
the quality and size of the investment pipeline and the rate at which we can invest our cash;

•
impairments in the value of the collateral underlying our loans and investments;

•
changes in federal and state laws and regulations, including changes in tax laws;

•
the availability and cost of capital for future investments;

•
competition within the finance and real estate industries; and

•
other risks detailed in our Annual Report on Form 10-K for the year ended December 31, 2016.

You are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our management's views as of the date of the report containing such statements incorporated herein or as of the date of this prospectus supplement with respect to statements that are expressly stated herein. The factors noted above could cause our actual results to differ materially from those contained in any forward-looking statement.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We do not intend and we disclaim any duty or obligation to update or revise any industry information or forward-looking statement set forth in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein to reflect new information, future events, or otherwise, except as required by U.S. federal securities laws.

Prospectus supplement summary

This summary description of us and our business highlights selected information about us and our business contained elsewhere in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein. This summary does not contain all of the information about us that you should consider before deciding whether to invest in the notes. You should read carefully this entire prospectus supplement and the accompanying prospectus, including each of the documents incorporated herein and therein by reference, before making an investment decision.

Our company

We invest in a diversified portfolio of structured finance assets in the multifamily and commercial real estate markets, primarily consisting of bridge and mezzanine loans, including junior participating interests in first mortgages, preferred and direct equity. In addition, we may also directly acquire real property and invest in real estate-related notes and certain mortgage-related securities. We refer to this platform as our Structured Loan Origination and Investment Business, or "Structured Business." As a result of the acquisition of the agency platform of Arbor Commercial Mortgage, LLC ("ACM") on July 14, 2016 (the "Acquisition"), we also now originate, sell and service a range of multifamily finance products through the Federal National Mortgage Association ("Fannie Mae") and the Federal Home Loan Mortgage Corporation ("Freddie Mac," and together with Fannie Mae, the government-sponsored enterprises, or the "GSEs"), the Government National Mortgage Association ("Ginnie Mae"), Federal Housing Authority ("FHA") and the U.S. Department of Housing and Urban Development (together with Ginnie Mae and FHA, "HUD") and the conduit/commercial mortgage-backed securities programs. We retain the servicing rights and asset management responsibilities on substantially all loans we originate and sell under the GSE and HUD programs. We are an approved Fannie Mae Delegated Underwriting and Servicing lender nationally, a Freddie Mac Multifamily Conventional Loan lender, seller/servicer, in New York, New Jersey and Connecticut, a Freddie Mac affordable, manufactured housing, senior housing and small balance loan lender, seller/servicer, nationally and a HUD MAP and LEAN senior housing/healthcare lender nationally. We refer to this platform as the Agency Loan Origination and Servicing Business, or "Agency Business."

We are organized to qualify as a real estate investment trust, or REIT, for U.S. federal income tax purposes. A REIT is generally not subject to U.S. federal income tax on that portion of its REIT taxable income that is distributed to its stockholders, provided that at least 90% of taxable income is distributed and certain other requirements are met. Certain of our assets that produce non-qualifying income, primarily within the Agency Business, are operated through taxable REIT subsidiaries ("TRS"), which is part of our TRS consolidated group and is subject to U.S. federal, state and local income taxes. In general, our TRS entities may hold assets that the REIT cannot hold directly and may engage in real estate or non-real estate-related business.

We conduct substantially all of our operations and investing activities through our operating partnership, Arbor Realty Limited Partnership (the "Partnership"), and its subsidiaries, including Arbor Realty SR, Inc., a subsidiary REIT, which we refer to as SR Inc., and its subsidiaries. We serve as the general partner of the Partnership, and currently own 74.4% of its partnership interests.

Prior to May 31, 2017, we were externally managed and advised by ACM. Effective May 31, 2017, we exercised our option to fully internalize our management team and terminate the existing management agreement.

Corporate information

We are a Maryland corporation formed in June 2003. Our principal executive offices are located at 333 Earle Ovington Boulevard, Suite 900, Uniondale, New York 11553. Our telephone number is (516) 506-4200. Our website is located at www.arbor.com. The information contained on or accessible through our website is not a part of this prospectus supplement or the accompanying prospectus.

The offering

The summary below describes the principal terms of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The "Description of Debt Securities" section of the accompanying prospectus, as supplemented by the "Description of notes" section of this prospectus supplement, contain a more detailed description of the terms and conditions of the notes. As used in this section, "we," "our," and "us" refer to Arbor Realty Trust, Inc. and not to its consolidated subsidiaries.

Issuer	Arbor Realty Trust, Inc., a Maryland corporation.
Securities	$125,000,000 principal amount of % Convertible Senior Notes due 2020 (plus up to an additional $18,750,000 principal amount to cover over-allotments).
Maturity	November 15, 2020, unless earlier repurchased or converted
Interest
% per year. Interest will accrue from November , 2017 and will be payable semiannually in arrears on May 15 and November 15 of each year, beginning on May 15, 2018. We will pay additional interest, if any, at our election as the sole remedy relating to the failure to comply with our reporting obligations as described under "Description of notes—Events of default."
Conversion rights
Holders may convert all or any portion of their notes, in multiples of $1,000 principal amount, at their option at any time prior to the close of business on the business day immediately preceding August 15, 2020 only under the following circumstances:

•

during any calendar quarter commencing after the calendar quarter ending on March 31, 2018 (and only during such calendar quarter), if the last reported sale price of the common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 110% of the conversion price on each applicable trading day;

•

during the five business day period after any five consecutive trading day period (the "measurement period") in which the "trading price" (as defined under "Description of notes—Conversion rights—Conversion upon satisfaction of trading price condition") per $1,000 principal amount of notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of our common stock and the conversion rate on each such trading day; or

• upon the occurrence of specified corporate events described under "Description of notes—Conversion rights—Conversion upon specified corporate events."

On or after August 15, 2020 until the close of business on the business day immediately preceding the maturity date, holders may convert all or any portion of their notes, in multiples of $1,000 principal amount, at the option of the holder regardless of the foregoing circumstances.

The conversion rate for the notes is initially shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $ per share of common stock), subject to adjustment as described in this prospectus supplement.

Upon conversion, we will pay or deliver, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election. If we satisfy our conversion obligation solely in cash or through payment and delivery, as the case may be, of a combination of cash and shares of our common stock, the amount of cash and shares of common stock, if any, due upon conversion will be based on a daily conversion value (as described herein) calculated on a proportionate basis for each trading day in a 40 trading day observation period (as described herein). See "Description of notes—Conversion rights—Settlement upon conversion."

In addition, following certain corporate events that occur prior to the maturity date, we will increase the conversion rate for a holder who elects to convert its notes in connection with such a corporate event in certain circumstances as described under "Description of notes—Conversion rights—Increase in conversion rate upon conversion upon a make-whole fundamental change."

You will not receive any additional cash payment or additional shares of our common stock representing accrued and unpaid interest, if any, upon conversion of a note, except in limited circumstances. Instead, interest will be deemed to be paid by the cash, shares of our common stock or a combination of cash and shares of our common stock paid or delivered, as the case may be, to you upon conversion of a note.
No redemption	We may not redeem the notes prior to the maturity date and no "sinking fund" is provided for the notes, which means that we are not required to redeem or retire the notes periodically.
Fundamental change
If we undergo a "fundamental change" (as defined in this prospectus supplement under "Description of notes—Fundamental change permits holders to require us to repurchase notes"), subject to certain conditions, holders may require us to repurchase for cash all or part of their notes in principal amounts of $1,000 or an integral multiple thereof. The fundamental change repurchase price will be equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date. See "Description of notes—Fundamental change permits holders to require us to repurchase notes."

Ranking	The notes will be our senior unsecured obligations and will rank:
• senior in right of payment to any of our indebtedness that is expressly subordinated in right of payment to the notes;
• equal in right of payment to any of our unsecured indebtedness that is not so subordinated (including our 6.50% Convertible Senior Notes due 2019);
• effectively junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and
• structurally junior to all indebtedness and other liabilities (including trade payables) of our subsidiaries.

As of September 30, 2017 our total consolidated indebtedness was approximately $2.0 billion, of which an aggregate of $1.87 billion was senior indebtedness and an aggregate of $1.63 billion was secured indebtedness. As of September 30, 2017, our subsidiaries had $1.83 billion of indebtedness and other liabilities (including trade payables) to which the notes would have been structurally subordinated. After giving effect to the issuance of the notes (assuming no exercise of the underwriters' over-allotment option) and the use of proceeds therefrom, our total consolidated indebtedness would have been approximately $2.13 billion.
The indenture governing the notes does not limit the amount of debt that we or our subsidiaries may incur.
Use of proceeds
We estimate that the net proceeds from this offering will be approximately $ million (or $ million if the underwriters' over-allotment option is exercised in full), after deducting fees and estimated expenses. We intend to use the net proceeds of this offering to make investments relating to our business and for general corporate purposes. We may also use a portion of the net proceeds from this offering to repay certain of our indebtedness; however, we have no current commitments or obligations to do so. See "Use of proceeds."
Events of default
Except as described under "Description of notes—Events of default," if an event of default with respect to the notes occurs, holders may, upon satisfaction of certain conditions, accelerate the principal amount of the notes plus accrued and unpaid interest. In addition, the principal amount of the notes plus accrued and unpaid interest will automatically become due and payable in the case of certain types of bankruptcy or insolvency events of default involving us.

Ownership limit	To assist us in complying with the limitations on the concentration of ownership of a REIT imposed by the Internal Revenue Code of 1986, as amended (the "Code"), among other purposes, our charter provides that, with certain exceptions, no person may beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 5.0% (by value or by number of shares, whichever is more restrictive) of the outstanding shares of our common stock or 5.0% by value of our aggregate outstanding shares of stock of all classes or series, unless they receive an exemption from our board of directors. Notwithstanding any other provision of the notes, no holder of notes will be entitled to receive our common stock following conversion of such notes to the extent that receipt of such common stock would cause such holder (after application of certain constructive ownership rules) to exceed the ownership limit contained in our charter.

If any delivery of shares of our common stock owed to a holder upon conversion of notes is not made, in whole or in part, as a result of the limitations described above, our obligation to make such delivery shall not be extinguished and we shall deliver such shares as promptly as practicable after any such converting holder gives notice to us that such delivery would not result in it being the beneficial or constructive owner of more than 5.0% (by value or number, whichever is more restrictive) of the shares of common stock, or of our capital stock, outstanding at such time.
Book-entry form
The notes will be issued in book-entry form and will be represented by permanent global certificates deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of a nominee of DTC. Beneficial interests in any of the notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee and any such interest may not be exchanged for certificated securities, except in limited circumstances.
Absence of a public market for the notes
The notes are new securities and there is currently no established market for the notes. Accordingly, we cannot assure you as to the development or liquidity of any market for the notes. The underwriters have advised us that they currently intend to make a market in the notes. However, they are not obligated to do so, and they may discontinue any market making with respect to the notes without notice. We do not intend to apply for a listing of the notes on any securities exchange or any automated dealer quotation system.
U.S. federal income tax consequences
For the U.S. federal income tax consequences of the holding, disposition and conversion of the notes, and the holding and disposition of shares of our common stock, see "Additional U.S. federal income tax considerations."

New York Stock Exchange symbol for our common stock	Our common stock is listed on The New York Stock Exchange under the symbol "ABR."
Trustee, paying agent and conversion agent	U.S. Bank National Association
Risk factors
An investment in the notes involves risks, and prospective investors should carefully consider the matters discussed under "Risk factors" beginning on page S-11 of this prospectus supplement and the reports we file with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), incorporated by reference into this prospectus supplement and the accompanying prospectus, before making a decision to invest in the notes.

Risk factors

An investment in the notes involves significant risks. Prior to making a decision about investing in the notes, and in consultation with your own financial and legal advisors, you should carefully consider, among other matters, the following risk factors, as well as those incorporated by reference in this prospectus supplement and the accompanying prospectus from our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and other filings we may make from time to time with the SEC. In connection with the forward-looking statements that appear in this prospectus supplement, you should also review carefully the cautionary statements in the section of this prospectus supplement entitled "Cautionary statement regarding forward-looking statements."

Risks related to the notes and this offering

The notes are effectively subordinated to our secured debt and any liabilities of our subsidiaries.

The notes will rank senior in right of payment to any of our indebtedness that is expressly subordinated in right of payment to the notes; equal in right of payment to any of our liabilities that are not so subordinated (including our 6.50% Convertible Senior Notes due 2019); effectively junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities (including trade payables) of our subsidiaries. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure debt ranking senior in right of payment to the notes will be available to pay obligations on the notes only after the secured debt has been repaid in full from these assets. There may not be sufficient assets remaining to pay amounts due on any or all of the notes then outstanding. The indenture governing the notes does not prohibit us from incurring additional senior debt or secured debt, nor does it prohibit any of our subsidiaries from incurring additional liabilities.

As of September 30, 2017, our total consolidated indebtedness was approximately $2.0 billion, of which an aggregate of $1.87 billion was senior indebtedness and an aggregate of $1.63 billion was secured indebtedness. As of September 30, 2017, our subsidiaries had $1.83 billion of indebtedness and other liabilities (including trade payables) to which the notes would have been structurally subordinated. After giving effect to the issuance of the notes (assuming no exercise of the underwriters' over-allotment option) and the use of proceeds therefrom, our total consolidated indebtedness would have been approximately $2.13 billion.

We are a holding company whose principal assets are the equity interests we hold in our subsidiaries. We will depend upon our subsidiaries to provide us with substantially all of the funds to meet our obligations under the notes.

We are a holding company, and we conduct our operations principally through our subsidiaries. We derive substantially all our revenues from our subsidiaries, and substantially all of our operating assets are owned by our subsidiaries. As a result, our cash flow and our ability to service our debt, including the notes, largely depend on the results of operations of our subsidiaries and upon the ability of our subsidiaries to provide us with cash to pay amounts due on our obligations, including the notes. Dividends, loans, or other distributions from our subsidiaries to us also may be subject to contractual and other restrictions, are dependent upon results of operations of our subsidiaries, and are subject to other business considerations.

Servicing our debt requires a significant amount of cash, and we may not have sufficient cash flow from our business to pay our substantial debt.

Our ability to make scheduled payments of the principal of, to pay interest on or to refinance our indebtedness, including the notes, depends on our future performance, which is subject to economic, financial, competitive and other factors beyond our control. Our business may not continue to generate cash flow from operations in the future sufficient to service our debt and make necessary capital expenditures. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining additional equity capital on terms that may be onerous or highly dilutive. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations.

Recent and future regulatory actions and other events may adversely affect the trading price and liquidity of the notes.

We expect that many investors in, and potential purchasers of, the notes will employ, or seek to employ, a convertible arbitrage strategy with respect to the notes. Investors would typically implement such a strategy by selling short the common stock underlying the notes and dynamically adjusting their short position while continuing to hold the notes. Investors may also implement this type of strategy by entering into swaps on our common stock in lieu of or in addition to short selling the common stock.

The SEC and other regulatory and self-regulatory authorities have implemented various rules and taken certain actions, and may in the future adopt additional rules and take other actions, that may impact those engaging in short selling activity involving equity securities (including our common stock). Such rules and actions include Rule 201 of SEC Regulation SHO, the adoption by the Financial Industry Regulatory Authority, Inc. and the national securities exchanges of a "Limit Up-Limit Down" program, the imposition of market-wide circuit breakers that halt trading of securities for certain periods following specific market declines, and the implementation of certain regulatory reforms required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Any governmental or regulatory action that restricts the ability of investors in, or potential purchasers of, the notes to effect short sales of our common stock, borrow our common stock or enter into swaps on our common stock could adversely affect the trading price and the liquidity of the notes.

Volatility in the market price and trading volume of our common stock could adversely impact the trading price of the notes.

The stock market in recent years has experienced significant price and volume fluctuations that have often been unrelated to the operating performance of companies. The market price of our common stock could fluctuate significantly for many reasons, including in response to the risks described in this section, elsewhere in this prospectus supplement or the documents we have incorporated by reference in this prospectus supplement or for reasons unrelated to our operations, such as reports by industry analysts, investor perceptions or negative announcements by our customers, competitors or suppliers regarding their own performance, as well as industry conditions and general financial, economic and political instability. A decrease in the market price of our common stock would likely adversely impact the trading price of the notes. The market price of our common stock could also be affected by possible sales of our common stock by investors who view the notes as a more attractive means of equity participation in us and by hedging or arbitrage trading activity that we expect to develop involving our common stock. This trading activity could, in turn, affect the trading price of the notes.

Despite our current debt levels, we may still incur substantially more debt or take other actions which would intensify the risks discussed above.

Despite our current consolidated debt levels, we and our subsidiaries may be able to incur substantial additional debt in the future, subject to the restrictions contained in our debt instruments, some of which may be secured debt. We will not be restricted under the terms of the indenture governing the notes from incurring additional debt, securing existing or future debt, recapitalizing our debt or taking a number of other actions that are not limited by the terms of the indenture governing the notes that could have the effect of diminishing our ability to make payments on the notes when due.

We may not have the ability to raise the funds necessary to settle conversions of the notes or to repurchase the notes upon a fundamental change and our future debt may contain limitations on our ability to pay cash upon conversion or repurchase of the notes.

Holders of the notes will have the right to require us to repurchase their notes upon the occurrence of a fundamental change at a fundamental change repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, as described under "Description of notes—Fundamental change permits holders to require us to repurchase notes." In addition, upon conversion of the notes, unless we elect to deliver solely shares of our common stock to settle such conversion (other than paying cash in lieu of delivering any fractional share), we will be required to make cash payments in respect of the notes being converted as described under "Description of notes—Conversion rights—Settlement upon conversion." However, we may not have enough available cash or be able to obtain financing at the time we are required to make repurchases of notes surrendered therefor or notes being converted. In addition, our ability to repurchase the notes or to pay cash upon conversions of the notes may be limited by law, by regulatory authority or by agreements governing our existing indebtedness and our future indebtedness. Our failure to repurchase notes at a time when the repurchase is required by the indenture or to pay any cash payable on future conversions of the notes as required by the indenture would constitute a default under the indenture. A default under the indenture or the fundamental change itself could also lead to a default under agreements governing our current and/or future indebtedness. If the repayment of the related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay the indebtedness and repurchase the notes or make cash payments upon conversions thereof.

The conditional conversion feature of the notes, if triggered, may adversely affect our financial condition and operating results.

In the event the conditional conversion feature of the notes is triggered, holders of notes will be entitled to convert the notes at any time during specified periods at their option. See "Description of notes—Conversion rights." If one or more holders elect to convert their notes, unless we elect to satisfy our conversion obligation by delivering solely shares of our common stock (other than paying cash in lieu of delivering any fractional share), we would be required to settle a portion or all of our conversion obligation through the payment of cash, which could adversely affect our liquidity. In addition, even if holders do not elect to convert their notes, we could be required under applicable accounting rules to reclassify all or a portion of the outstanding principal of the notes as a current rather than long-term liability, which would result in a material reduction of our net working capital.

The accounting method for convertible debt securities that may be settled in cash, such as the notes, could have a material effect on our reported financial results.

In May 2008, the Financial Accounting Standards Board, which we refer to as FASB, issued FASB Staff Position No. APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement), which has subsequently been codified as Accounting Standards Codification 470-20, Debt with Conversion and Other Options, which we refer to as ASC 470-20. Under ASC 470-20, an entity must separately account for the liability and equity components of the convertible debt instruments (such as the notes) that may be settled entirely or partially in cash upon conversion in a manner that reflects the issuer's economic interest cost. The effect of ASC 470-20 on the accounting for the notes is that the equity component is required to be included in the additional paid-in capital section of stockholders' equity on our consolidated balance sheet, and the value of the equity component would be treated as original issue discount for purposes of accounting for the debt component of the notes. As a result, we will be required to record a greater amount of non-cash interest expense in current periods presented as a result of the amortization of the discounted carrying value of the notes to their face amount over the term of the notes. We will report lower net income in our financial results because ASC 470-20 will require interest to include both the current period's amortization of the debt discount and the instrument's coupon interest, which could adversely affect our reported or future financial results, the trading price of our common stock and the trading price of the notes.

In addition, under certain circumstances, convertible debt instruments (such as the notes) that may be settled entirely or partly in cash are currently accounted for utilizing the treasury stock method, the effect of which is that the shares issuable upon conversion of the notes are not included in the calculation of diluted earnings per share except to the extent that the conversion value of the notes exceeds their principal amount. Under the treasury stock method, for diluted earnings per share purposes, the transaction is accounted for as if the number of shares of common stock that would be necessary to settle such excess, if we elected to settle such excess in shares, are issued. We cannot be sure that the accounting standards in the future will continue to permit the use of the treasury stock method. If we are unable to use the treasury stock method in accounting for the shares issuable upon conversion of the notes, then our diluted earnings per share would be adversely affected.

Future sales of our common stock in the public market could lower the market price for our common stock and adversely impact the trading price of the notes.

In the future, we may sell additional shares of our common stock to raise capital. In addition, a substantial number of shares of our common stock are reserved for issuance upon the exercise of stock options and upon conversion of the notes and of our 6.50% Convertible Senior Notes due 2019. We cannot predict the size of future issuances or the effect, if any, that they may have on the market price for our common stock. We have granted registration rights to ACM for the resale of the shares of our common stock into which the operating partnership units issued to it in connection with our acquisition of the agency platform may be converted. These registration rights could facilitate the resale of such securities into the public market, and any such resale would increase the number of shares of our common stock available for public trading. The issuance and sale of substantial amounts of common stock, or the perception that such issuances and sales may occur, could adversely affect the trading price of the notes and the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities.

Holders of notes will not be entitled to any rights with respect to our common stock, but they will be subject to all changes made with respect to them to the extent our conversion obligation includes shares of our common stock.

Holders of notes will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock) prior to the conversion date relating to such notes (if we have elected to settle the relevant conversion by delivering solely shares of our common stock (other than paying cash in lieu of delivering any fractional share)) or the last trading day of the relevant observation period (if we elect to pay and deliver, as the case may be, a combination of cash and shares of our common stock in respect of the relevant conversion), but holders of notes will be subject to all changes affecting our common stock. For example, if an amendment is proposed to our charter or bylaws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the conversion date related to a holder's conversion of its notes (if we have elected to settle the relevant conversion by delivering solely shares of our common stock (other than paying cash in lieu of delivering any fractional share)) or the last trading day of the relevant observation period (if we elect to pay and deliver, as the case may be, a combination of cash and shares of our common stock in respect of the relevant conversion), such holder will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any changes affecting our common stock.

Ownership limitations in our charter may impair the ability of holders to convert notes into our common stock.

In order to assist us in maintaining our qualification as a REIT for U.S. federal income tax purposes, our charter, subject to certain exceptions, restricts ownership of more than 5.0% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock, or of our outstanding capital stock, unless a holder receives an exemption from our board of directors. Notwithstanding any other provision of the notes, no holder of notes will be entitled to receive common stock following conversion of such notes to the extent that receipt of such common stock would cause such holder (after application of certain constructive ownership rules) to exceed the ownership limit contained in our charter. See "Description of Capital Stock—Restriction on Transfer and Ownership" in the accompanying prospectus. If any delivery of shares of our common stock owed to a holder upon conversion of notes is not made, in whole or in part, as a result of the limitations described above, our obligation to make such delivery shall not be extinguished and we shall deliver such shares as promptly as practicable after any such converting holder gives notice to us that such delivery would not result in it being the beneficial or constructive owner of more than 5.0% (by value or number, whichever is more restrictive) of the shares of common stock, or of our outstanding capital stock, outstanding at such time. See "U.S. Federal Income Tax Considerations" in the accompanying prospectus.

We will not be able to deliver our common stock, even if we would otherwise choose to do so, to any holder of notes if the delivery of our common stock would cause that holder to exceed the ownership limits described above.

The conditional conversion feature of the notes could result in your receiving less than the value of our common stock into which the notes would otherwise be convertible.

Prior to the close of business on the business day immediately preceding August 15, 2020, you may convert your notes only if specified conditions are met. If the specific conditions for conversion are not met, you will not be able to convert your notes, and you may not be able to receive the value of the cash, common stock or a combination of cash and common stock, as applicable, into which the notes would otherwise be convertible.

Upon conversion of the notes, you may receive less valuable consideration than expected because the value of our common stock may decline after you exercise your conversion right but before we settle our conversion obligation.

Under the notes, a converting holder will be exposed to fluctuations in the value of our common stock during the period from the date such holder surrenders notes for conversion until the date we settle our conversion obligation.

Upon conversion of the notes, we have the option to pay or deliver, as the case may be, cash, shares of our common stock, or a combination of cash and shares of our common stock. If we elect to satisfy our conversion obligation in cash or a combination of cash and shares of our common stock, the amount of consideration that you will receive upon conversion of your notes will be determined by reference to the volume-weighted average price of our common stock for each trading day in a 40 trading day observation period. As described under "Description of notes—Conversion rights—Settlement upon conversion," this period would be (i) if the relevant conversion date occurs prior to August 15, 2020, the 40 consecutive trading day period beginning on, and including, the second trading day immediately succeeding such conversion date; and (ii) if the relevant conversion date occurs on or after August 15, 2020, the 40 consecutive trading days beginning on, and including, the 41st scheduled trading day immediately preceding the maturity date.

Accordingly, if the price of our common stock decreases during this period, the amount and/or value of consideration you receive will be adversely affected. In addition, if the market price of our common stock at the end of such period is below the average volume-weighted average price of our common stock during such period, the value of any shares of our common stock that you will receive in satisfaction of our conversion obligation will be less than the value used to determine the number of shares that you will receive.

If we elect to satisfy our conversion obligation solely in shares of our common stock upon conversion of the notes, we will be required to deliver the shares of our common stock, together with cash for any fractional share, on the second business day following the relevant conversion date. Accordingly, if the price of our common stock decreases during this period, the value of the shares that you receive will be adversely affected and would be less than the conversion value of the notes on the conversion date.

The notes are not protected by restrictive covenants.

The indenture governing the notes does not contain any financial or operating covenants or restrictions on the payments of dividends, the incurrence of indebtedness or the issuance or repurchase of securities by us or any of our subsidiaries. The indenture contains no covenants or other provisions to afford protection to holders of the notes in the event of a fundamental change or other corporate transaction involving us except to the extent described under "Description of notes—Fundamental change permits holders to require us to repurchase notes," "Description of notes—Conversion rights—Increase in conversion rate upon conversion upon a make-whole fundamental change" and "Description of notes—Consolidation, merger and sale of assets."

The increase in the conversion rate for notes converted in connection with a make-whole fundamental change may not adequately compensate you for any lost value of your notes as a result of such transaction.

If a make-whole fundamental change occurs prior to the maturity date, under certain circumstances, we will increase the conversion rate by a number of additional shares of our common stock for notes converted in connection with such make-whole fundamental change. The increase in the conversion rate will be determined based on the date on which the specified corporate transaction becomes effective and the price paid (or deemed to be paid) per share of our common stock in such transaction, as described below under "Description of notes—Conversion rights—Increase in conversion rate upon conversion upon a make-whole fundamental change." The increase in the conversion rate for notes converted in connection with a make-whole fundamental change may not adequately compensate you for any lost value of your notes as a result of such transaction. In addition, if the price of our common stock in the transaction is greater than $              per share or less than $              per share (in each case, subject to adjustment), no additional shares will be added to the conversion rate. Moreover, in no event will the conversion rate per $1,000 principal amount of notes as a result of this adjustment exceed                           shares of common stock, subject to adjustment in the same manner as the conversion rate as set forth under "Description of notes—Conversion rights—Conversion rate adjustments."

Our obligation to increase the conversion rate for notes converted in connection with a make-whole fundamental change could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.

The conversion rate of the notes may not be adjusted for all dilutive events.

The conversion rate of the notes is subject to adjustment for certain events, including, but not limited to, the issuance of certain stock dividends on our common stock, the issuance of certain rights or warrants, subdivisions, combinations, distributions of capital stock, indebtedness, or assets, cash dividends and certain issuer tender or exchange offers as described under "Description of notes—Conversion rights—Conversion rate adjustments." However, the conversion rate will not be adjusted for other events, such as a third-party tender or exchange offer or an issuance of common stock for cash, that may adversely affect the trading price of the notes or our common stock. An event that adversely affects the value of the notes may occur, and that event may not result in an adjustment to the conversion rate.

Some significant restructuring transactions and significant changes in the composition of our board may not constitute a fundamental change, in which case we would not be obligated to offer to repurchase the notes.

Upon the occurrence of a fundamental change, you have the right to require us to repurchase your notes. However, the fundamental change provisions will not afford protection to holders of notes in the event of other transactions that could adversely affect the notes. For example, transactions such as leveraged recapitalizations, refinancings, restructurings, or acquisitions initiated by us may not constitute a fundamental change requiring us to repurchase the notes. In the event of any such transaction, the holders would not have the right to require us to repurchase the notes, even though each of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting the holders of notes.

In addition, certain circumstances involving a significant change in the composition of our board may not constitute a fundamental change. In the event of any such significant change in the composition of our board, the holders would not have the right to require us to repurchase the notes and would not be entitled to an increase in the conversion rate upon conversion as described under "Description of notes—Conversion rights—Increase in conversion rate upon conversion upon a make-whole fundamental change."

The fundamental change repurchase feature of the notes may delay or prevent an otherwise beneficial attempt to take over our company.

The terms of the notes require us to repurchase the notes for cash at the option of the holder in the event of a fundamental change and in certain circumstances require us to increase the conversion rate for conversions in connection with a make-whole fundamental change. A takeover of our company may trigger an option of the holders of the notes to require us to repurchase the notes. These features may have the effect of delaying or preventing a takeover of our company that would otherwise be beneficial to investors in the notes.

We cannot assure you that an active trading market will develop for the notes.

Prior to this offering, there has been no trading market for the notes, and we do not intend to apply to list the notes on any securities exchange or to arrange for quotation on any automated dealer quotation system. We have been informed by the underwriters that they intend to make a market in the notes after the offering is completed. However, the underwriters may cease their market-making at any time without notice. In addition, the liquidity of the trading market in the notes, and the market price quoted for the notes, may be adversely affected by changes in the overall market for this type of security and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, we cannot assure you that an active trading market will develop for the notes. If an active trading market does not develop or is not maintained, the market price and liquidity of the notes may be adversely affected. In that case you may not be able to sell your notes at a particular time or you may not be able to sell your notes at a favorable price.

Any adverse rating of the notes may cause their trading price to fall.

We do not intend to seek a rating on the notes. However, if a rating service were to rate the notes and if such rating service were to lower its rating on the notes below the rating initially assigned to the notes or otherwise announces its intention to put the notes on credit watch, the trading price of the notes could decline.

We may elect to deliver cash or a combination of cash and shares of our common stock upon conversion. Therefore, you may receive no shares of our common stock or fewer shares than the number into which your notes are convertible.

Because we have the right to elect cash settlement or combination settlement, upon conversion, you may not receive any shares of our common stock or you may receive fewer shares of our common stock relative to the conversion value of the notes than you would have received if we had elected physical settlement. In addition, in the event of our bankruptcy, insolvency or certain similar proceedings during the observation period, there is a risk that a bankruptcy court may decide your claim to receive such cash and/or shares of our common stock could be subordinated further to the claims of our other creditors or treated as an equity interest in bankruptcy.

Conversion of the notes may dilute the ownership interest of existing shareholders, including holders who had previously converted their notes.

To the extent we issue shares of our common stock upon conversion of the notes, the conversion of some or all of the notes will dilute the ownership interests of existing shareholders. Any sales in the public market of shares of our common stock issuable upon such conversion of the notes could adversely affect prevailing market prices of our common stock.

You may be subject to tax if we make or fail to make certain adjustments to the conversion rate of the notes even though you do not receive a corresponding cash distribution.

The conversion rate of the notes is subject to adjustment in certain circumstances, including the payment of certain cash dividends. If the conversion rate is adjusted as a result of a distribution that is taxable to our common stockholders, such as a cash dividend, you may be deemed to have received a dividend subject to U.S. federal income tax without the receipt of any cash. In addition, a failure to adjust (or to adjust adequately) the conversion rate after an event that increases your proportionate interest in us could be treated as a deemed taxable dividend to you. If a make-whole fundamental change occurs prior to the maturity date, under some circumstances, we will increase the conversion rate for notes converted in connection with the make-whole fundamental change. Such increase may also be treated as a distribution subject to U.S. federal income tax as a dividend. See "Additional U.S. federal income tax considerations." In general, if you are a Non-U.S. Holder (as defined in "Additional U.S. federal income tax considerations"), any deemed dividend would be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable treaty, which may be set off against subsequent payments on the notes. See "Additional U.S. federal income tax considerations."

Risks related to ownership of our common stock

The price of our common stock may be volatile.

The trading price of our common stock may be highly volatile and could be subject to fluctuations in response to a number of factors beyond our control. Some of these factors are:

•
the general reputation of REITs and the attractiveness of our equity securities in comparison to other equity securities, including securities issued by other real estate-based companies;

•
our financial performance; and

•
general stock and bond market conditions.

The market value of our stock is based primarily upon the market's perception of our growth potential and our current and potential future earnings and dividends. Consequently, our stock may trade at prices that are higher or lower than our book value per share of stock. If our future earnings or dividends are less than expected, it is likely that the market price of our stock will diminish.

Conversion of the notes may dilute the ownership interest of existing shareholders, including holders who had previously converted their notes.

To the extent we issue shares of our common stock upon conversion of the notes, the conversion of some or all of the notes will dilute the ownership interests of existing shareholders. Any sales in the public market of shares of our common stock issuable upon such conversion of the notes could adversely affect prevailing market prices of our common stock.

Certain of our warehouse facilities may limit our ability to pay distributions to our common stockholders.

Certain of our warehouse facilities prohibit us from making distributions to our stockholders, or redeeming or otherwise repurchasing shares of our capital stock, including our common stock, after the occurrence and during the continuance of an event of default, except in limited circumstances including as necessary to enable us to maintain our qualification as a REIT. Consequently, after the occurrence and during the continuance of an event of default under these facilities, we may not be able to pay dividends to the holders of our common stock.

In addition, in the event of a default under certain of our warehouse facilities, we may be unable to borrow under such facilities and any amounts we have borrowed thereunder could become immediately due and payable. The agreements governing our future debt instruments may also include restrictions on our ability to pay dividends to holders of our common stock.

Future offerings of debt, which would be senior to our common stock upon liquidation, and/or preferred equity securities, which may be senior to our common stock for purposes of dividend distributions or upon liquidation, may adversely affect the market price of our common stock.

In the future, we may attempt to increase our capital resources by making offerings of debt or preferred equity securities, including senior or subordinated notes, trust preferred securities and preferred stock, and entering into new loan agreements. Upon liquidation, holders of our debt securities and shares of preferred stock and lenders with respect to other borrowings will receive distributions of our available assets prior to the holders of our common stock. Additional equity and equity-linked offerings may dilute the holdings of our existing stockholders or reduce the market price of our common stock, or both. Holders of our common stock are not entitled to preemptive rights or other protections against dilution. Holders of our 8.25% Series A Cumulative Redeemable Preferred Stock, 7.75% Series B Cumulative Redeemable Preferred Stock, 8.50% Series C Cumulative Redeemable Preferred Stock and Special Voting Preferred Stock have a preference on liquidating distributions and/or a preference on dividend payments that could limit our ability to pay a dividend or make another distribution to the holders of our common stock. Because our decision to issue securities in any future offering and to enter into new loan agreements will depend on market conditions and other factors, many of which are beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings or borrowings. Thus, our stockholders bear the risk of our future offerings or loan arrangements reducing the market price of our common stock, reducing our assets available to them upon our liquidation and diluting their stock holdings in us.

Use of proceeds

We estimate that the net proceeds of this offering will be approximately $               million (or approximately $               million if the underwriters' over-allotment option is exercised in full), after deducting the underwriters' discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds of this offering to make investments relating to our business and for general corporate purposes. We may also use a portion of the net proceeds from this offering to repay certain of our indebtedness; however, we have no current commitments or obligations to do so. Pending application of the net proceeds as described above, we intend to invest the proceeds in interest-bearing accounts and short-term interest-bearing securities that are consistent with our qualification as a REIT.

Capitalization

The following table sets forth our capitalization as of September 30, 2017, on an actual basis and an as adjusted basis to give effect to our sale of the notes in this offering and the application of the estimated net proceeds as described under "Use of proceeds." You should read this table in conjunction with our consolidated financial statements and the related notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2017.

	As of September 30, 2017
	Actual	As adjusted

Debt(a)	$2,008,444,941	$2,008,444,941
% Convertible Senior Notes Due 2020 offered hereby(b)	—	125,000,000	(b)(c)
Stockholders' Equity:
Arbor Realty Trust, Inc. stockholders' equity:
Preferred stock, cumulative, redeemable, $0.01 par value per share: 100,000,000 shares authorized; special voting preferred shares; 21,230,769 shares issued and outstanding; 8.25% Series A, $38,787,500 aggregate liquidation preference; 1,551,500 shares issued and outstanding; 7.75% Series B, $31,500,000 aggregate liquidation preference; 1,260,000 shares issued and outstanding; 8.50% Series C, $22,500,000 aggregate liquidation preference; 900,000 shares issued and outstanding	89,508,213	89,508,213
Common stock, $0.01 par value per share: 500,000,000 shares authorized; 61,702,628 shares issued and outstanding	617,026	617,026
Additional paid-in capital	702,240,622	702,240,622	(b)
Accumulated deficit	(112,069,714)	(112,069,714)
Accumulated other comprehensive income	205,761	205,761

Total Arbor Realty Trust, Inc. stockholders' equity	680,501,908	680,501,908
Noncontrolling interest	165,241,301	165,241,301

Total equity	845,743,209	845,743,209

Total capitalization	$2,854,188,150	$2,979,188,150

(a)    Excludes amounts due to related parties, amounts due to borrowers, allowance for loss-sharing obligations and certain other liabilities, as set forth in our public filings. Also excludes the notes offered hereby.

(b)   In accordance with ASC 470-20, convertible debt that may be wholly or partially settled in cash is required to be separated into a liability and an equity component, such that interest expense reflects the issuer's nonconvertible debt interest rate. Upon issuance, a debt discount is recognized as a decrease in debt and an increase in equity. The debt component accretes up to the principal amount over the expected term of the debt. ASC 470-20 does not affect the actual amount that we are required to repay, and the amount shown in the table above for the notes, is the aggregate principal amount of the notes, without reflecting the debt discount or fees and expenses that we are required to recognize or the increase in additional paid-in capital.

(c)    Assumes no exercise of the underwriters' option to purchase up to an additional $18,750,000 principal amount of the notes.

Ratio of earnings to fixed charges

The following table sets forth our ratio of earnings to fixed charges for each of the periods presented on an actual basis. The ratio of earnings to fixed charges was computed by dividing earnings by our fixed charges. For purposes of calculating this ratio, (i) earnings represent "Net income (loss) from continuing operations" from our consolidated statements of operations, as adjusted for fixed charges and loss (income) and (income) loss and distributions from equity affiliates, and (ii) fixed charges represent "Interest expense" from our consolidated statements of operations as adjusted for capitalized interest. The ratios are based solely on historical financial information.

	Nine months ended September 30, 2017	Year ended December 31,
		2016	2015	2014	2013	2012(1)

Ratio of earnings to fixed charges	2.3x	2.0x	1.9x	3.1x	1.5x	1.4x

Description of notes

We will issue the notes under a base indenture dated as of May 12, 2014 between us and U.S. Bank National Association (the "trustee"), as supplemented by a third supplemental indenture with respect to the notes. In this section, we refer to the base indenture (the "base indenture"), as supplemented by such supplemental indenture (the "supplemental indenture"), collectively as the "indenture." This description of the notes supplements and, to the extent it is inconsistent, replaces the description of the general provisions of the notes and the base indenture in the accompanying prospectus. The terms of the notes include those expressly set forth in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

You may request a copy of the indenture from us as described under "Where you can find more information."

The following description is a summary of the material provisions of the notes and the indenture and does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the notes and the indenture, including the definitions of certain terms used in the indenture. We urge you to read these documents because they, and not this description, define your rights as a holder of the notes.

For purposes of this description, references to "we," "our" and "us" refer only to Arbor Realty Trust, Inc. and not to any of its subsidiaries.

General

The notes will:

•
be our general unsecured, senior obligations;

•
initially be limited to an aggregate principal amount of $125.0 million (or $143.75 million if the underwriters' over-allotment option is exercised in full);

•
bear cash interest from November      , 2017 at an annual rate of         % payable semiannually in arrears on May 15 and November 15 of each year, beginning on May 15, 2018;

•
not be redeemable prior to maturity;

•
be subject to repurchase by us at the option of the holders following a fundamental change (as defined below under "—Fundamental change permits holders to require us to repurchase notes"), at a fundamental change repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date;

•
mature on November 15, 2020, unless earlier converted or repurchased;

•
be issued in minimum denominations of $1,000 and multiples of $1,000; and

•
be represented by one or more registered notes in global form, but in certain limited circumstances may be represented by notes in definitive form. See "Book-entry, settlement and clearance."

Subject to satisfaction of certain conditions and during the periods described below, the notes may be converted at an initial conversion rate of                  shares of common stock per $1,000 principal amount

of notes (equivalent to an initial conversion price of approximately $              per share of common stock). The conversion rate is subject to adjustment if certain events occur.

We will settle conversions of notes by paying or delivering, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, as described under "—Conversion rights—Settlement upon conversion." You will not receive any separate cash payment for interest, if any, accrued and unpaid to the conversion date except under the limited circumstances described below.

The indenture does not limit the amount of debt that may be issued by us or our subsidiaries under the indenture or otherwise. The indenture does not contain any financial covenants and does not restrict us from paying dividends or issuing or repurchasing our other securities. Other than restrictions described under "—Fundamental change permits holders to require us to repurchase notes" and "—Consolidation, merger and sale of assets" below and except for the provisions set forth under "—Conversion rights—Increase in conversion rate upon conversion upon a make-whole fundamental change," the indenture does not contain any covenants or other provisions designed to afford holders of the notes protection in the event of a highly leveraged transaction involving us or in the event of a decline in our credit rating as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect such holders.

We may, without the consent of the holders, reopen the indenture for the notes and issue additional notes under the indenture with the same terms as the notes offered hereby (other than differences in the issue price and interest accrued prior to the issue date of such additional notes) in an unlimited aggregate principal amount; provided that if any such additional notes are not fungible with the notes initially offered hereby for U.S. federal income tax purposes, such additional notes will have a separate CUSIP number.

We do not intend to list the notes on any securities exchange or any automated dealer quotation system.

Except to the extent the context otherwise requires, we use the term "notes" in this prospectus supplement to refer to each $1,000 principal amount of notes. We use the term "common stock" in this prospectus supplement to refer to our common stock, $0.01 par value per share. References in this prospectus supplement to a "holder" or "holders" of notes that are held through DTC are references to owners of beneficial interests in such notes, unless the context otherwise requires. However, we and the trustee will treat the person in whose name the notes are registered (Cede & Co., in the case of notes held through DTC) as the owner of such notes for all purposes. References herein to the "close of business" refer to 5:00 P.M., New York City time, and to the "open of business" refer to 9:00 A.M., New York City time.

Purchase and cancellation

We will cause all notes surrendered for payment, repurchase (including as described below), registration of transfer or exchange or conversion, if surrendered to any person other than the trustee (including any of our agents, subsidiaries or affiliates), to be delivered to the trustee for cancellation. All notes delivered to the trustee shall be cancelled promptly by the trustee. No notes shall be authenticated in exchange for any notes cancelled as provided in the indenture.

We may, to the extent permitted by law, and directly or indirectly (regardless of whether such notes are surrendered to us), repurchase notes in the open market or otherwise, whether by us or our subsidiaries or through a private or public tender or exchange offer or through counterparties pursuant to private agreements, including by cash-settled swaps or other derivatives. We will cause any notes so repurchased

(other than notes repurchased pursuant to cash-settled swaps or other derivatives) to be surrendered to the trustee for cancellation, and they will no longer be considered "outstanding" under the indenture upon their repurchase.

Payments on the notes; paying agent and registrar; transfer and exchange

We will pay the principal of, and interest on, notes in global form registered in the name of or held by The Depository Trust Company ("DTC") or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global note.

We will pay the principal of any certificated notes at the office or agency designated by us for that purpose. We have initially designated the trustee as our paying agent and registrar and its agency in New York, New York as a place where notes may be presented for payment or for registration of transfer. We may, however, change the paying agent or registrar without prior notice to the holders of the notes, and we may act as paying agent or registrar. Interest on certificated notes will be payable (i) to holders having an aggregate principal amount of $5,000,000 or less, by check mailed to the holders of these notes and (ii) to holders having an aggregate principal amount of more than $5,000,000, either by check mailed to each holder or, upon application by such a holder to the registrar not later than the relevant regular record date, by wire transfer in immediately available funds to that holder's account within the United States, which application shall remain in effect until the holder notifies, in writing, the registrar to the contrary.

A holder of notes may transfer or exchange notes at the office of the registrar in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by us, the trustee or the registrar for any registration of transfer or exchange of notes, but we may require a holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the indenture. We are not required to transfer or exchange any note surrendered for conversion or required repurchase.

The registered holder of a note will be treated as its owner for all purposes.

Interest

The notes will bear cash interest at a rate of         % per year until maturity. Interest on the notes will accrue from November      , 2017 or from the most recent date on which interest has been paid or duly provided for. Interest will be payable semiannually in arrears on May 15 and November 15 of each year, beginning on May 15, 2018.

Interest will be paid to the person in whose name a note is registered at the close of business on May 1 or November 1, as the case may be, immediately preceding the relevant interest payment date (each, a "regular record date"). Interest on the notes will be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of the number of days actually elapsed in a 30-day month.

If any interest payment date, the maturity date or any earlier required repurchase date upon a fundamental change of a note falls on a day that is not a business day, the required payment will be made on the next succeeding business day and no interest on such payment will accrue in respect of the delay. The term "business day" means, with respect to any note, any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

Unless the context otherwise requires, all references to interest in this prospectus supplement include additional interest, if any, payable at our election as the sole remedy relating to the failure to comply with our reporting obligations as described under "—Events of default."

Ranking

The notes will be our general unsecured obligations that rank senior in right of payment to all of our indebtedness that is expressly subordinated in right of payment to the notes. The notes will rank equal in right of payment with all of our liabilities that are not so subordinated (including our 6.50% Convertible Senior Notes due 2019). The notes will effectively rank junior to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure secured debt will be available to pay obligations on the notes only after all indebtedness under such secured debt has been repaid in full from such assets. The notes will rank structurally junior to all indebtedness and other liabilities of our subsidiaries (including trade payables). We advise you that there may not be sufficient assets remaining to pay amounts due on any or all the notes then outstanding.

As of September 30, 2017, our total consolidated indebtedness was approximately $2.0 billion, of which an aggregate of $1.87 billion was senior indebtedness and an aggregate of $1.63 billion was secured indebtedness. As of September 30, 2017, our subsidiaries had $1.83 billion of indebtedness and other liabilities (including trade payables) to which the notes would have been structurally subordinated. After giving effect to the issuance of the notes (assuming no exercise of the underwriters' option to purchase additional notes) and the use of proceeds therefrom, our total consolidated indebtedness would have been approximately $2.13 billion.

The ability of our subsidiaries to pay dividends and make other payments to us is restricted by, among other things, applicable corporate and other laws and regulations as well as agreements to which our subsidiaries may become a party. We may not be able to pay the cash portions of any settlement amount upon conversion of the notes, or to pay cash for the fundamental change repurchase price upon a fundamental change if a holder requires us to repurchase notes as described below. See "Risk factors—Risks related to the notes—We may not have the ability to raise the funds necessary to settle conversions of the notes or to repurchase the notes upon a fundamental change, and our future debt may contain limitations on our ability to pay cash upon conversion or repurchase of the notes."

Ownership limit

Our charter contains restrictions on the number of shares of our common stock that a person may own, among other reasons, in order to protect our status as a REIT for U.S. federal income tax purposes. No person or entity may acquire or hold, directly or indirectly through application of constructive ownership rules, in excess of 5.0% in value or number, whichever is more restrictive, of our outstanding common stock, or of our outstanding capital stock, unless they receive an exemption from our board of directors. Accordingly, notwithstanding any other provision of the notes, no holder of notes will be entitled to receive shares of common stock following conversion of such notes to the extent that receipt of such shares of common stock would cause such holder (after application of certain constructive ownership rules) to exceed the ownership limitations contained in our charter.

If any delivery of shares of our common stock owed to a holder upon conversion of notes is not made, in whole or in part, as a result of the limitations described above, our obligation to make such delivery shall not be extinguished and we shall deliver such shares as promptly as practicable after any such converting holder gives notice to us that such delivery would not result in it exceeding the ownership limitations in our charter.

No redemption

We may not redeem the notes prior to the maturity date, and no "sinking fund" is provided for the notes, which means that we are not required to redeem or retire the notes periodically.

Conversion rights

General

Prior to the close of business on the business day immediately preceding August 15, 2020, the notes will be convertible only upon satisfaction of one or more of the conditions described under the headings "—Conversion upon satisfaction of sale price condition," "—Conversion upon satisfaction of trading price condition," and "—Conversion upon specified corporate events." On or after August 15, 2020 until the close of business on the business day immediately preceding the maturity date, holders may convert all or any portion of their notes at the conversion rate at any time irrespective of the foregoing conditions.

The conversion rate will initially be                  shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $              per share of common stock). Upon conversion of a note, we will satisfy our conversion obligation by paying or delivering, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, all as set forth below under "—Settlement upon conversion." If we satisfy our conversion obligation solely in cash or through payment and delivery, as the case may be, of a combination of cash and shares of our common stock, the amount of cash and shares of common stock, if any, due upon conversion will be based on a daily conversion value (as defined below) calculated on a proportionate basis for each trading day in a 40 trading day observation period (as defined below under "—Settlement upon conversion"). The trustee will initially act as the conversion agent.

A holder may convert fewer than all of such holder's notes so long as the notes converted are a multiple of $1,000 principal amount.

Upon conversion, you will not receive any separate cash payment for accrued and unpaid interest, if any, except as described below, and we will not adjust the conversion rate to account for any such accrued and unpaid interest. We will not issue fractional shares of our common stock upon conversion of notes. Instead, we will pay cash in lieu of delivering any fractional share as described under "—Settlement upon conversion." Our payment and delivery, as the case may be, to you of the cash, shares of our common stock or a combination thereof, as the case may be, into which a note is convertible will be deemed to satisfy in full our obligation to pay:

•
the principal amount of the note; and

•
accrued and unpaid interest, if any, to, but not including, the relevant conversion date.

As a result, accrued and unpaid interest, if any, to, but not including, the relevant conversion date will be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon a conversion of notes into a combination of cash and shares of our common stock, accrued and unpaid interest will be deemed to be paid first out of the cash paid upon such conversion.

Notwithstanding the immediately preceding paragraph, if notes are converted after 5:00 p.m., New York City time, on a regular record date for the payment of interest, holders of such notes at 5:00 p.m., New

York City time, on such regular record date will receive the full amount of interest payable on such notes on the corresponding interest payment date notwithstanding the conversion. Notes surrendered for conversion during the period from 5:00 p.m., New York City time, on any regular record date to 9:00 a.m., New York City time, on the immediately following interest payment date must be accompanied by funds equal to the amount of interest payable on the notes so converted; provided that no such payment need be made:

•
for conversions following the regular record date immediately preceding the maturity date;

•
if we have specified a fundamental change repurchase date that is after a regular record date and on or prior to the business day immediately following the corresponding interest payment date; or

•
to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such note.

Therefore, for the avoidance of doubt, all record holders on the regular record date immediately preceding the maturity date will receive the full interest payment due on the maturity date regardless of whether their notes have been converted following such regular record date.

If a holder converts notes, we will pay any documentary, stamp or similar issue or transfer tax due on any issuance of any shares of our common stock upon the conversion, unless the tax is due because the holder requests such shares to be issued in a name other than the holder's name, in which case the holder will pay that tax.

Holders may surrender their notes for conversion under the following circumstances only:

Conversion upon satisfaction of sale price condition

Prior to the close of business on the business day immediately preceding August 15, 2020, a holder may surrender all or any portion of its notes for conversion at any time during any calendar quarter commencing after the calendar quarter ending on March 31, 2018 (and only during such calendar quarter), if the last reported sale price of the common stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 110% of the conversion price on each applicable trading day.

The "last reported sale price" of our common stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which our common stock is traded. If our common stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the "last reported sale price" will be the last quoted bid price for our common stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If our common stock is not so quoted, the "last reported sale price" will be the average of the mid-point of the last bid and ask prices for our common stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose.

"Trading day" means a day on which (i) trading in our common stock (or other security for which a closing sale price must be determined) generally occurs on The New York Stock Exchange or, if our common stock (or such other security) is not then listed on The New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which our common stock (or such other security) is then listed or, if our common stock (or such other security) is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock (or such other security) is then traded, and (ii) a last reported sale price for our common stock (or closing sale price for such other security) is available on such securities exchange or market. If our common stock (or such other security) is not so listed or traded, "trading day" means a "business day."

Conversion upon satisfaction of trading price condition

Prior to the close of business on the business day immediately preceding August 15, 2020, a holder of notes may surrender all or any portion of its notes for conversion at any time during the five business day period after any five consecutive trading day period (the "measurement period") in which the "trading price" per $1,000 principal amount of notes, as determined following a request by a holder of notes in accordance with the procedures described below, for each trading day of the measurement period was less than 98% of the product of the last reported sale price of our common stock and the conversion rate on each such trading day.

The "trading price" of the notes on any date of determination means the average of the secondary market bid quotations obtained by the bid solicitation agent for $1,000,000 principal amount of notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers we select for this purpose; provided that if three such bids cannot reasonably be obtained by the bid solicitation agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the bid solicitation agent, that one bid shall be used. If the bid solicitation agent cannot reasonably obtain at least one bid for $1,000,000 principal amount of notes from a nationally recognized securities dealer, then the trading price per $1,000 principal amount of notes will be deemed to be less than 98% of the product of the last reported sale price of our common stock and the conversion rate. If (x) we are not acting as bid solicitation agent, and we do not, when we are required to, instruct the bid solicitation agent to obtain bids, or if we give such instruction to the bid solicitation agent, and the bid solicitation agent fails to make such determination, or (y) we are acting as bid solicitation agent and we fail to make such determination, then, in either case, the trading price per $1,000 principal amount of notes will be deemed to be less than 98% of the product of the last reported sale price of our common stock and the conversion rate on each trading day of such failure.

The bid solicitation agent (if other than us) shall have no obligation to determine the trading price per $1,000 principal amount of notes unless we have requested such determination; and we shall have no obligation to make such request (or, if we are acting as bid solicitation agent, we shall have no obligation to determine the trading price) unless a holder of a note provides us with reasonable evidence that the trading price per $1,000 principal amount of notes would be less than 98% of the product of the last reported sale price of our common stock and the conversion rate. At such time, we shall instruct the bid solicitation agent (if other than us) to determine, or if we are acting as bid solicitation agent, we shall determine, the trading price per $1,000 principal amount of notes beginning on the next trading day and on each successive trading day until the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the last reported sale price of our common stock and the conversion rate. If the trading price condition has been met, we will so notify the holders, the trustee and the conversion agent (if other than the trustee). If, at any time after the trading price condition has been met, the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the last reported sale price of our common stock and the conversion rate for such date, we will so notify the holders, the trustee and the conversion agent (if other than the trustee).

We will initially act as the bid solicitation agent.

Conversion upon specified corporate events

Certain distributions

If, prior to the close of business on the business day immediately preceding August 15, 2020, we elect to:

•
issue to all or substantially all holders of our common stock any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of our common stock at a price per share that is less than the average of the last reported sale prices of our common stock for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance; or

•
distribute to all or substantially all holders of our common stock our assets, securities or rights to purchase our securities, which distribution has a per share value, as reasonably determined by our board of directors or a committee thereof, exceeding 10% of the last reported sale price of our common stock on the trading day preceding the date of announcement for such distribution, then, in either case, we must notify the holders of the notes at least 50 scheduled trading days prior to the ex-dividend date for such issuance or distribution. Once we have given such notice, holders may surrender all or any portion of their notes for conversion at any time until the earlier of 5:00 p.m., New York City time, on the business day immediately preceding the ex-dividend date for such issuance or distribution and our announcement that such issuance or distribution will not take place, even if the notes are not otherwise convertible at such time. Holders of the notes will not, however, have the right to convert pursuant to the above if they participate, at the same time and upon the same terms, as holders of our common stock in any of the transactions described above without having to convert their notes as if they held a number of shares of common stock equal to the applicable conversion rate multiplied by the principal amount (expressed in thousands) of notes held by such holder.

Certain corporate events

If a transaction or event that constitutes a "fundamental change" (as defined under "—Fundamental change permits holders to require us to repurchase notes") or a "make-whole fundamental change" (as defined under "—Increase in conversion rate upon conversion upon a make-whole fundamental change") occurs prior to the close of business on the business day immediately preceding August 15, 2020, regardless of whether a holder has the right to require us to repurchase the notes as described under "—Fundamental change permits holders to require us to repurchase notes," or if we are a party to a consolidation, merger, binding share exchange, or transfer or lease of all or substantially all of our assets (other than a merger effected solely to change our jurisdiction of incorporation that does not otherwise constitute a fundamental change or a make-whole fundamental change), in each case, pursuant to which our common stock would be converted into cash, securities or other assets, all or any portion of a holder's notes may be surrendered for conversion at any time from or after the effective date of the transaction until 35 trading days after such effective date or, if such transaction also constitutes a fundamental change, until the related fundamental change repurchase date. We will notify holders, the trustee and the conversion agent (if other than the trustee) no later than the effective date of such transaction.

Conversions on or after August 15, 2020

On or after August 15, 2020, a holder may convert all or any portion of its notes at any time prior to the close of business on the business day immediately preceding the maturity date regardless of the foregoing conditions.

Conversion procedures

If you hold a beneficial interest in a global note, to convert you must comply with DTC's procedures for converting a beneficial interest in a global note and, if required, pay funds equal to interest payable on the next interest payment date to which you are not entitled. As such, if you are a beneficial owner of the notes, you must allow for sufficient time to comply with DTC's procedures if you wish to exercise your conversion rights.

If you hold a certificated note, to convert you must:

•
complete and manually sign the conversion notice on the back of the note, or a facsimile of the conversion notice;

•
deliver the conversion notice, which is irrevocable, and the note to the conversion agent;

•
if required, furnish appropriate endorsements and transfer documents; and

•
if required, pay funds equal to interest payable on the next interest payment date to which you are not entitled.

We refer to the date you comply with the relevant procedures for conversion described above as the "conversion date."

If a holder has already delivered a repurchase notice as described under "—Fundamental change permits holders to require us to repurchase notes" with respect to a note, the holder may not surrender that note for conversion until the holder has withdrawn the repurchase notice in accordance with the relevant provisions of the indenture. If a holder submits its notes for required repurchase, the holder's right to withdraw the repurchase notice and convert the notes that are subject to repurchase will terminate at the close of business on the business day immediately preceding the relevant fundamental change repurchase date.

Settlement upon conversion

Upon conversion, we may choose to pay or deliver, as the case may be, either cash ("cash settlement"), shares of our common stock ("physical settlement") or a combination of cash and shares of our common stock ("combination settlement"), as described below. We refer to each of these settlement methods as a "settlement method."

All conversions for which the relevant conversion date occurs on or after August 15, 2020 will be settled using the same settlement method. Except for any conversions for which the relevant conversion date occurs on or after August 15, 2020, we will use the same settlement method for all conversions with the same conversion date, but we will not have any obligation to use the same settlement method with respect to conversions with different conversion dates. That is, we may choose for notes converted on one conversion date to settle conversions in physical settlement, and choose for notes converted on another conversion date cash settlement or combination settlement.

If we elect a settlement method, we will inform holders so converting through the trustee of the settlement method we have selected no later than the close of business on the trading day immediately following the related conversion date (or in the case of any conversions for which the relevant conversion date occurs on or after August 15, 2020, no later than August 15, 2020). If we do not timely elect a settlement method with respect to conversions on a conversion date, we will no longer have the right to elect cash settlement or physical settlement with respect to any conversions on such conversion date or during such period and we will be deemed to have elected combination settlement in respect of our conversion obligation, as described below, and the specified dollar amount (as defined below) per $1,000 principal amount of notes will be equal to $1,000. If we elect combination settlement, but we do not timely notify converting holders of the specified dollar amount per $1,000 principal amount of notes, such specified dollar amount will be deemed to be $1,000. It is our current intent and policy to settle conversions through combination settlement with a specified dollar amount per $1,000 principal amount of notes of $1,000.

Settlement amounts will be computed as follows:

•
if we elect physical settlement, we will deliver to the converting holder in respect of each $1,000 principal amount of notes being converted a number of shares of common stock equal to the conversion rate;

•
if we elect cash settlement, we will pay to the converting holder in respect of each $1,000 principal amount of notes being converted cash in an amount equal to the sum of the daily conversion values for each of the 40 consecutive trading days during the related observation period; and

•
if we elect (or are deemed to have elected) combination settlement, we will pay or deliver, as the case may be, to the converting holder in respect of each $1,000 principal amount of notes being converted a "settlement amount" equal to the sum of the daily settlement amounts for each of the 40 consecutive trading days during the related observation period.

The "daily settlement amount," for each of the 40 consecutive trading days during the observation period, shall consist of:

•
cash equal to the lesser of (i) the maximum cash amount per $1,000 principal amount of notes to be received upon conversion as specified in the notice specifying our chosen settlement method (the "specified dollar amount"), if any, divided by 40 (such quotient, the "daily measurement value") and (ii) the daily conversion value; and

•
if the daily conversion value exceeds the daily measurement value, a number of shares equal to (i) the difference between the daily conversion value and the daily measurement value, divided by (ii) the daily VWAP for such trading day.

The "daily conversion value" means, for each of the 40 consecutive trading days during the observation period, 2.5% of the product of (1) the conversion rate on such trading day and (2) the daily VWAP for such trading day.

The "daily VWAP" means, for each of the 40 consecutive trading days during the relevant observation period, the per share volume-weighted average price as displayed under the heading "Bloomberg VWAP" on Bloomberg page "ABR <equity> AQR" (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such trading day (or if such volume-weighted average price is unavailable, the market value of one share of our common stock on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us). The "daily VWAP" will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

The "observation period" with respect to any note surrendered for conversion means:

•
if the relevant conversion date occurs prior to August 15, 2020, the 40 consecutive trading day period beginning on, and including, the second trading day immediately succeeding such conversion date; and

•
if the relevant conversion date occurs on or after August 15, 2020, the 40 consecutive trading days beginning on, and including, the 41st scheduled trading day immediately preceding the maturity date.

For the purposes of determining amounts due upon conversion only, "trading day" means a day on which (i) there is no "market disruption event" (as defined below) and (ii) trading in our common stock generally occurs on The New York Stock Exchange or, if our common stock is not then listed on The New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock is then listed or admitted for trading. If our common stock is not so listed or admitted for trading, "trading day" means a "business day."

"Scheduled trading day" means a day that is scheduled to be a trading day on the principal U.S. national or regional securities exchange or market on which our common stock is listed or admitted for trading. If our common stock is not so listed or admitted for trading, "scheduled trading day" means a "business day."

For the purposes of determining amounts due upon conversion, "market disruption event" means (i) a failure by the primary U.S. national or regional securities exchange or market on which our common stock is listed or admitted for trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any scheduled trading day for our common stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in our common stock or in any options contracts or futures contracts relating to our common stock.

Except as described under "—Increase in conversion rate upon conversion upon a make-whole fundamental change" and "—Recapitalizations, reclassifications and changes of our common stock," we will deliver the consideration due in respect of conversion on the second business day immediately following the relevant conversion date, if we elect physical settlement, or on the second business day immediately following the last trading day of the relevant observation period, in the case of any other settlement method.

We will pay cash in lieu of delivering any fractional share of common stock issuable upon conversion based on the daily VWAP for the relevant conversion date (in the case of physical settlement) or based on the daily VWAP for the last trading day of the relevant observation period (in the case of combination settlement).

Each conversion will be deemed to have been effected as to any notes surrendered for conversion on the conversion date; provided, however, that the person in whose name any shares of our common stock shall be issuable upon such conversion will become the holder of record of such shares as of the close of business on the conversion date (in the case of physical settlement) or the last trading day of the relevant observation period (in the case of combination settlement).

Conversion rate adjustments

The conversion rate will be adjusted as described below, except that we will not make any adjustments to the conversion rate if holders of the notes participate (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of our common stock and solely as a result of holding the notes, in any of the transactions described below without having to convert their notes as if they held a number of shares of common stock equal to the conversion rate, multiplied by the principal amount (expressed in thousands) of notes held by such holder.

(1.)   If we exclusively issue shares of our common stock as a dividend or distribution on shares of our common stock, or if we effect a share split or share combination, the conversion rate will be adjusted based on the following formula:

where,

CR0
= the conversion rate in effect immediately prior to the open of business on the ex-dividend date of such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as applicable;

CR1
= the conversion rate in effect immediately after the open of business on such ex-dividend date or effective date;

OS0
= the number of shares of our common stock outstanding immediately prior to the open of business on such ex-dividend date or effective date; and

OS0
= the number of shares of our common stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this clause (1) shall become effective immediately after the open of business on the ex-dividend date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this clause (1) is declared but not so paid or made, the conversion rate shall be immediately readjusted, effective as of the date our board of directors or a committee thereof determines not to pay such dividend or distribution, to the conversion rate that would then be in effect if such dividend or distribution had not been declared.

(2.)   If we issue to all or substantially all holders of our common stock any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of our common stock at a price per share that is less than the average of the last reported sale prices of our common stock for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance, the conversion rate will be increased based on the following formula:

where,

CR0
= the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such issuance;

CR1
= the conversion rate in effect immediately after the open of business on such ex-dividend date;

OS0
= the number of shares of our common stock outstanding immediately prior to the open of business on such ex-dividend date;

X
=       the total number of shares of our common stock issuable pursuant to such rights, options or warrants; and

Y
= the number of shares of our common stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the last reported sale prices of our common stock over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this clause (2) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the ex-dividend date for such issuance. To the extent that shares of common stock are not delivered after the expiration of such rights, options or warrants, the conversion rate shall be decreased to the conversion rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of common stock actually delivered. If such rights, options or warrants are not so issued, or if no such rights, options or warrants are exercised prior to their expiration, the conversion rate shall be decreased to the conversion rate that would then be in effect if such ex-dividend date for such issuance had not occurred.

For the purpose of this clause (2) and for the purpose of the first bullet point under "—Conversion upon specified corporate events—Certain distributions," in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the common stock at less than such average of the last reported sale prices for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such shares of common stock, there shall be taken into account any consideration received by us for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by our board of directors or a committee thereof.

(3.)   If we distribute shares of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities, to all or substantially all holders of our common stock, excluding:

  •
  dividends, distributions or issuances as to which an adjustment was effected pursuant to clause (1) or (2) above;

  •
  dividends or distributions paid exclusively in cash as to which the provisions set forth in clause (4) below shall apply; and

  •
  spin-offs as to which the provisions set forth below in this clause (3) shall apply;

then the conversion rate will be increased based on the following formula:

where,

CR0
=       the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such distribution;

CR1
=       the conversion rate in effect immediately after the open of business on such ex-dividend date;

SP0
=        the average of the last reported sale prices of our common stock over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the ex-dividend date for such distribution; and

FMV
=    the fair market value (as determined by our board of directors or a committee thereof) of the shares of capital stock, evidences of indebtedness, assets, property, rights, options or warrants distributed with respect to each outstanding share of our common stock on the ex-dividend date for such distribution.

Any increase made under the portion of this clause (3) above will become effective immediately after the open of business on the ex-dividend date for such distribution. If such distribution is not so paid or made, the conversion rate shall be decreased to be the conversion rate that would then be in effect if such distribution had not been declared. Notwithstanding the foregoing, if "FMV" (as defined above) is equal to or greater than "SP0" (as defined above), in lieu of the foregoing increase, each holder of a note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of our common stock, the amount and kind of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities that such holder would have received if such holder owned a number of shares of common stock equal to the conversion rate in effect on the ex-dividend date for the distribution.

With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on our common stock of shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange, which we refer to as a "spin-off," the conversion rate will be increased based on the following formula:

where,

CR0
= the conversion rate in effect immediately prior to the end of the valuation period (as defined below);

CR1
= the conversion rate in effect immediately after the end of the valuation period;

FMV0
= the average of the last reported sale prices of the capital stock or similar equity interest distributed to holders of our common stock applicable to one share of our common stock (determined by reference to the definition of last reported sale price set forth under "—Conversion upon satisfaction of sale price condition" as if references therein to our common stock were to such capital stock or similar equity interest) over the first 10 consecutive trading day period after, and including, the ex-dividend date of the spin-off (the "valuation period"); and

MP0
= the average of the last reported sale prices of our common stock over the valuation period.

The increase to the conversion rate under the preceding paragraph will occur on the last trading day of the valuation period; provided that (x) in respect of any conversion of notes for which physical settlement is applicable, if the relevant conversion date occurs during the valuation period, the reference to "10" in the preceding paragraph shall be deemed replaced with such lesser number of trading days as have elapsed between the ex-dividend date for such spin-off and such conversion date in determining the conversion rate and (y) in respect of any conversion of notes for which cash settlement or combination settlement is applicable, for any trading day that falls within the relevant observation period for such conversion and within the valuation period, the reference to "10" in the preceding paragraph shall be deemed replaced with such lesser number of trading days as have elapsed between the ex-dividend date for such spin-off and such trading day in determining the conversion rate as of such trading day. In addition, if the ex-dividend date for such spin-off is after the 10th trading day immediately preceding, and including, the end of any observation period in respect of a conversion of notes, references to "10" or "10th" in the preceding paragraph and this paragraph shall be deemed to be replaced, solely in respect of that conversion, with such lesser number of trading days as have elapsed from, and including, the ex-dividend date for such spin-off to, and including, the last trading day of such observation period.

(4.)  If any cash dividend or distribution is made to all or substantially all holders of our common stock, other than a regular, quarterly cash dividend that does not exceed $0.19 per share (the "initial dividend threshold"), the conversion rate will be adjusted based on the following formula:

where,

CR0
= the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such dividend or distribution;

CR1
= the conversion rate in effect immediately after the open of business on the ex-dividend date for such dividend or distribution;

SP0
= the last reported sale price of our common stock on the trading day immediately preceding the ex-dividend date for such dividend or distribution; and

C
= the amount in cash per share we distribute to all or substantially all holders of our common stock; provided that in the case of a regular quarterly cash dividend, such amount shall only include the amount of such dividend or distribution in excess of the initial dividend threshold.

The initial dividend threshold is subject to adjustment in a manner inversely proportional to adjustments to the conversion rate; provided that no adjustment will be made to the initial dividend threshold for any adjustment to the conversion rate under this clause (4).

Any increase made under this clause (4) shall become effective immediately after the open of business on the ex-dividend date for such dividend or distribution. If such dividend or distribution is not so paid, the conversion rate shall be decreased, effective as of the date our board of directors or a committee thereof determines not to make or pay such dividend or distribution, to be the conversion rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if "C" (as defined above) is equal to or greater than "SP0" (as defined above), in lieu of the foregoing increase, each holder of a note shall receive, for each $1,000 principal amount of notes, at the same time and upon the same terms as holders of shares of our common stock, the amount of cash that such holder would have received if such holder owned a number of shares of our common stock equal to the conversion rate on the ex-dividend date for such cash dividend or distribution.

(5.)   If we or any of our subsidiaries make a payment in respect of a tender or exchange offer for our common stock, to the extent that the cash and value of any other consideration included in the payment per share of common stock exceeds the average of the last reported sale prices of our common stock over the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the conversion rate will be increased based on the following formula:

where,

CR0
= the conversion rate in effect immediately prior to the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires;

CR1
= the conversion rate in effect immediately after the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires;

AC=
the aggregate value of all cash and any other consideration (as determined by our board of directors or a committee thereof) paid or payable for shares purchased in such tender or exchange offer;

OS0
= the number of shares of our common stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer);

OS1
the number of shares of our common stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1
the average of the last reported sale prices of our common stock over the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the date such tender or exchange offer expires.

The increase to the conversion rate under the preceding paragraph will occur at the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires; provided that (x) in respect of any conversion of notes for which physical settlement is applicable, if the relevant conversion date occurs during the 10 trading days immediately following, and including, the trading day next succeeding the expiration date of any tender or exchange offer, references to "10" or "10th" in the preceding paragraph shall be deemed replaced with such lesser number of trading days as have elapsed between the expiration date of such tender or exchange offer and such conversion date in determining the conversion rate and (y) in respect of any conversion of notes for which cash settlement or combination settlement is applicable, for any trading day that falls within the relevant observation period for such conversion and within the 10 trading days immediately following, and including, the trading day next succeeding the expiration date of any tender or exchange offer, references to "10" or "10th" in the preceding paragraph shall be deemed replaced with such lesser number of trading days as have elapsed between the expiration date of such tender or exchange offer and such trading day in determining the conversion rate as of such trading day. In addition, if the trading day next succeeding the date such tender or exchange offer expires is after the 10th trading day immediately preceding, and including, the end of any observation period in respect of a conversion of notes, references to "10" or

"10th" in the preceding paragraph and this paragraph shall be deemed to be replaced, solely in respect of that conversion, with such lesser number of trading days as have elapsed from, and including, the trading day next succeeding the date such tender or exchange offer expires to, and including, the last trading day of such observation period.

Notwithstanding the foregoing, if a conversion rate adjustment becomes effective on any ex-dividend date as described above, and a holder that has converted its notes on or after such ex-dividend date and on or prior to the related record date would be treated as the record holder of shares of our common stock as of the related conversion date as described under "—Settlement upon conversion" based on an adjusted conversion rate for such ex-dividend date, then, notwithstanding the foregoing conversion rate adjustment provisions, the conversion rate adjustment relating to such ex-dividend date will not be made for such converting holder. Instead, such holder will be treated as if such holder were the record owner of the shares of our common stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

Except as stated herein, we will not adjust the conversion rate for the issuance of shares of our common stock or any securities convertible into or exchangeable for shares of our common stock or the right to purchase shares of our common stock or such convertible or exchangeable securities.

As used in this section, "ex-dividend date" means the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from us or, if applicable, from the seller of our common stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market, and "effective date" means the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

As used in this section, "record date" means, with respect to any dividend, distribution or other transaction or event in which the holders of our common stock (or other applicable security) have the right to receive any cash, securities or other property or in which our common stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of our common stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by our board of directors or a duly authorized committee thereof, statute, contract or otherwise).

Subject to the rules of the New York Stock Exchange, we are permitted to increase the conversion rate of the notes by any amount for a period of at least 20 business days if our board of directors or a committee thereof determines that such increase would be in our best interest. We may also (but are not required to) increase the conversion rate to avoid or diminish income tax to holders of our common stock or rights to purchase shares of our common stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.

A holder may, in some circumstances, including a distribution of cash dividends to holders of our shares of common stock, be deemed to have received a distribution subject to U.S. federal income tax as a result of an adjustment or the nonoccurrence of an adjustment to the conversion rate. For a discussion of the U.S. federal income tax treatment of an adjustment to the conversion rate, see "Additional U.S. federal income tax considerations."

If we have a rights plan in effect upon conversion of the notes into common stock, you will receive, in addition to any shares of common stock received in connection with such conversion, the rights under the rights plan. However, if, prior to any conversion, the rights have separated from the shares of common stock in accordance with the provisions of the applicable rights plan, the conversion rate will be adjusted at the time of separation as if we distributed to all or substantially all holders of our common stock, shares of our capital stock, evidences of indebtedness, assets, property, rights, options or warrants as described in clause (3) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

Notwithstanding any of the foregoing, the conversion rate will not be adjusted:

•
upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

•
upon the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries;

•
upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the notes were first issued;

•
upon the issuance of our common stock at a price below the conversion price or otherwise, other than any such issuance described in clauses (1), (2) or (3) above;

•
for a third-party tender offer by any party other than a tender offer by one or more of our subsidiaries as described in clause (5) above;

•
upon the repurchase of any shares of our common stock pursuant to an open market share purchase program or other buy-back transaction, including structured or derivative transactions, that is not a tender offer or exchange offer of the kind described under clause (5) above;

•
solely for a change in the par value of the common stock; or

•
for accrued and unpaid interest, if any.

Adjustments to the conversion rate will be calculated to the nearest 1/10,000th of a share.

If an adjustment to the conversion rate otherwise required by the provisions described above would result in a change of less than 1% to the conversion rate, then, notwithstanding the foregoing, we may, at our election, defer and carry forward such adjustment, except that all such deferred adjustments must be given effect immediately upon the earliest to occur of the following: (i) when all such deferred adjustments would result in an aggregate change of at least 1% to the conversion rate; (ii) the conversion date of, or any trading day of an observation period for, any note; (iii) the date a fundamental change or make-whole fundamental change occurs; and (iv) August 15, 2020.

Recapitalizations, reclassifications and changes of our common stock

In the case of:

•
any recapitalization, reclassification or change of our common stock (other than a change to the par value, or from par value to no par value, or changes resulting from a subdivision or combination);

•
any consolidation, merger or combination involving us;

•
any sale, lease or other transfer to a third party of the consolidated assets of ours and our subsidiaries substantially as an entirety; or

•
any statutory share exchange;

in each case, as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof), then, at and after the effective time of the transaction, the right to convert each $1,000 principal amount of notes will be changed into a right to convert such principal amount of notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of common stock equal to the conversion rate immediately prior to such transaction would have owned or been entitled to receive (the "reference property") upon such transaction. However, at and after the effective time of the transaction, (i) we will continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of notes, as set forth under "—Settlement upon conversion" and (ii)(x) any amount payable in cash upon conversion of the notes as set forth under "—Settlement upon conversion" will continue to be payable in cash, (y) any shares of our common stock that we would have been required to deliver upon conversion of the notes as set forth under "—Settlement upon conversion" will instead be deliverable in the amount and type of reference property that a holder of that number of shares of our common stock would have received in such transaction and (z) the daily VWAP will be calculated based on the value of a unit of reference property that a holder of one share of our common stock would have received in such transaction. If the transaction causes our common stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the reference property into which the notes will be convertible will be deemed to be (i) the weighted average of the types and amounts of consideration received by the holders of our common stock that affirmatively make such an election or (ii) if no holders of our common stock affirmatively make such an election, the types and amounts of consideration actually received by the holders of our common stock. We will notify holders, the trustee and the conversion agent (if other than the trustee) of the weighted average as soon as practicable after such determination is made. If the holders of our common stock receive only cash in such transaction, then for all conversions that occur after the effective date of such transaction (i) the consideration due upon conversion of each $1,000 principal amount of notes shall be solely cash in an amount equal to the conversion rate in effect on the conversion date (as may be increased as described under "—Increase in conversion rate upon conversion upon a make-whole fundamental change"), multiplied by the price paid per share of common stock in such transaction and (ii) we will satisfy our conversion obligation by paying cash to converting holders on the second business day immediately following the conversion date.

The supplemental indenture providing that the notes will be convertible into reference property will provide for anti-dilution and other adjustments that are as nearly equivalent as possible to the adjustments described under "—Conversion rate adjustments" above. If the reference property in respect of any such transaction includes shares of stock, securities or other property or assets of a company other than us or the successor or purchasing corporation, as the case may be, in such transaction, such other company will also execute such supplemental indenture, and such supplemental indenture will contain such additional provisions to protect the interests of the holders, including the right of holders to require us to repurchase their notes upon a fundamental change as described under "—Fundamental change permits holders to require us to repurchase notes" below, as the board of directors reasonably considers necessary by reason of the foregoing. We will agree in the indenture not to become a party to any such transaction unless its terms are consistent with the foregoing.

In connection with any adjustment to the conversion rate described above, we will also adjust the initial dividend threshold (as defined under "—Conversion rate adjustments") based on the number of shares of common stock comprising the reference property and (if applicable) the value of any non-stock consideration comprising the reference property. If the reference property is composed solely of non-stock consideration, the initial dividend threshold will be zero.

Adjustments of prices

Whenever any provision of the indenture requires us to calculate the last reported sale prices, the daily VWAPs, the daily conversion values or the daily settlement amounts over a span of multiple days (including an observation period and the "stock price" for purposes of a make-whole fundamental change), our board of directors or a committee thereof will make appropriate adjustments to each to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the ex-dividend date, effective date or expiration date of the event occurs, at any time during the period when the last reported sale prices, the daily VWAPs, the daily conversion values or the daily settlement amounts are to be calculated.

Increase in conversion rate upon conversion upon a make-whole fundamental change

If the "effective date" (as defined below) of a "fundamental change" (as defined below and determined after giving effect to any exceptions to or exclusions from such definition, but without regard to the proviso in clause (2) of the definition thereof, a "make-whole fundamental change") occurs prior to the maturity date of the notes and a holder elects to convert its notes in connection with such make-whole fundamental change, we will, under certain circumstances, increase the conversion rate for the notes so surrendered for conversion by a number of additional shares of common stock (the "additional shares"), as described below. A conversion of notes will be deemed for these purposes to be "in connection with" such make-whole fundamental change if the relevant notice of conversion of the notes is received by the conversion agent from, and including, the effective date of the make-whole fundamental change up to, and including, the business day immediately prior to the related fundamental change repurchase date (or, in the case of a make-whole fundamental change that would have been a fundamental change but for the proviso in clause (2) of the definition thereof, the 35th trading day immediately following the effective date of such make-whole fundamental change) (such period, the "make-whole fundamental change period").

Upon surrender of notes for conversion in connection with a make-whole fundamental change, we will, at our option, satisfy our conversion obligation by physical settlement, cash settlement or combination settlement, as described under "—Conversion rights—Settlement upon conversion." However, if the consideration for our common stock in any make-whole fundamental change described in clause (2) of the definition of fundamental change is composed entirely of cash, for any conversion of notes following the effective date of such make-whole fundamental change, the conversion obligation will be calculated based solely on the "stock price" (as defined below) for the transaction and will be deemed to be an amount of cash per $1,000 principal amount of converted notes equal to the conversion rate (including any increase to reflect the additional shares as described in this section), multiplied by such stock price. In such event, the conversion obligation will be determined and paid to holders in cash on the second business day following the conversion date. We will notify holders of the effective date of any make-whole fundamental change and issue a press release announcing such effective date no later than five business days after such effective date.

The number of additional shares, if any, by which the conversion rate will be increased will be determined by reference to the table below, based on the date on which the make-whole fundamental change occurs or becomes effective (the "effective date") and the price (the "stock price") paid (or deemed to be paid) per share of our common stock in the make-whole fundamental change. If the holders of our common stock receive in exchange for their common stock only cash in a make-whole fundamental change described in clause (2) of the definition of fundamental change, the stock price will be the cash amount paid per share. Otherwise, the stock price will be the average of the last reported sale prices of our common stock over the five trading day period ending on, and including, the trading day immediately preceding the effective date of the make-whole fundamental change.

The stock prices set forth in the column headings of the table below will be adjusted as of any date on which the conversion rate of the notes is otherwise adjusted. The adjusted stock prices will equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. The number of additional shares as set forth in the table below will be adjusted in the same manner and at the same time as the conversion rate as set forth under "—Conversion rate adjustments."

The following table sets forth the number of additional shares by which the conversion rate will be increased per $1,000 principal amount of notes for each stock price and effective date set forth below:

Stock price
Effective date	$	$	$	$	$	$	$	$	$	$	$	$

November , 2017
November 15, 2018
November 15, 2019
November 15, 2020

The exact stock prices and effective dates may not be set forth in the table above, in which case

•
If the stock price is between two stock prices in the table or the effective date is between two effective dates in the table, the number of additional shares by which the conversion rate will be increased will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day year.

•
If the stock price is greater than $              per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

•
If the stock price is less than $              per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

Notwithstanding the foregoing, in no event will the conversion rate per $1,000 principal amount of notes exceed                           shares of common stock, subject to adjustment in the same manner as the conversion rate as set forth under "—Conversion rate adjustments."

Our obligation to increase the conversion rate for notes converted in connection with a make-whole fundamental change could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.

Exchange in lieu of conversion

When a holder surrenders its notes for conversion, we may, at our election (an "exchange election"), direct the conversion agent to surrender, on or prior to the business day following the conversion date, such notes to a financial institution designated by us for exchange in lieu of conversion. In order to accept any notes surrendered for conversion, the designated institution must agree to timely deliver, in exchange for such notes, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, that would otherwise be due upon conversion as described above under "—Conversion rights—Settlement upon conversion" (the "conversion consideration"). If we make an exchange election, we will, by the close of business on the business day following the relevant conversion date, notify the holder surrendering its notes for conversion that we have made the exchange election and we will notify the designated financial institution of the relevant deadline for delivery of the conversion consideration.

Any notes exchanged by the designated institution will remain outstanding, subject to applicable DTC procedures. If the designated institution agrees to accept any notes for exchange but does not timely deliver the related conversion consideration, or if such designated financial institution does not accept the notes for exchange, we will deliver the relevant conversion consideration as if we had not made an exchange election. Our designation of a financial institution to which the notes may be submitted for exchange does not require such institution to accept any notes.

Fundamental change permits holders to require us to repurchase notes

If a "fundamental change" (as defined below in this section) occurs at any time, holders will have the right, at their option, to require us to repurchase for cash all of their notes, or any portion of the principal thereof that is equal to $1,000 or a multiple of $1,000. The fundamental change repurchase date will be a date specified by us that is not less than 20 or more than 35 calendar days following the date of our fundamental change notice as described below.

The fundamental change repurchase price we are required to pay will be equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date (unless the fundamental change repurchase date falls after a regular record date but on or prior to the interest payment date to which such regular record date relates, in which case we will instead pay the full amount of accrued and unpaid interest to the holder of record on such regular record date, and the fundamental change repurchase price will be equal to 100% of the principal amount of the notes to be repurchased).

A "fundamental change" will be deemed to have occurred at the time after the notes are originally issued if any of the following occurs:

(1.)   a "person" or "group" within the meaning of Section 13(d) of the Exchange Act, other than us, our wholly owned subsidiaries and our and their employee benefit plans, files a Schedule TO or any schedule, form or report under the Exchange Act that discloses that such person or group has become the direct or indirect "beneficial owner," as defined in Rule 13d-3 under the Exchange Act, of our common equity representing more than 50% of the voting power of our common equity;

(2.)   the consummation of (A) any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination) as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of us pursuant to which our common stock will be converted into cash, securities or other property or assets; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person other than one of our wholly owned subsidiaries; provided, however, that a transaction described in clause (B) in which the holders of all classes of our common equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction shall not be a fundamental change pursuant to this clause (2);

(3.)   our stockholders approve any plan or proposal for the liquidation or dissolution of us; or

(4.)  our common stock (or other common stock underlying the notes) ceases to be listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors).

A transaction or transactions described in clause (1) or clause (2) above will not constitute a fundamental change, however, if at least 90% of the consideration received or to be received by our common stockholders, excluding cash payments for fractional shares, in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions the notes become convertible into such consideration, excluding cash payments for fractional shares (subject to the provisions set forth above under "—Conversion rights—Settlement upon conversion").

If any transaction in which our common stock is replaced by the securities of another entity occurs, following completion of any related make-whole fundamental change period (or, in the case of a transaction that would have been a fundamental change or a make-whole fundamental change but for the immediately preceding paragraph, following the effective date of such transaction), references to us in the definition of "fundamental change" above shall instead be references to such other entity.

On or before the 20th day after the occurrence of a fundamental change, we will provide to all holders of the notes and the trustee and paying agent a notice of the occurrence of the fundamental change and of the resulting repurchase right. Such notice shall state, among other things:

•
the events causing a fundamental change;

•
the date of the fundamental change;

•
the last date on which a holder may exercise the repurchase right;

•
the fundamental change repurchase price;

•
the fundamental change repurchase date;

•
the name and address of the paying agent and the conversion agent, if applicable;

•
if applicable, the conversion rate and any adjustments to the conversion rate;

•
that the notes with respect to which a fundamental change repurchase notice has been delivered by a holder may be converted only if the holder withdraws the fundamental change repurchase notice in accordance with the terms of the indenture; and

•
the procedures that holders must follow to require us to repurchase their notes.

Simultaneously with providing such notice, we will publish a notice containing this information in a newspaper of general circulation in The City of New York or publish the information on our website or through such other public medium as we may use at that time.

To exercise the fundamental change repurchase right, you must deliver, on or before the business day immediately preceding the fundamental change repurchase date, the notes to be repurchased, duly endorsed for transfer, together with a written repurchase notice, to the paying agent. Each repurchase notice must state:

•
if certificated, the certificate numbers of your notes to be delivered for repurchase;

•
the portion of the principal amount of notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

•
that the notes are to be repurchased by us pursuant to the applicable provisions of the notes and the indenture.

If the notes are not in certificated form, such repurchase notice must comply with appropriate DTC procedures.

Holders may withdraw any repurchase notice (in whole or in part) by a written notice of withdrawal delivered to the paying agent prior to the close of business on the business day immediately preceding the fundamental change repurchase date. The notice of withdrawal shall state:

•
the principal amount of the withdrawn notes;

•
if certificated notes have been issued, the certificate numbers of the withdrawn notes; and

•
the principal amount, if any, which remains subject to the repurchase notice.

If the notes are not in certificated form, such notice of withdrawal must comply with appropriate DTC procedures.

We will be required to repurchase the notes on the fundamental change repurchase date. Holders who have exercised the repurchase right will receive payment of the fundamental change repurchase price on the later of (i) the fundamental change repurchase date and (ii) the time of book-entry transfer or the delivery of the notes. If the paying agent holds money sufficient to pay the fundamental change repurchase price of the notes on the fundamental change repurchase date, then, with respect to the notes that have been properly surrendered for repurchase and have not been validly withdrawn:

•
the notes will cease to be outstanding and interest will cease to accrue (whether or not book-entry transfer of the notes is made or whether or not the notes are delivered to the paying agent); and

•
all other rights of the holder will terminate (other than the right to receive the fundamental change repurchase price) and, if the fundamental change repurchase date falls after a regular record date but on or prior to the business day immediately following the corresponding interest payment date, the right of the holder of record on such regular record date to receive the related interest payment.

In connection with any repurchase offer pursuant to a fundamental change repurchase notice, we will, if required:

•
comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable;

•
file a Schedule TO or any other required schedule under the Exchange Act; and

•
otherwise comply with all federal and state securities laws in connection with any offer by us to repurchase the notes;

in each case, so as to permit the rights and obligations under this "—Fundamental change permits holders to require us to repurchase notes" to be exercised in the time and in the manner specified in the indenture.

No notes may be repurchased on any date at the option of holders upon a fundamental change if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a default by us in the payment of the fundamental change repurchase price with respect to such notes).

The repurchase rights of the holders could discourage a potential acquirer of us. The fundamental change repurchase feature, however, is not the result of management's knowledge of any specific effort to obtain control of us by any means or part of a plan by management to adopt a series of anti-takeover provisions.

The term fundamental change is limited to specified transactions and may not include other events that might adversely affect our financial condition. In addition, the requirement that we offer to repurchase the notes upon a fundamental change may not protect holders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.

Furthermore, holders may not be entitled to require us to repurchase their notes or entitled to an increase in the conversion rate upon conversion as described under "—Increase in conversion rate upon conversion upon a make-whole fundamental change" in certain circumstances involving a significant change in the composition of our board.

The definition of fundamental change includes a phrase relating to the sale, lease or other transfer of "all or substantially all" of our consolidated assets. There is no precise, established definition of the phrase "substantially all" under applicable law. Accordingly, the ability of a holder of the notes to require us to repurchase its notes as a result of the sale, lease or other transfer of less than all of our assets may be uncertain.

If a fundamental change were to occur, we may not have enough funds to pay the fundamental change repurchase price. Our ability to repurchase the notes for cash may be limited by restrictions on our ability to obtain funds for such repurchase through dividends from our subsidiaries, the terms of our then existing borrowing arrangements or otherwise. See "Risk factors—Risks related to the notes—We may not have the ability to raise the funds necessary to settle conversions of the notes or to repurchase the notes upon a fundamental change, and our future debt may contain limitations on our ability to pay cash upon conversion or repurchase of the notes." If we fail to repurchase the notes when required following a fundamental change, we will be in default under the indenture. In addition, we have, and may in the future incur, other indebtedness (including our 6.50% Convertible Senior Notes due 2019) with similar change in control provisions permitting our holders to accelerate or to require us to repurchase our indebtedness upon the occurrence of similar events or on some specific dates.

Consolidation, merger and sale of assets

The provisions described under "Description of Debt Securities—Consolidation, Merger, Sale of Assets and Other Transaction" in the accompanying prospectus will not apply to the notes. Instead, the provisions described in this "—Consolidation, merger and sale of assets" section will apply to the notes.

The indenture provides that we shall not consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of our properties and assets to, another person, unless (i) the resulting, surviving or transferee person (if not us) is a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such corporation (if not us) expressly assumes by supplemental indenture all of our obligations under the notes and the indenture; and (ii) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the indenture. Upon any such consolidation, merger or sale, conveyance, transfer or lease, the resulting, surviving or transferee person (if not us) shall succeed to, and may exercise every right and power of, ours under the indenture, and we shall be discharged from our obligations under the notes and the indenture except in the case of any such lease.

Although these types of transactions are permitted under the indenture, certain of the foregoing transactions could constitute a fundamental change permitting each holder to require us to repurchase the notes of such holder as described above.

Events of default

The provisions described under "Description of Debt Securities—Events of Default, Notice and Waiver" in the accompanying prospectus will not apply to the notes. Instead, the events of default and related provisions described in this "—Events of default" section will apply to the notes.

Each of the following is an event of default with respect to the notes:

(1.)   default in any payment of interest on any note when due and payable and the default continues for a period of 30 days;

(2.)   default in the payment of principal of any note when due and payable at its stated maturity, upon any required repurchase, upon declaration of acceleration or otherwise;

(3.)   our failure to comply with our obligation to convert the notes in accordance with the indenture upon exercise of a holder's conversion right and such failure continues for three business days;

(4.)  our failure to give a fundamental change notice as described under "—Fundamental change permits holders to require us to repurchase notes" or notice of a specified corporate transaction as described under "—Conversion rights—Conversion upon specified corporate events," in each case when due;

(5.)   our failure to comply with our obligations under "Consolidation, merger and sale of assets";

(6.)  our failure for 60 days after written notice from the trustee or the holders of at least 25% in principal amount of the notes then outstanding has been received to comply with any of our other agreements contained in the notes or indenture;

(7.)   default by us or any of our significant subsidiaries (as defined in Article 1, Rule 1-02 of Regulation S-X) with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $25.0 million (or its foreign currency equivalent) in the aggregate of us and/or any such subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise;

(8.)  certain events of bankruptcy, insolvency, or reorganization of us or any of our significant subsidiaries; or

(9.)  a final judgment or judgments for the payment of $25.0 million (or its foreign currency equivalent) or more (excluding any amounts covered by insurance) in the aggregate rendered against us or any of our significant subsidiaries, which judgment is not discharged, bonded, paid, waived or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished.

If an event of default occurs and is continuing, the trustee by notice to us, or the holders of at least 25% in principal amount of the outstanding notes by notice to us and the trustee, may, and the trustee at the request of such holders shall, declare 100% of the principal of and accrued and unpaid interest, if any, on all the notes to be due and payable. In case of certain events of bankruptcy, insolvency or reorganization, involving us or a significant subsidiary, 100% of the principal of and accrued and unpaid interest on the notes will automatically become due and payable. Upon such a declaration of acceleration, such principal and accrued and unpaid interest, if any, will be due and payable immediately.

Notwithstanding the foregoing, the indenture will provide that, to the extent we elect, the sole remedy for an event of default relating to (i) our failure to file with the trustee pursuant to Section 314(a)(1) of the Trust Indenture Act any documents or reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act or (ii) our failure to comply with our obligations as set forth under "—Reports" below, will after the occurrence of such an event of default consist exclusively of the right to receive additional interest on the notes at a rate equal to:

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0.25% per annum of the principal amount of the notes outstanding for the first 90 days during which such event of default has occurred and is continuing beginning on, and including, the date on which such an event of default first occurs and

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0.50% per annum of the principal amount of the notes outstanding for each day during the next 90-day period during which such event of default is continuing beginning on, and including, the 91st day after such an event of default first occurs.

If we so elect, such additional interest will be payable in the same manner and on the same dates as the stated interest payable on the notes. On the 181st day after such event of default (if the event of default relating to the reporting obligations is not cured or waived prior to such 181st day), the notes will be subject to acceleration as provided above. The provisions of the indenture described in this paragraph will not affect the rights of holders of notes in the event of the occurrence of any other event of default. In the event we do not elect to pay the additional interest following an event of default in accordance with this paragraph or we elected to make such payment but do not pay the additional interest when due, the notes will be immediately subject to acceleration as provided above.

In order to elect to pay the additional interest as the sole remedy during the first 180 days after the occurrence of an event of default relating to the failure to comply with the reporting obligations in accordance with the immediately preceding paragraph, we must notify all holders of notes, the trustee and the paying agent of such election prior to the beginning of such 180-day period. Upon our failure to timely give such notice, the notes will be immediately subject to acceleration as provided above.

The holders of a majority in principal amount of the outstanding notes may waive all past defaults (except with respect to nonpayment of principal or interest or with respect to the failure to deliver the consideration due upon conversion) and rescind any such acceleration with respect to the notes and its consequences if (i) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing events of default, other than the nonpayment of the principal of and interest on the notes that have become due solely by such declaration of acceleration, have been cured or waived.

Each holder shall have the right to receive payment or delivery, as the case may be, of:

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the principal (including the fundamental change repurchase price, if applicable) of;

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accrued and unpaid interest, if any, on; and

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the consideration due upon conversion of,

its notes, on or after the respective due dates expressed or provided for in the indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be, and such right to receive such payment or delivery, as the case may be, on or after such respective dates shall not be impaired or affected without the consent of such holder.

Subject to the provisions of the indenture relating to the duties of the trustee, if an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders unless such holders have offered to the trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal or interest when due, or the right to receive payment or delivery of the consideration due upon conversion, no holder may pursue any remedy with respect to the indenture or the notes unless:

(1.)   such holder has previously given the trustee written notice that an event of default is continuing;

(2.)   holders of at least 25% in principal amount of the outstanding notes have requested the trustee to pursue the remedy;

(3.)   such holders have offered the trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;

(4.)  the trustee has not complied with such request within 60 days after the receipt of the request and the offer of such security or indemnity; and

(5.)   the holders of a majority in principal amount of the outstanding notes have not given the trustee a direction that, in the opinion of the trustee, is inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in principal amount of the outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee.

The indenture provides that in the event an event of default has occurred and is continuing, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee will be entitled to indemnification reasonably satisfactory to it against any loss, liability or expense caused by taking or not taking such action.

The indenture provides that if a default occurs and is continuing and is actually known to a responsible officer of the trustee, the trustee must mail to each holder notice of the default within 90 days after it occurs. Except in the case of a default in the payment of principal of or interest on any note or a default in the payment or delivery of the consideration due upon conversion, the trustee may withhold notice if and so long as it in good faith determines that withholding notice is in the interests of the holders. In addition, we are required to deliver to the trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any default that occurred during the previous year. We are also required to deliver to the trustee, within 30 days after the occurrence thereof, written notice of any events which would constitute certain defaults, their status and what action we are taking or proposing to take in respect thereof.

Payments of the fundamental change repurchase price, principal and interest that are not made when due will accrue interest per annum at the then-applicable interest rate plus one percent from the required payment date.

Modification and amendment

The provisions described under "Description of Debt Securities—Modification and Waiver" in the accompanying prospectus will not apply to the notes. Instead, the modification, waiver and amendment and related provisions described in this "—Modification and amendment" section will apply to the notes.

Subject to certain exceptions, the indenture or the notes may be amended with the consent of the holders of at least a majority in principal amount of the notes then outstanding (including without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, notes) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, notes). However, without the consent of each holder of an outstanding note affected, no amendment may, among other things:

(1.)   reduce the amount of notes whose holders must consent to an amendment;

(2.)   reduce the rate of or extend the stated time for payment of interest, including any additional interest, on any note;

(3.)   reduce the principal of, or any premium on, or extend the stated maturity of any note;

(4.)  make any change that adversely affects the conversion rights of any notes;

(5.)   reduce the fundamental change repurchase price of any note or amend or modify in any manner adverse to the holders of notes our obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(6.)  make any note payable in money, or at a place of payment, other than that stated in the note;

(7.)   change the ranking of the notes; or

(8.)  impair the right of any holder to receive payment of principal and interest on such holder's notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder's notes.

Without the consent of any holder, we and the trustee may amend the indenture or the notes to:

(1.)   cure any ambiguity, omission, defect or inconsistency;

(2.)   provide for the assumption by a successor corporation of our obligations under the indenture;

(3.)   add guarantees with respect to the notes;

(4.)  secure the notes;

(5.)   add to our covenants or events of default for the benefit of the holders or surrender any right or power conferred upon us;

(6.)  make any change that does not adversely affect the rights of any holder;

(7.)   in connection with any transaction described under "—Conversion rights—Recapitalizations, reclassifications and changes of our common stock" above, provide that the notes are convertible into reference property, subject to the provisions described under "—Conversion rights—Settlement upon conversion" above, and make certain related changes to the terms of the notes to the extent expressly required by the indenture;

(8.)  provide for the issuance of additional notes;

(9.)  comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act;

(10.) conform the provisions of the indenture to the "Description of notes" section in the preliminary prospectus supplement, as supplemented by the related pricing term sheet;

(11.) comply with the rules of any applicable securities depositary, including DTC, so long as such amendment does not adversely affect the rights of any holder in any material respect;

(12.) irrevocably elect or eliminate one of the settlement methods and/or irrevocably elect a minimum specified dollar amount; or

(13.) increase the conversion rate as provided in the indenture.

Holders do not need to approve the particular form of any proposed amendment. It will be sufficient if such holders approve the substance of the proposed amendment. After an amendment under the indenture becomes effective, we are required to mail to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment.

Discharge

We may satisfy and discharge our obligations under the indenture by delivering to the securities registrar for cancellation all outstanding notes or by depositing with the trustee or delivering to the holders, as applicable, after the notes have become due and payable, whether at maturity, at any fundamental change repurchase date, upon conversion or otherwise, cash or cash and/or shares of common stock (or, if applicable, reference property), solely to satisfy outstanding conversions, as applicable, sufficient to pay all of the outstanding notes and paying all other sums payable under the indenture by us. Such discharge is subject to terms contained in the indenture.

Calculations in respect of notes

Except as otherwise provided above, we will be responsible for making all calculations called for under the notes. These calculations include, but are not limited to, determinations of the stock price, the last reported sale prices of our common stock, the daily VWAPs, the daily conversion values, the daily settlement amounts, accrued interest payable on the notes and the conversion rate of the notes. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of notes. We will provide a schedule of our calculations to each of the trustee and the conversion agent, and each of the trustee and the conversion agent is entitled to rely conclusively upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of notes upon the request of that holder.

Reports

The indenture provides that any documents or reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act must be filed by us with the trustee within 15 days after the same are required to be filed with the SEC (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act). Documents filed by us with the SEC via the EDGAR system will be deemed to be filed with the trustee as of the time such documents are filed via EDGAR, it being understood that the trustee shall have no responsibility to determine if such filings have been made.

Trustee

U.S. Bank National Association is the trustee, security registrar, paying agent and conversion agent. U.S. Bank National Association, in each of its capacities, including without limitation as trustee, security registrar, paying agent and conversion agent, assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this document or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information.

We maintain banking relationships in the ordinary course of business with the trustee and its affiliates.

Governing law

The indenture provides that it and the notes, and any claim, controversy or dispute arising under or related to the indenture or the notes, will be governed by and construed in accordance with the laws of the State of New York.

Book-entry, settlement and clearance

The global notes

The notes will be initially issued in the form of one or more registered notes in global form, without interest coupons (the "global notes"). Upon issuance, each of the global notes will be deposited with the trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.

Ownership of beneficial interests in a global note will be limited to persons who have accounts with DTC ("DTC participants") or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

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upon deposit of a global note with DTC's custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the underwriters; and

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ownership of beneficial interests in a global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

Beneficial interests in global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.

Book-entry procedures for the global notes

All interests in the global notes will be subject to the operations and procedures of DTC and, therefore, you must allow for sufficient time in order to comply with these procedures if you wish to exercise any of your rights with respect to the notes. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. Neither we nor the underwriters are responsible for those operations or procedures.

DTC has advised us that it is:

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a limited purpose trust company organized under the laws of the State of New York;

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a "banking organization" within the meaning of the New York State Banking Law;

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a member of the Federal Reserve System;

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a "clearing corporation" within the meaning of the Uniform Commercial Code; and

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a "clearing agency" registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC's participants include securities brokers and dealers, including the underwriters; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC's system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC's nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

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will not be entitled to have notes represented by the global note registered in their names;

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will not receive or be entitled to receive physical, certificated notes; and

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will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

Payments of principal and interest with respect to the notes represented by a global note will be made by the trustee to DTC's nominee as the registered holder of the global note. Neither we nor the trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC's procedures and will be settled in same-day funds.

Certificated notes

Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:

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DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 days;

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DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days; or

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an event of default with respect to the notes has occurred and is continuing and such beneficial owner requests that its notes be issued in physical, certificated form.

Additional U.S. federal income tax considerations

The following is a summary of additional U.S. federal income tax considerations generally applicable to the ownership and disposition of the notes and the shares of common stock into which the notes may be converted. This discussion applies only to a holder of notes that acquires the notes pursuant to this offering at the initial offering price. This discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations and judicial decisions and administrative interpretations thereof, all as of the date hereof and all of which are subject to change, possibly with retroactive effect. This discussion does not address all aspects of U.S. federal income taxation that may be applicable to investors in light of their particular circumstances, or to investors subject to special treatment under U.S. federal income tax law, including, but not limited to, financial institutions, insurance companies, regulated investment companies, real estate investment trusts, tax-exempt organizations, traders in securities that have elected the mark to market method of accounting for securities, U. S. Holders (as defined below) whose functional currency is not the U.S. dollar, entities that are treated as partnerships for U.S. federal income tax purposes, dealers in securities, expatriates, persons deemed to sell the notes or common stock under the constructive sale provisions of the Code and persons that hold the notes or common stock as part of a straddle, hedge, conversion transaction or other integrated investment. This summary assumes that investors will hold our notes or common stock as "capital assets" (generally, property held for investment) under the Code. No ruling from the Internal Revenue Service ("IRS") has been or will be sought regarding any matter discussed herein. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax aspects set forth below.

Furthermore, this discussion does not address any alternative minimum tax, unearned income Medicare contribution tax, U.S. federal estate or gift tax or any state, local or non-U.S. tax consequences. Prospective investors are urged to consult their tax advisors regarding the U.S. federal, state, local, and non-U.S. income and other tax consequences of the ownership and disposition of the notes or common stock.

For purposes of this summary, the term "U.S. Holder" means a beneficial owner of a note or common stock that is, for U.S. federal income tax purposes (i) an individual who is a citizen or resident of the U.S., (ii) a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, that is created or organized under the laws of the U.S., any of the States or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust (A) if a court within the U.S. is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all substantial decisions of such trust, or (B) that has made a valid election to be treated as a U.S. person for U.S. federal income tax purposes. A beneficial owner of a note or common stock that is neither a U.S. Holder nor a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) is referred to herein as a "Non-U.S. Holder". If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) owns notes or common stock, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. Partners in a partnership that owns the notes or common stock should consult their tax advisors as to the particular U.S. federal income tax consequences applicable to them.

If you are considering the purchase of notes, you should consult your tax advisor concerning the U.S. federal income tax consequences to you in light of your own specific situation, as well as consequences arising under the laws of any other taxing jurisdiction.

U.S. Holders

The following is a summary of U.S. federal income tax considerations of the ownership and disposition of the notes and the shares of common stock into which the notes may be converted by a U.S. Holder. U.S. federal income tax considerations to Non-U.S. Holders are described under "—Non-U.S. Holders" below.

Payments of interest on the notes

A U.S. Holder generally will be required to recognize interest as ordinary income at the time it is paid or accrued on the notes in accordance with its regular method of accounting for U.S. federal income tax purposes.

Sale, exchange, redemption or other taxable disposition of the notes

You will generally recognize gain or loss upon the sale, exchange, redemption or other taxable disposition of a note (other than upon a conversion as described below) equal to the difference (if any) between the amount realized on such disposition (other than amounts attributable to accrued but unpaid stated interest, which, if not previously taxed, will be taxable as ordinary interest income) and your tax basis in the note. Your tax basis in a note generally will be the purchase price paid therefor. Gain or loss recognized on the disposition of a note generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of such disposition, your holding period for the note is more than one year. Certain non-corporate U.S. Holders (including individuals) are eligible for reduced rates of taxation in respect of long-term capital gain. The deductibility of capital losses is subject to certain limitations.

Conversion of the notes

Conversion of the notes solely for cash.

A conversion of a note in exchange solely for cash will be treated as a taxable sale or exchange of the note, as described above under "—Sale, exchange, redemption or other taxable disposition of the notes."

Conversion of the notes for cash and common stock.

The tax treatment of a conversion of a note into cash and common stock is uncertain and subject to different characterizations. If we satisfy the conversion obligation in part cash and part common stock, we intend to treat the conversion as a recapitalization under Section 368(a)(1)(E) of the Code. Under that characterization, you would recognize gain equal to the lesser of (i) the excess of the fair market value of the common stock (including any fractional share) and cash received (excluding any amounts received that are attributable to accrued but unpaid interest, which would be taxable as such, and excluding any cash in lieu of a fractional share) over your tax basis in the note, and (ii) the amount of cash received (less any cash attributable to accrued interest and any cash attributable to a fractional share). You would not be able to recognize any loss realized in the conversion (except with respect to cash received in lieu of a fractional share).

Your adjusted tax basis in the common stock received in the recapitalization (excluding any common stock attributable to accrued but unpaid interest, the tax basis of which would equal the fair market value of such stock) would equal your tax basis in the corresponding note (reduced by any basis allocable to a fractional share), less the amount of cash received (excluding cash attributable to accrued interest and any cash received in lieu of a fractional share), plus the amount of any taxable gain recognized on the conversion (other than with respect to a fractional share). Your holding period for the common stock received would include the holding period for the corresponding note surrendered in the conversion except that the holding period of any common stock received with respect to accrued interest would commence on the day after the date of receipt.

Alternatively, if the receipt of cash and common stock upon conversion of the notes is not treated as a recapitalization, the cash payment generally would be treated as the proceeds from the redemption of a portion of the notes and taxed as described above under "—Sale, exchange, redemption or other taxable disposition of the notes," and the common stock received would be treated as received upon a conversion of the notes, which generally would not be taxable to you except to the extent of any common stock received with respect to accrued interest. In such case, although the law on this point is not entirely clear, your basis in the common stock received would equal a proportionate part (based on the relative fair market values of the common stock and the amount of cash you receive in the conversion) of the basis of the corresponding note surrendered in the conversion and the holding period of the common stock received would include the period during which you held such note, except that the holding period of any common stock received with respect to accrued interest would commence on the day after the date of receipt.

Cash received in lieu of a fractional share upon conversion of the notes will generally be treated as a payment in exchange for the fractional share. Accordingly, the receipt of cash in lieu of a fractional share generally will result in the recognition of capital gain or loss measured by the difference between the cash received for the fractional share and the portion of your tax basis allocable to the fractional share. Any gain or loss you recognize upon conversion of a note (whether with respect to a fractional share or otherwise) will generally be treated in the same manner as described above under "—Sale, exchange, redemption or other taxable disposition of the notes". Your tax basis in a fractional share will be determined by allocating your tax basis in the common stock received (including the fractional share deemed received) between the common stock actually received upon conversion and the fractional share, in accordance with their respective fair market values.

Holders are urged to consult their tax advisors concerning the tax treatment to them if the notes are converted for a combination of our common stock and cash.

Conversion of notes solely for common stock.

Upon the conversion of notes solely into our common stock (and cash in lieu of a fractional share), you generally will not recognize gain or loss on the conversion, except with respect to cash received in lieu of a fractional share, and other than amounts attributable to accrued interest which will be taxable as such. Your adjusted tax basis in our common stock received upon conversion of the notes will equal your tax basis in the corresponding note (reduced by any basis allocable to a fractional share), except that the tax basis of common shares that are attributable to accrued interest will equal the fair market value of such stock. Your holding period for our common stock received will generally include the holding period for the corresponding note surrendered in the conversion, except that the holding period of common stock received with respect to accrued interest will commence on the day after the date of receipt. Cash received in lieu of a fractional share upon conversion of the notes will generally be treated as described above under "—Conversion of the notes for cash and common stock." Any gain or loss you recognize upon conversion of a note (whether with respect to a fractional share or otherwise) will generally be treated in the same manner as described under "—Sale, exchange, redemption or other taxable disposition of the notes". Your tax basis in a fractional share will be determined by allocating your tax basis in the common stock received (including the fractional share deemed received) between the common stock actually received upon conversion and the fractional share, in accordance with their respective fair market values.

Exchange in lieu of conversion.

If you surrender your notes for conversion and they are exchanged by an entity other than us (as described under "Description of notes—Exchange in lieu of conversion"), regardless of whether you receive cash, common stock or a combination thereof, the conversion will be treated as a taxable sale or exchange of the notes and you will be required to recognize gain or loss as described above under "—Sale, exchange, redemption or other taxable disposition of the notes". Your tax basis in any shares received will be equal to the fair market value of such shares and your holding period in the shares will commence on the day after the date of receipt.

Constructive distributions

The conversion rate of the notes is subject to adjustment under certain circumstances. An adjustment (or the failure to make an adjustment) that has the effect of increasing a holder's proportionate interest in our assets or earnings and profits may in some circumstances result in a deemed distribution with respect to our common stock to a U.S. Holder for U.S. federal income tax purposes. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the interest of the holders of the notes generally will not be deemed to result in a distribution to a U.S. Holder. Certain of the possible conversion rate adjustments provided in the notes (including adjustments in respect of taxable dividends to holders of the common stock) will not qualify as being pursuant to such a bona fide reasonable adjustment formula. If such adjustments occur, a U.S. Holder will be deemed to have received a distribution even though the U.S. Holder has not received any cash or property as a result of such adjustments. The tax consequences of the receipt of a distribution from us with respect to our common stock are generally described in the accompanying prospectus under "U.S. Federal Income Tax Considerations—Taxation of Stockholders—Taxation of Taxable U.S. Holders" and "U.S. Federal Income Tax Considerations—Taxation of Stockholders—Taxation of Tax-Exempt Stockholders." Holders are urged to consult their tax advisors with respect to the tax consequences of any adjustment to the conversion rate and any resulting deemed distribution.

Ownership and disposition of common stock received upon conversion

The tax consequences of owning and disposing of common stock received upon conversion of the notes are generally described in the accompanying prospectus under "U.S. Federal Income Tax Considerations—Taxation of Stockholders—Taxation of Taxable U.S. Holders."

Non-U.S. Holders

The following is a summary of U.S. federal income tax considerations of the ownership and disposition of the notes and the shares of common stock into which the notes may be converted that will apply to you if you are a Non-U.S. Holder of the notes or common stock and you are not engaged in a U.S. trade or business. For a discussion of certain U.S. federal income tax considerations for Non-U.S. Holders that are engaged in a U.S. trade or business, please see the discussion set forth under the heading "—Income effectively connected with a U.S. trade or business" below.

Payments of interest on the notes

The U.S. generally imposes a 30% U.S. federal withholding tax on payments of interest to Non-U.S. Holders. A Non-U.S. Holder will not be subject to the 30% U.S. federal withholding tax with respect to payments of interest on the notes, provided that:

•
you do not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•
you are not a "controlled foreign corporation" with respect to which we are, directly or indirectly, a "related person"; and

•
you provide your name and address, and certify, under penalties of perjury, that you are not a U.S. person (on a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable form)), or you hold your notes through certain foreign intermediaries and you and the foreign intermediaries satisfy the certification requirements of applicable Treasury Regulations.

If you cannot satisfy the requirements described above, you will be subject to the 30% U.S. federal withholding tax with respect to payments of interest on the notes, unless you provide us (or other applicable withholding agent) with a properly executed IRS Form W-8BEN or W-8BEN-E or other applicable form claiming an exemption from or reduction in withholding under the benefit of an applicable U.S. income tax treaty.

Sale, exchange, redemption or other taxable disposition of the notes

Subject to the discussion under "—Conversion of the notes", any gain realized on the sale, exchange, redemption or other disposition of a note generally will not be subject to U.S. federal income tax (except with respect to accrued and unpaid interest on a note, which would be taxed as described under "—Payments of interest on the notes" above) unless:

•
such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the United States and, if a treaty applies (and the holder complies with applicable requirements to claim treaty benefits), is attributable to a permanent establishment maintained by the Non-U.S. Holder within the United States,

•
such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and certain other conditions are met, or

•
the note constitutes a U.S. real property interest ("USRPI") within the meaning of the Foreign Investment in Real Property Tax Act, or FIRPTA.

A Non-U.S. Holder described in the first bullet point immediately above will generally be subject to tax as described under the heading "—Income effectively connected with a U.S. trade or business" below. An individual Non-U.S. Holder described in the second bullet point immediately above will be subject to a flat 30% (or such lower rate provided by an applicable treaty) tax on the gain derived from the disposition, which may be offset by U.S. source capital losses, even though the individual is not considered a resident of the United States.

Although we believe that currently the notes do not constitute USRPIs, and that FIRPTA taxation and withholding would not apply to a disposition of the notes, there can be no assurance that the notes will not constitute USRPIs depending on the particular facts in existence at the time of any sale, exchange, redemption or other disposition of a note, including facts that are particular to any given Non-U.S. Holder.

As described in the accompanying prospectus under "U.S. Federal Income Tax Considerations—Taxation of Stockholders—Taxation of Non-U.S. Holders," we believe our common stock is, and is likely to continue to be, "regularly traded on an established securities market" within the meaning of applicable Treasury Regulations. So long as our common stock continues to be "regularly traded," even if the notes were to otherwise constitute USRPIs under FIRPTA, a Non-U.S. Holder would not be subject to U.S. federal income tax under FIRPTA on a disposition of the notes unless it actually owns, or is treated as owning under applicable constructive ownership rules, within applicable time periods, (a) if the notes themselves are treated as regularly traded, more than 10% of the notes, or (b) if the notes themselves are not treated as regularly traded, notes with a fair market value greater than 10% of the fair market value of our common stock as of any date on which such notes were acquired. It is uncertain whether the notes will be considered to be regularly traded for purposes of the tests described in (a) and (b) above. Non-U.S. Holders are urged to consult their tax advisors as to whether the sale, exchange, redemption or other disposition of a note is exempt from U.S. federal income tax under FIRPTA.

Conversion of the notes

To the extent you recognize any gain as a result of the a conversion of notes (including upon the receipt of cash in lieu of fractional shares upon conversion), such gain will generally be subject to the U.S. federal income tax rules described above under "—Sale, exchange, redemption or other taxable disposition of the notes". Any cash and the value of any portion of our common stock that is attributable to accrued interest on the notes not previously recognized in income would be taxed as ordinary interest income and potentially subject to withholding tax as discussed above under "—Payments of interest on the notes". Under FIRPTA, in the event that the notes were to be treated as USRPIs, then a Non-U.S. Holder generally would need to comply with certain reporting and other requirements in order not to be subject to tax as a result of the conversion even in situations where the conversion would otherwise be subject to non-recognition for U.S. Holders, and no assurance can be given that a Non-U.S. Holder would be able to satisfy such requirements if they were to apply. Non-U.S. Holders are urged to consult their tax advisors regarding the tax consequences of conversions of the notes.

Constructive distributions

In general, any constructive dividend received by a Non-U.S. Holder with respect to the notes resulting from certain adjustments, or the failure to make certain adjustments, to the conversion rate of the notes (see "—U.S. Holders—Constructive distributions" above), will be subject to withholding of U.S. federal income tax at a 30% rate, unless such rate is reduced by an applicable U.S. income tax treaty. Because a constructive dividend deemed received by a Non-U.S. Holder would not give rise to any cash from which any applicable withholding tax could be satisfied, in such event, we or others may satisfy any such withholding by reducing interest payable on the notes, common shares received upon conversion of the notes or any redemption proceeds subsequently paid or credited to a Non-U.S. Holder with respect to the notes or our common stock.

To claim the benefit of a U.S. income tax treaty, a Non-U.S. Holder must provide a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable form) for treaty benefits prior to the payment of any amount described above. A Non-U.S. Holder may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund.

Income effectively connected with a U.S. trade or business

If a Non-U.S. Holder of notes or shares of our common stock is engaged in a trade or business in the United States, and if interest on the notes, distributions on our common stock (including constructive dividends), or gain realized on the conversion, sale, exchange, retirement or other disposition of the notes or common stock is effectively connected with the conduct of such trade or business, the Non-U.S. Holder will generally be subject to regular U.S. federal income tax on such income or gain in the same manner as if the Non-U.S. Holder were a U.S. person unless such Non-U.S. Holder is eligible for treaty benefits. If the Non-U.S. Holder is eligible for the benefits of an income tax treaty between the United States and the holder's country of residence, any "effectively connected" income or gain will generally be subject to U.S. federal income tax only if it is also attributable to a permanent establishment or fixed base maintained by the holder in the United States. Payments of interest or dividends (including constructive dividends) that are effectively connected with a United States trade or business (and, if an income tax treaty applies, attributable to a permanent establishment or fixed base), and therefore included in the gross income of a Non-U.S. Holder, will not be subject to the 30% withholding tax provided that the holder claims exemption from withholding. To claim exemption from withholding, the holder must certify its qualification, which can be done by filing a properly executed IRS Form W-8ECI. In addition, if such a Non-U.S. Holder is a foreign corporation, such holder may also be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

Ownership and disposition of common stock received upon conversion

The tax consequences of owning and disposing of common stock received upon conversion of the notes are generally described in the accompanying prospectus under "U.S. Federal Income Tax Considerations—Taxation of Stockholders—Taxation of Non-U.S. Holders."

Backup withholding and information reporting

A Non-U.S. Holder generally will be required to comply with certain certification procedures to establish that such holder is not a U.S. person in order to avoid backup withholding with respect to payments of principal, interest or dividends or the proceeds of a disposition of the notes or common stock. In addition, withholding agents are generally required to annually report to the IRS and each Non-U.S. Holder the amount of any interest or dividends paid to such Non-U.S. Holder, regardless of whether any tax was actually withheld. Copies of the information returns reporting such interest or dividend payments and the amount withheld may also be made available to the tax authorities in the country in which a Non-U.S. Holder resides under the provisions of an applicable income tax treaty. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or credit against a Non-U.S. Holder's U.S. federal income tax liability, provided that certain required information is provided timely to the IRS.

Foreign account tax compliance act

Withholding at a rate of 30% will generally be required on dividends and payments of interest in respect of, and after December 31, 2018, gross proceeds from the sale of, shares of our stock and notes held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the Treasury to report, on an annual basis, information with respect to shares in, or accounts maintained by, the institution to the extent such shares or accounts are held by certain U.S. persons or by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments. Accordingly, the entity through which our shares or notes are held will affect the determination of whether such withholding is required. Similarly, dividends and payments of interest in respect of, and after December 31, 2018, gross proceeds from the sale of, shares of our stock and notes held by an investor that is a non-financial non-U.S. entity which does not qualify under certain exceptions will be subject to withholding at a rate of 30%, unless such entity either (i) certifies to the applicable withholding agent that such entity does not have any "substantial United States owners" or (ii) provides certain information regarding the entity's "substantial United States owners," which the applicable withholding agent will in turn provide to the Secretary of the Treasury. An intergovernmental agreement between the U.S. and an applicable foreign country may modify these requirements. We will not pay any additional amounts to investors in respect of any amounts withheld. U.S. Holders intending to hold our stock or notes through foreign financial institutions and Non-U.S. Holders are encouraged to consult their tax advisors regarding the possible implications of these rules on their investment.

Underwriting

We will enter into an underwriting agreement with J.P. Morgan Securities LLC, as representative of the several underwriters listed in the table below. Pursuant to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase from us, the principal amount of notes set forth opposite its name below:

Underwriter	Principal amount of notes

J.P. Morgan Securities LLC	$
JMP Securities LLC
Merrill Lynch, Pierce, Fenner & Smith
Incorporated

Total		$125,000,000

The underwriting agreement provides that the underwriters are obligated to purchase all of the notes if any are purchased. The obligations of the underwriters under the underwriting agreement are subject to the satisfaction of certain conditions.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters initially propose to offer the notes to the public at the public offering price that appears on the cover page of this prospectus supplement. The underwriters may offer the notes to selected dealers at the public offering price minus a concession of up to         % of the principal amount. After the initial offering, the underwriters may change the public offering price and any other selling terms. The underwriters may offer and sell notes through certain of their affiliates.

The following table shows the underwriting discounts and commissions to be paid to the underwriters by us in connection with this offering, assuming both no exercise and full exercise of the underwriters' over-allotment option described below.

Paid by us

	No exercise	Full exercise

Per $1,000 principal amount of notes	$	$
Total	$	$

We estimate that the expenses for this offering payable by us (other than discounts and commissions set forth in the table above) will be approximately $              . We have also agreed to reimburse the underwriters for certain of their expenses in an amount up to $5,000.

A prospectus supplement and accompanying prospectus in electronic format may be made available on websites maintained by the underwriters or by their respective affiliates. The underwriters may agree to allocate a number of notes for sale to their online brokerage account holders. Internet distributions will be made by the underwriters on the same basis as other allocations.

Option to purchase additional notes

We have granted the underwriters the right to purchase, exercisable within a 30-day period from the date of this prospectus supplement, up to an additional $18,750,000 principal amount of notes from us solely to cover over-allotments. If any additional notes are purchased with this option, the underwriters will offer such additional notes on the same terms as those on which the notes are being offered.

New issue of notes

The notes are a new issue of securities, and there is currently no established trading market for such notes. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for the notes to be quoted on any quotation system.

The underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so. The underwriters may discontinue any market-making in the notes at any time in their sole discretion without notice. Accordingly, we cannot assure you that a liquid trading market will develop for the notes. If an active trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial public offering price depending on prevailing interest rates, the market for similar securities, our performance and other factors.

Settlement

We expect to deliver the notes against payment for the notes on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the third business day following the pricing of the notes. Since trades in the secondary market generally settle in two business days, purchasers who wish to trade notes prior to the delivery of the notes hereunder will be required, by virtue of the fact that the notes will settle in T+3, to specify alternative settlement arrangements at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to their date of delivery hereunder should consult their advisors.

No sale of similar securities

We have agreed that, for a period of 45 days after the date of the offering of the securities to be sold hereunder, we will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the Securities and Exchange Commission a registration statement under the Securities Act relating to, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of common stock or such other securities, in cash or otherwise, without the prior written consent of the Representative, other than the Securities to be sold hereunder and any shares of common stock of the Company issued upon the exercise of options granted under existing employee stock option plans; provided, however, that we may issue and sell common stock pursuant to the Equity Distribution

Agreement, dated as of February 13, 2014, as amended as of August 10, 2016, with JMP Securities LLC in connection with an "at the market offering," so long as such issuances and sales occur no earlier than 30 days after the date of this prospectus supplement.

Our directors and officers and ACM have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which each of these persons or entities have agreed they will not, subject to limited exceptions, without the prior written consent of J.P. Morgan Securities LLC on behalf of the underwriters, during the period beginning on the date of the lock-up agreements and ending 45 days after the date of this prospectus supplement, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock (including without limitation, common stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock or such other securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to, the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for common stock.

Price stabilization and short positions; repurchase of common stock

In connection with the offering of the notes, the underwriters may engage in over-allotment, stabilizing transactions and syndicate covering transactions in the notes and our common stock. Over-allotment involves sales in excess of the offering size, which creates a short position for the underwriters. Stabilizing transactions involve bids to purchase the notes or our common stock in the open market for the purpose of pegging, fixing or maintaining the price of the notes. Syndicate covering transactions involve purchases of the notes or our common stock in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the price of the notes or our common stock to be higher than it would otherwise be in the absence of those transactions.

These acquisitions could have the effect of raising or maintaining the market price of our common stock above levels that would otherwise have prevailed, or preventing or retarding a decline in the market price of our common stock.

Other relationships

The underwriters and their respective affiliates have provided in the past and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and our affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions.

Affiliates of certain of the underwriters are parties to various financial arrangements involving us or our affiliates. An affiliate of J.P. Morgan Securities LLC is a buyer under certain of our repurchase agreements. An affiliate of J.P. Morgan Securities LLC is a lender and agent under our current credit facility. JMP Securities LLC is the agent under our Equity Distribution Agreement, dated February 13, 2014, as amended.

An affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated is a lender and/or agent under certain of our warehousing credit facilities.

In addition, from time to time, the underwriters and their respective affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

Selling restrictions

General

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement and the accompanying prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement, the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons who come into possession of this prospectus supplement and the accompanying prospectus are advised to inform themselves about, and to observe, any restrictions relating to the offering and the distribution of this prospectus supplement and the accompanying prospectus. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

You should be aware that the laws and practices of certain countries require investors to pay stamp taxes and other charges in connection with purchases of securities.

Dubai International Financial Centre ("DIFC")

This prospectus supplement and the accompanying prospectus relate to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority ("DFSA"). This prospectus supplement and the accompanying prospectus are intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement or the accompanying prospectus nor taken steps to verify the information set forth herein and has no responsibility for this document. The securities to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this document you should consult an authorized financial advisor.

In relation to its use in the DIFC, this prospectus supplement and the accompanying prospectus are strictly private and confidential and are being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.

Australia

Each of this prospectus supplement and the accompanying prospectus:

•
does not constitute a disclosure document under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the "Corporations Act");

•
has not been, and will not be, lodged with the Australian Securities and Investments Commission ("ASIC"), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document under Chapter 6D.2 of the Corporations Act; and

•
may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, or Exempt Investors, available under section 708 of the Corporations Act.

The securities may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the securities may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any securities may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the securities, you represent and warrant to us that you are an Exempt Investor.

As any offer of securities under this document will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the securities you undertake to us that you will not, for a period of 12 months from the date of issue of the securities, offer, transfer, assign or otherwise alienate those securities to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Act. Accordingly, the securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan.

Hong Kong

The securities have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the securities has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

In addition, except when relying on the "professional investor" exemption under the OCO or the SFO, the following prescribed wording should be included:

The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.

Singapore

Neither this prospectus supplement nor the accompanying prospectus has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompany prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Securities pursuant to an offer made under Section 275 of the SFA except:

•
to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

•
where no consideration is or will be given for the transfer;

•
where the transfer is by operation of law;

•
as specified in Section 276(7) of the SFA; or

•
as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Bermuda

Securities may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act of 2003 of Bermuda which regulates the sale of securities in Bermuda. Additionally, non-Bermudian persons (including companies) may not carry on or engage in any trade or business in Bermuda unless such persons are permitted to do so under applicable Bermuda legislation.

Saudi Arabia

This document may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations as issued by the board of the Saudi Arabian Capital Market Authority ("CMA") pursuant to resolution number 2-11-2004 dated 4 October 2004 as amended by resolution number 1-28-2008, as amended (the "CMA Regulations"). The CMA does not make any representation as to the accuracy or completeness of this document and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this document. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this document, you should consult an authorised financial adviser.

British Virgin Islands

The securities are not being, and may not be offered to the public or to any person in the British Virgin Islands for purchase or subscription by or on behalf of the company. The securities may be offered to companies incorporated under the BVI Business Companies Act, 2004 (British Virgin Islands),"BVI Companies"), but only where the offer will be made to, and received by, the relevant BVI Company entirely outside of the British Virgin Islands.

This prospectus supplement and the accompanying prospectus have not been, and will not be, registered with the Financial Services Commission of the British Virgin Islands. No registered prospectus has been or will be prepared in respect of the securities for the purposes of the Securities and Investment Business Act, 2010 ("SIBA") or the Public Issuers Code of the British Virgin Islands.

The securities may be offered to persons located in the British Virgin Islands who are "qualified investors" for the purposes of SIBA. Qualified investors include (i) certain entities which are regulated by the Financial Services Commission in the British Virgin Islands, including banks, insurance companies, licensees under SIBA and public, professional and private mutual funds; (ii) a company, any securities of which are listed on a recognised exchange; and (iii) persons defined as "professional investors" under SIBA, which is any person (a) whose ordinary business involves, whether for that person's own account or the account of others, the acquisition or disposal of property of the same kind as the property, or a substantial part of the property of our company; or (b) who has signed a declaration that he, whether individually or jointly with his spouse, has net worth in excess of US$1,000,000 and that he consents to being treated as a professional investor.

China

Neither this prospectus supplement nor the accompanying prospectus constitute a public offer of the securities, whether by sale or subscription, in the People's Republic of China (the "PRC"). The securities are not being offered or sold directly or indirectly in the PRC to or for the benefit of, legal or natural persons of the PRC.

Further, no legal or natural persons of the PRC may directly or indirectly purchase any of the securities or any beneficial interest therein without obtaining all prior PRC's governmental approvals that are required, whether statutorily or otherwise. Persons who come into possession of this document are required by the issuer and its representatives to observe these restrictions.

Korea

The securities have not been and will not be registered under the Financial Investments Services and Capital Markets Act of Korea and the decrees and regulations thereunder (the "FSCMA"), and the securities have been and will be offered in Korea as a private placement under the FSCMA. None of the securities may be offered, sold or delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder (the "FETL"). The securities have not been listed on any of securities exchanges in the world including, without limitation, the Korea Exchange in Korea. Furthermore, the purchaser of the securities shall comply with all applicable regulatory requirements (including but not limited to requirements under the FETL) in connection with the purchase of the securities. By the purchase of the securities, the relevant holder thereof will be deemed to represent and warrant that if it is in Korea or is a resident of Korea, it purchased the securities pursuant to the applicable laws and regulations of Korea.

Malaysia

No prospectus or other offering material or document in connection with the offer and sale of the securities has been or will be registered with the Securities Commission of Malaysia ("Commission") for the Commission's approval pursuant to the Capital Markets and Services Act 2007. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Malaysia other than (i) a closed end fund approved by the Commission; (ii) a holder of a Capital Markets Services Licence; (iii) a person who acquires the securities, as principal, if the offer is on terms that the securities may only be acquired at a consideration of not less than RM250,000 (or its equivalent in foreign currencies) for each transaction; (iv) an individual whose total net personal assets or total net joint assets with his or her spouse exceeds RM3 million (or its equivalent in foreign currencies), excluding the value of the primary residence of the individual; (v) an individual who has a gross annual income exceeding RM300,000 (or its equivalent in foreign currencies) per annum in the preceding twelve months; (vi) an individual who, jointly with his or her spouse, has a gross annual income of RM400,000 (or its equivalent in foreign currencies), per annum in the preceding twelve months; (vii) a corporation with total net assets exceeding RM10 million (or its equivalent in a foreign currencies) based on the last audited accounts; (viii) a partnership with total net assets exceeding RM10 million (or its equivalent in foreign currencies); (ix) a bank licensee or insurance licensee as defined in the Labuan Financial Services and Securities Act 2010; (x) an Islamic bank licensee or takaful licensee as defined in the Labuan Financial Services and Securities Act 2010; and (xi) any other person as may be specified by the Commission; provided that, in the each of the preceding categories (i) to (xi), the distribution of the securities is made by a holder of a Capital Markets Services Licence who carries on the business of dealing in securities. The distribution in Malaysia of this prospectus supplement and accompanying prospectus is subject to Malaysian laws. Neither this prospectus supplement nor the accompanying prospectus constitutes nor may be used for the purpose of a public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the registration of a prospectus with the Commission under the Capital Markets and Services Act 2007.

Taiwan

The securities have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorised to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the securities in Taiwan.

South Africa

(a)    Due to restrictions under the securities laws of South Africa, the securities are not offered, and the securities shall not be transferred, sold, renounced or delivered, in South Africa or to a person with an address in South Africa, unless one or other of the following exemptions applies:

•
the offer, transfer, sale, renunciation or delivery is to duly registered banks, mutual banks, financial services provider, financial institution, the Public Investment Corporation (in each case registered as such in South Africa), a person who deals with securities in their ordinary course of business, or a wholly owned subsidiary of a bank, mutual bank, authorised services provider or financial institution, acting as agent in the capacity of an authorised portfolio manager for a pension fund (duly registered in South Africa), or as manager for a collective investment scheme (registered in South Africa); or

•
the contemplated acquisition cost of the securities, for any single addressee acting as principal is equal to or greater than 1,000,000.

(b)   Neither this prospectus supplement nor the accompanying prospectus constitutes, nor is it intended to constitute, an "offer to the public" (as that term is defined in the South African Companies Act, 2008 (the "SA Companies Act") or a prospectus prepared and registered under the SA Companies Act. This document is not an "offer to the public" and must not be acted on or relied on by persons who do not fall within Section 96(1)(a) of the SA Companies Act (such persons being referred to as "relevant persons"). Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Legal matters

Certain legal matters in connection with this offering will be passed upon for us by Skadden, Arps, Slate, Meagher and Flom LLP, New York, New York, and Venable LLP, Baltimore, Maryland. Certain legal matters in connection with this offering will be passed upon for the underwriters by Cooley LLP, New York, New York.

Experts

The consolidated financial statements of Arbor Realty Trust, Inc. and Subsidiaries appearing in Arbor Realty Trust, Inc.'s and Subsidiaries' Annual Report (Form 10-K) for the year ended December 31, 2016 (including the schedule appearing therein), and the effectiveness of Arbor Realty Trust, Inc. and Subsidiaries' internal control over financial reporting as of December 31, 2016 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Where you can find more information

We file annual, quarterly, and current reports, proxy statements and other information with the SEC. You may read and copy any reports or other information that we file with the SEC at the SEC's Public Reference Room located at 100 F Street, N.E., Washington D.C. 20549. You may also receive copies of these documents upon payment of a duplicating fee, by writing to the SEC's Public Reference Room. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room in Washington D.C. and other locations. Our SEC filings are also available to the public from commercial documents retrieval services, at our website at www.arbor.com and at the SEC's website at www.sec.gov. The information on our website is not, and you should not consider the information to be, a part of this prospectus supplement or the accompanying prospectus.

We have filed with the SEC a registration statement on Form S-3, of which this prospectus supplement and the accompanying prospectus are a part, under the Securities Act of 1933, as amended, with respect to the securities. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information concerning us and our securities, reference is made to the registration statement, including the exhibits to the registration statement. Statements contained in this prospectus supplement or the accompanying prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance, reference is made to the copy of the contract or documents filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

Incorporation of certain documents by reference

The SEC allows us to "incorporate by reference" the information that we file with them into this prospectus supplement. This means that we can disclose important information to you by referring you to other documents filed separately with the SEC, including our annual, quarterly and current reports. The information incorporated by reference is considered to be a part of this prospectus supplement, except for any information that is modified or superseded by information contained in this prospectus supplement or any other subsequently filed document. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus.

The following documents have been filed by us with the SEC and are incorporated by reference into this prospectus supplement:

•
our Annual Report on Form 10-K for the year ended December 31, 2016;

•
our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2017, June 30, 2017 and September 30, 2017;

•
the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2016 from our Definitive Proxy Statement on Schedule 14A, which was filed with the SEC on April 11, 2017;

•
our Current Reports on Form 8-K, filed with the SEC on January 9, 2017, January 20, 2017, January 27, 2017, March 31, 2017, April 12, 2017, May 10, 2017, May 16, 2017, May 18, 2017, June 2, 2017, August 4, 2017 (at 16:07:14) and August 24, 2017 and Current Report on Form 8-K/A, filed with the SEC on August 4, 2017; and

•
the description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on April 5, 2004, including any amendment or report filed for the purpose of updating such description.

In addition, all documents that we file (but not those that we furnish) with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement but before the end of any offering of securities made under this prospectus supplement will also be considered to be incorporated by reference and will automatically update and supersede the information in this prospectus supplement and any previously filed documents.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Requests for such documents should be directed to Arbor Realty Trust, Inc., 333 Earle Ovington Boulevard, Suite 900, Uniondale, New York, 11553, Attention: Secretary (telephone no.: (516) 506-4200).

PROSPECTUS

ARBOR REALTY TRUST, INC.

COMMON STOCK

PREFERRED STOCK

DEPOSITARY SHARES

DEBT SECURITIES

AND

WARRANTS

        We may offer, issue and sell from time to time, together or separately, our debt securities, which may be senior debt securities or subordinated debt securities, shares of our preferred stock, which we may issue in one or more classes or series, depositary shares representing shares of our preferred stock, shares of our common stock, or warrants to purchase debt or equity securities, at an aggregate initial offering price which will not exceed $500,000,000.

        We will provide the specific terms of these securities in supplements to this prospectus. We may describe the terms of these securities in a term sheet which will precede the prospectus supplement. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

        An investment in these securities entails certain material risks and uncertainties that should be considered. See "Risk Factors" beginning on page 2 of this prospectus.

        Our common stock is listed on the New York Stock Exchange under the trading symbol "ABR." Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is July 26, 2016.

        You should rely only on the information contained in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information. This prospectus and any applicable prospectus supplement does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by such documents in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of such documents. Neither the delivery of this prospectus or any applicable prospectus supplement nor any distribution of securities pursuant to such documents shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus or any applicable prospectus supplement or in our affairs since the date of this prospectus or any applicable prospectus supplement.

        This prospectus contains, and any applicable prospectus supplement may contain, summaries of certain provisions contained in some of the documents described herein and therein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to have been filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part and you may obtain copies of those documents as described below under "Where You Can Find More Information."

 ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus, in one or more offerings up to a total dollar amount of $500,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities under this prospectus, we will provide a prospectus supplement containing specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

        You should rely on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

        You should assume that the information in this prospectus is accurate as of the date of the prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

        This prospectus contains summary descriptions of the debt securities, common stock, preferred stock, depositary shares and warrants that we may sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the related prospectus supplement.

ii

 SUMMARY

        The following summary highlights information contained elsewhere in this prospectus. You should read the entire prospectus, including "Risk Factors," before making a decision to invest in our securities. In this prospectus, unless the context indicates otherwise, (a) the words "we," "us," "our," "Arbor," and similar references refer to Arbor Realty Trust, Inc. and its subsidiaries, including Arbor Realty Limited Partnership, our operating partnership, and Arbor Realty SR, Inc., (b) "our board of directors" refers to the board of directors of Arbor Realty Trust, Inc. and (c) the words "Arbor Commercial Mortgage," "ACM" or "our manager" refer to Arbor Commercial Mortgage, LLC.

 Arbor Realty Trust, Inc.

        We are a specialized real estate finance company that invests in a diversified portfolio of structured finance assets in the multi-family and commercial real estate market. We invest primarily in real estate-related bridge and mezzanine loans, including junior participating interests in first mortgages, and preferred equity and, in limited cases, discounted mortgage notes and other real estate-related assets, which we refer to collectively as structured finance investments. We also invest in mortgage-related securities and equity interests in real property. Our principal business objective is to maximize the difference between the yield on our investments and the cost of financing these investments to generate cash available for distribution, facilitate capital appreciation and maximize total return to our stockholders.

        On July 14, 2016, we completed the acquisition of the agency mortgage platform of Arbor Commercial Mortgage, LLC (the "Acquisition"), a national commercial real estate finance company that originates, sells and services a range of multifamily finance products, primarily through the programs of Fannie Mae, Freddie Mac, Ginnie Mae and HUD. As a result, we will also underwrite, originate, sell, and service multifamily mortgage loans at various locations in the United States through the Fannie Mae DUS, Freddie Mac, and HUD lending programs, and originate and sell loans through the conduit markets. Our focus will be primarily on small balance loans with an average loan size of approximately $5 million. We will retain the servicing rights and asset management responsibilities on substantially all loans made under the GSE programs. The acquisition of this platform will enable us to offer a broad range of loan products and services, and thereby maximize our ability to meet client needs, source capital, and grow our commercial real estate finance business.

        We are organized to qualify as a real estate investment trust ("REIT") for U.S. federal income tax purposes. A REIT is generally not subject to U.S. federal income tax on that portion of its REIT taxable income ("Taxable Income") that is distributed to its stockholders, provided that at least 90% of Taxable Income is distributed and certain other REIT qualification requirements are met. Certain of our assets that produce non-qualifying income are held in taxable REIT subsidiaries. Unlike other subsidiaries of a REIT, the income of a taxable REIT subsidiary is generally subject to U.S. federal income tax.

        We conduct substantially all of our operations and investing activities through our operating partnership, Arbor Realty Limited Partnership, and its subsidiaries, including Arbor Realty SR, Inc., a subsidiary REIT ("SR Inc."), and its subsidiaries. We serve as the general partner of our operating partnership, and currently own approximately 73% of its partnership interests.

        We are externally managed and advised by Arbor Commercial Mortgage, LLC pursuant to the terms of a management agreement.

        We are a Maryland corporation formed in June 2003. Our principal executive offices are located at 333 Earle Ovington Boulevard, Suite 900, Uniondale, New York 11553. Our telephone number is (516) 506-4200. Our website is located at www.arborrealtytrust.com. The information contained on our website is not a part of this prospectus.

 RISK FACTORS

        You should consider the specific risks described in our Annual Report on Form 10-K for the year ended December 31, 2015, the risk factors described under the caption "Risk Factors" in our Definitive Proxy Statement filed with the SEC on April 22, 2016 and in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), before making an investment decision. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. See "Where You Can Find More Information" in this prospectus. You should also carefully review the cautionary statement referred to under "Cautionary Statement Regarding Forward-Looking Statements."

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        The information contained in this prospectus is not a complete description of our business or the risks associated with an investment in Arbor Realty Trust, Inc. We urge you to carefully review and consider the various disclosures made by us in this prospectus, including the documents incorporated by reference herein.

        This prospectus contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to, among other things, the operating performance of our investments and financing needs. We use words such as "anticipates," "expects," "believes," "intends," "should," "will," "may" and similar expressions to identify forward-looking statements, although not all forward-looking statements include these words. Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, contain projections of results of operations or of financial condition or state other forward-looking information. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. These forward-looking statements involve risks, uncertainties and other factors that may cause our actual results in future periods to differ materially from forecasted results. Factors that could have a material adverse effect on our operations and future prospects include, but are not limited to, changes in economic conditions generally and the real estate market specifically; adverse changes in the financing markets we access affecting our ability to finance our loan and investment portfolio; changes in interest rates; the quality and size of the investment pipeline and the rate at which we can invest our cash; impairments in the value of the collateral underlying our loans and investments; legislative/regulatory changes; the availability and cost of capital for future investments; competition; and other risks detailed from time to time in our reports filed with the SEC. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect management's views as of the date of this prospectus. The factors noted above could cause our actual results to differ significantly from those contained in any forward-looking statement. For a discussion of our critical accounting policies, see "Management's Discussion and Analysis of Financial Condition and Results of Operations of Arbor Realty Trust, Inc. and Subsidiaries—Significant Accounting Estimates and Critical Accounting Policies" in our Annual Report on Form 10-K for the year ended December 31, 2015 (the "2015 Annual Report").

        Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results.

 USE OF PROCEEDS

        Unless otherwise set forth in a prospectus supplement, we intend to use the net proceeds of any offering of securities to invest in real estate loans and securities, to purchase or pay liabilities and for general corporate purposes. We will have significant discretion in the use of any net proceeds. The net proceeds may be invested temporarily in interest-bearing accounts and short-term interest-bearing securities that are consistent with our qualification as a REIT until they are used for their stated purpose. We may provide additional information on the use of the net proceeds from the sale of the offered securities in an applicable prospectus supplement relating to the offered securities.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS

        The following table sets forth our ratio of earnings to combined fixed charges and preferred stock dividends for each of the periods indicated:

		Year Ended December 31,
	Three Months Ended March 31, 2016(1)
		2015	2014	2013	2012	2011(2)
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends	—x	1.7x	2.7x	1.4x	1.4x	—x

        The ratio of earnings to combined fixed charges and preferred dividends was computed by dividing earnings by our combined fixed charges and preferred dividends. For purposes of calculating the above ratios, (i) earnings represent "Net income (loss) from continuing operations" from our consolidated statements of operations, as adjusted for fixed charges and loss (income) and distributions from equity affiliates, and (ii) fixed charges represent "Interest expense" from our consolidated statements of operations as adjusted for capitalized interest. The ratios are based solely on historical financial information.

(1)
Earnings were insufficient to cover fixed charges by $0.5 million.

(2)
Due to a loss in 2011, earnings were insufficient to cover fixed charges by $36.3 million.

DESCRIPTION OF DEBT SECURITIES

        As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities or subordinated debt securities. Senior debt securities will be issued under an indenture between us and a "Senior Indenture Trustee," referred to as the "Senior Indenture," and subordinated debt securities will be issued under an indenture between us and a "Subordinated Indenture Trustee," referred to as the "Subordinated Indenture." This prospectus sometimes refers to the Senior Indenture and the Subordinated Indenture, collectively, as the "Indentures." The Senior Indenture Trustee and the Subordinated Indenture Trustee are both referred to, individually, as the Trustee.

        The forms of Indentures are filed as exhibits to the registration statement of which this prospectus forms a part. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the Indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indentures (and any amendments or supplements we may enter into from time to time which are permitted under each Indenture) and the debt securities, including the definitions therein of certain terms.

General

        Unless otherwise specified in a prospectus supplement, the debt securities will be our direct unsecured obligations. The senior debt securities will rank equally with any of our other senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

        The Indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture.

        Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

  •
  the title of debt securities and whether they are subordinated debt securities or senior debt securities;

  •
  any limit on the aggregate principal amount of the debt securities;

  •
  the ability to issue additional debt securities of the same series;

  •
  the price or prices at which we will sell the debt securities;

  •
  the maturity date or dates of the debt securities;

  •
  the rate or rates of interest, if any, which may be fixed or variable, at which the debt securities will bear interest, or the method of determining such rate or rates, if any;

  •
  the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

  •
  the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive period during which interest payment periods may be extended;

  •
  whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

  •
  the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

  •
  the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the Indenture;

  •
  if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

  •
  our obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

  •
  the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;

  •
  the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with an Event of Default (as described below), if other than the full principal amount;

  •
  the currency, currencies or currency unit in which we will pay the principal of (and premium, if any) or interest, if any, on the debt securities, if not United States dollars;

  •
  provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

  •
  any deletions from, modifications of or additions to the Events of Default or our covenants with respect to the applicable series of debt securities, and whether or not such Events of Default or covenants are consistent with those contained in the applicable Indenture;

  •
  any limitation on our ability to incur debt, redeem stock, sell our assets or other restrictions;

  •
  the application, if any, of the terms of the Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

  •
  whether the subordination provisions summarized below or different subordination provisions will apply to the debt securities;

  •
  the terms, if any, upon which the holders may convert or exchange the debt securities into or for our common stock, preferred stock or other securities or property;

  •
  whether any of the debt securities will be issued in global form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

  •
  any change in the right of the Trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an Event of Default;

  •
  the depositary for global or certificated debt securities;

  •
  any special tax implications of the debt securities;

  •
  any trustees, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

  •
  any other terms of the debt securities not inconsistent with the provisions of the Indentures, as amended or supplemented;

  •
  to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable Indenture;

  •
  if the principal of or any premium or interest on any debt securities of the series is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

  •
  the portion of the principal amount of any securities of the series which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable Indenture if other than the entire principal amount; and

  •
  if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined).

        Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

        Unless otherwise specified in the applicable prospectus supplement, debt securities will be issued in fully-registered form without coupons.

        Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the U.S. federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

Subordination

        The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to any existing Senior Indebtedness.

        Under the Subordinated Indenture, "Senior Indebtedness" means all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the Subordinated Indenture or thereafter incurred or created:

  •
  the principal of (and premium, if any) and interest due on our indebtedness for borrowed money and indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by us;

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  all of our capital lease obligations;

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  any of our obligations as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles;

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  all of our obligations for the reimbursement on any letter of credit, banker's acceptance, security purchase facility or similar credit transaction;

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  all of our obligations in respect of interest rate swap, cap or other agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts and other similar agreements;

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  all obligations of the types referred to above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and

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  all obligations of the types referred to above of other persons secured by any lien on any property or asset of ours (whether or not such obligation is assumed by us).

        However, Senior Indebtedness does not include:

  •
  any indebtedness which expressly provides that such indebtedness shall not be senior in right of payment to the subordinated debt securities, or that such indebtedness shall be subordinated to any other of our indebtedness, unless such indebtedness expressly provides that such indebtedness shall be senior in right of payment to the subordinated debt securities;

  •
  any of our indebtedness in respect of the subordinated debt securities;

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  any indebtedness or liability for compensation to employees, for goods or materials purchased in the ordinary course of business or for services;

  •
  any of our indebtedness to any subsidiary; and

  •
  any liability for federal, state, local or other taxes owed or owing by us.

        Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

        Unless otherwise noted in the accompanying prospectus supplement, if we default in the payment of any principal of (or premium, if any) or interest on any Senior Indebtedness when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default is cured or waived or ceases to exist, we will make no direct or indirect payment (in cash, property, securities, by set-off or otherwise) in respect of the principal of or interest on the subordinated debt securities or in respect of any redemption, retirement, purchase or other requisition of any of the subordinated debt securities.

        In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of such acceleration, subject to any security interest, will first be entitled to receive payment in full of all amounts due on the senior debt securities before the holders of the subordinated debt securities will be entitled to receive any payment of principal (and premium, if any) or interest on the subordinated debt securities.

        If any of the following events occurs, we will pay in full all Senior Indebtedness before we make any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, to any holder of subordinated debt securities:

  •
  any dissolution or winding-up or liquidation or reorganization of Arbor Realty Trust, Inc., whether voluntary or involuntary or in bankruptcy, insolvency or receivership;

  •
  any general assignment by us for the benefit of creditors; or

  •
  any other marshaling of our assets or liabilities.

        In such event, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of Senior Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness has been paid in full. If any payment or distribution under the subordinated debt securities is received by the Trustee of any subordinated debt securities in contravention of any of the terms of the Subordinated Indenture and before all the Senior Indebtedness has been paid in full, such payment or distribution or security will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the Senior Indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all

Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full.

        The Subordinated Indenture does not limit the issuance of additional Senior Indebtedness.

Consolidation, Merger, Sale of Assets and Other Transactions

        We may not (i) merge with or into or consolidate with another corporation or sell, assign, transfer, lease or convey all or substantially all of our properties and assets to, any other corporation other than a direct or indirect wholly-owned subsidiary of ours, and (ii) no corporation may merge with or into or consolidate with us or, except for any direct or indirect wholly-owned subsidiary of ours, sell, assign, transfer, lease or convey all or substantially all of its properties and assets to us, unless:

  •
  the corporation formed by or surviving such merger or consolidation or to which such sale, assignment, transfer, lease or conveyance has been made, if other than us, has expressly assumed by supplemental indenture all of our obligations under the Indentures or we are the surviving corporation;

  •
  immediately after giving effect to such transaction, no default or Event of Default has occurred and is continuing; and

  •
  we deliver to the Trustee an officers' certificate and an opinion of counsel, each stating that the supplemental indenture complies with the applicable Indenture.

Events of Default, Notice and Waiver

        Unless an accompanying prospectus supplement states otherwise, the following shall constitute "Events of Default" under the Indentures with respect to each series of debt securities:

  •
  our failure to pay any interest on any debt security of such series when due and payable, continued for 30 days;

  •
  our failure to pay principal (or premium, if any) on any debt security of such series when due, regardless of whether such payment became due because of maturity, redemption, acceleration or otherwise, or is required by any sinking fund established with respect to such series;

  •
  our failure to observe or perform any other of our covenants or agreements with respect to such debt securities for 60 days after we receive notice of such failure;

  •
  certain events of bankruptcy, insolvency or reorganization of Arbor Realty Trust, Inc.; and

  •
  any other Event of Default provided with respect to Securities of that series.

        If an Event of Default with respect to any debt securities of any series outstanding under either of the Indentures shall occur and be continuing, the Trustee under such Indenture or the holders of at least 25% in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable Indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of an Event of Default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount securities for the particular provisions relating to acceleration of maturity thereof.

        Any past default under either Indenture with respect to debt securities of any series, and any Event of Default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under such Indenture, except in the case of (i) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series or (ii) default in respect of a covenant or provision which may not be amended or modified without the consent of the holder of each outstanding debt security of such series affected.

        The Trustee is required within 90 days after the occurrence of a default (which is known to the Trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default.

        The Trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the Indentures at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series under either Indenture may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the debt securities of such series, provided that such direction shall not be in conflict with any rule of law or with the applicable Indenture and the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

        No holder of a debt security of any series may institute any action against us under either of the Indentures (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless (i) the holder has given to the Trustee written notice of an Event of Default and of the continuance thereof with respect to the debt securities of such series specifying an Event of Default, as required under the applicable Indenture, (ii) the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under such Indenture shall have requested the Trustee to institute such action and offered to the Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (iii) the Trustee shall not have instituted such action within 60 days of such request and (iv) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the holders of a majority in principal amount of the debt securities of that series.

        We are required to furnish annually to the Trustee statements as to our compliance with all conditions and covenants under each Indenture.

Discharge, Defeasance and Covenant Defeasance

        We may discharge or defease our obligations under the Indenture as set forth below, unless otherwise indicated in the applicable prospectus supplement.

        We may discharge certain obligations to holders of any series of debt securities issued under either the Senior Indenture or the Subordinated Indenture which have not already been delivered to the Trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the Trustee money in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not previously delivered to the Trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be and we have paid all other sums payable under the applicable indenture.

        If indicated in the applicable prospectus supplement, we may elect either (i) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except as otherwise provided in the relevant Indenture) ("defeasance") or (ii) to be released from our obligations with respect to certain covenants applicable to the debt securities of or within any series ("covenant defeasance"), upon the deposit with the relevant Indenture Trustee, in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to defeasance or covenant defeasance, we must deliver to the Trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the relevant Indenture. In addition, in the case of either defeasance or covenant defeasance, we shall have delivered to the Trustee (i) an officers' certificate to the effect that the relevant debt securities exchange(s) have informed us that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit and (ii) an officers' certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with.

        We may exercise our defeasance option with respect to such debt securities notwithstanding our prior exercise of our covenant defeasance option.

Modification and Waiver

        Under the Indentures, we and the applicable Trustee may supplement the Indentures for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of a series without the consent of those holders. We and the applicable Trustee may also modify the Indentures or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the Indenture. However, the Indentures require the consent of each holder of debt securities that would be affected by any modification which would:

  •
  change the fixed maturity of any debt securities of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof;

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  reduce the amount of principal of an original issue discount debt security or any other debt security payable upon acceleration of the maturity thereof;

  •
  change the currency in which any debt security or any premium or interest is payable;

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  impair the right to enforce any payment on or with respect to any debt security;

  •
  reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the Indentures or for waiver of compliance with certain provisions of the Indentures or for waiver of certain defaults; or

  •
  modify any of the above provisions.

        The Indentures permit the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the Indenture which is affected by the modification or amendment to waive our compliance with certain covenants contained in the Indentures.

Payment and Paying Agents

        Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.

        Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

        Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by us will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

        All moneys paid by us to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to us upon request, and the holder of such debt security thereafter may look only to us for payment thereof.

Denominations, Registrations and Transfer

        Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company, or DTC. In such case, each holder's beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC's records.

        A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder's name if:

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  DTC notifies us that it is unwilling or unable to continue serving as the depositary for the relevant global securities or DTC ceases to maintain certain qualifications under the Exchange Act and no successor depositary has been appointed for 90 days; or

  •
  we determine, in our sole discretion, that the global security shall be exchangeable.

        If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the Trustee's corporate office or at the offices of any paying agent or trustee appointed by us under the Indentures. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.

Governing Law

        The Indentures and debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to its principles of conflicts of laws.

Trustee

        The Trustee shall be named in the applicable prospectus supplement.

Conversion or Exchange Rights

        The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock, preferred stock or other debt securities. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of shares of our common stock or other securities to be received by the holders of such series of debt securities to be adjusted.

DESCRIPTION OF CAPITAL STOCK

        The following description of the terms of our stock is only a summary. For a complete description, we refer you to the Maryland General Corporation Law (the "MGCL"), our charter and our bylaws. Copies of our charter and bylaws are available upon request. The following description discusses the general terms of the common stock and preferred stock that we may issue.

        The prospectus supplement relating to a particular class or series of preferred stock will describe certain other terms of such class or series of preferred stock. If so indicated in the prospectus supplement relating to a particular class or series of preferred stock, the terms of any such class or series of preferred stock may differ from the terms set forth below. The description of preferred stock set forth below and the description of the terms of a particular class or series of preferred stock set forth in the applicable prospectus supplement are not complete and are qualified in their entirety by reference to our charter, particularly to the articles supplementary relating to that class or series of preferred stock.

General

        Our charter provides that we may issue up to 500,000,000 shares of common stock, $0.01 par value per share, and up to 100,000,000 shares of preferred stock, $.01 par value per share. As of July 15, 2016, 51,381,405 shares of common stock were issued and outstanding. As of July 15, 2016, 1,551,500 shares of 8.250% Series A cumulative redeemable preferred stock (the "Series A Preferred Stock"), 1,260,000 shares of 7.75% Series B cumulative redeemable preferred stock (the "Series B Preferred Stock"), 900,000 shares of 8.50% Series C cumulative redeemable preferred stock (the "Series C Preferred Stock") and 21,230,769 shares of Special Voting Preferred Stock, par value $0.01 per share (the "Special Voting Preferred Stock"), were issued and outstanding. As of July 15, 2016, there were 8,919 holders of record of our common stock. Under Maryland law, our stockholders generally are not liable for our debts or obligations.

Common Stock

        Subject to the preferential rights of any other class or series of stock, including our Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, and to the provisions of the charter regarding the restrictions on transfer and ownership of stock, holders of shares of our common stock are entitled to receive dividends on such stock when, as and if authorized by our board of directors out of funds legally available therefor and declared by us and to share ratably in the assets of our company legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all known debts and liabilities of our company, including the preferential rights on dissolution of any class or series of preferred stock.

        Subject to the provisions of our charter regarding the restrictions on transfer and ownership of stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to the vote of stockholders, including the election of directors. There is no cumulative voting in the election of our board of directors, which means that the holders of outstanding shares of our common stock entitled to cast a majority of the votes in the election of directors can elect all of the directors then standing for election and the holders of the remaining shares of our common stock are not able to elect any directors.

        Holders of shares of our common stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any securities of our company. Subject to the provisions of the charter regarding the restrictions on transfer and ownership of stock, shares of our common stock have equal dividend, liquidation and other rights.

        Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge or consolidate with another entity, convert, sell all or substantially all of its assets or engage in a statutory share exchange unless declared advisable by the board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation's charter. Subject to the voting rights of any other class or series of our stock, including our Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Special Voting Preferred Stock, our charter provides for approval of these matters, except with respect to certain charter amendments relating to the classification and removal of our directors and the vote required to amend such provisions (which must be approved by the affirmative vote of two-thirds of all the votes entitled to be cast on the amendment), by an affirmative vote of stockholders entitled to cast a majority of the votes entitled to be cast on the matter.

        Our charter authorizes our board of directors to amend our charter to increase the number of authorized shares of common stock, to authorize us to issue additional authorized but unissued shares of our common stock, to reclassify any unissued shares of our common stock into other classes or series of stock and to establish the number of shares in each class or series and to set or change, subject to the restrictions on transfer and ownership of stock contained in our charter and the terms of any outstanding class or series of stock, including our Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Special Voting Preferred Stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption for each such class or series without stockholder approval.

Preferred Stock

        Our board of directors may authorize the issuance of preferred stock in one or more classes or series and may determine, with respect to any such series, the powers, preferences and rights of such class or series, and its qualifications, limitations and restrictions, including, without limitation:

  •
  the number of shares to constitute such series and the designations thereof;

  •
  the voting power, if any, of holders of shares of such series and, if voting power is limited, the circumstances under which such holders may be entitled to vote;

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  the rate of dividends, if any, and the extent of further participation in dividend distributions, if any, and whether dividends shall be cumulative or non-cumulative;

  •
  whether or not such series will be redeemable, and, if so, the terms and conditions upon which shares of such series will be redeemable;

  •
  the extent, if any, to which such series will have the benefit of any sinking fund provision for the redemption or purchase of shares;

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  the rights, if any, of such series, in the event of the dissolution of the corporation, or upon any distribution of the assets of the corporation; and

  •
  whether or not the shares of such series will be convertible, and, if so, the terms and conditions upon which shares of such series will be convertible.

        You should refer to the articles supplementary and prospectus supplement relating to the class or series of preferred stock being offered for the specific terms of that class or series, including:

  •
  the title or designation of the class or series and the number of shares in the class or series;

  •
  the price at which the preferred stock will be offered;

  •
  the dividend rate or rates or method of calculating the rates, the dates on which the dividends will be payable, whether or not dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends on the preferred stock being offered will cumulate;

  •
  the voting rights, if any, of the holders of shares of the preferred stock being offered;

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  the provisions for a sinking fund, if any, and the provisions for redemption, if applicable, of the preferred stock being offered;

  •
  the liquidation preference per share;

  •
  the terms and conditions, if applicable, upon which the preferred stock being offered will be convertible into our common stock, including the conversion price, or the manner of calculating the conversion price, and the conversion period;

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  the terms and conditions, if applicable, upon which the preferred stock being offered will be exchangeable for debt securities, including the exchange price, or the manner of calculating the exchange price, and the exchange period;

  •
  any listing of the preferred stock being offered on any securities exchange;

  •
  whether interests in the shares of the series will be represented by depositary shares;

  •
  a discussion of any material U.S. federal income tax considerations applicable to the preferred stock being offered;

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  the relative ranking and preferences of the preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

  •
  any limitations on the issuance of any class or series of preferred stock ranking senior or equal to the series of preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs; and

  •
  any additional rights, preferences, qualifications, limitations and restrictions of the series.

        Upon issuance, the shares of preferred stock will be fully paid and nonassessable, which means that its holders will have paid their purchase price in full and we may not require them to pay additional funds. Holders of preferred stock will not have any preemptive rights.

Preferred Stock Dividend Rights

        Holders of preferred stock will be entitled to receive, when, as and if authorized by the board of directors out of funds legally available therefor and declared by us, dividends in additional shares of preferred stock or cash dividends at the rates and on the dates set forth in the related articles supplementary and prospectus supplement. Dividend rates may be fixed or variable or both. Different classes or series of preferred stock may be entitled to dividends at different dividend rates or based upon different methods of determination. Each dividend will be payable to the holders of record as they appear on our stock books on record dates determined by the board of directors. Dividends on preferred stock may be cumulative or noncumulative, as specified in the related articles supplementary and prospectus supplement. If the board of directors fails to authorize or we fail to declare a dividend on any preferred stock for which dividends are noncumulative, then the right to receive that dividend will be lost, and we will have no obligation to pay the dividend for that dividend period, whether or not dividends are declared for any future dividend period.

        No full dividends will be declared or paid on any preferred stock unless full dividends for the dividend period commencing after the immediately preceding dividend payment date and any cumulative dividends still owing have been or contemporaneously are declared and paid on all other series of preferred stock which have the same rank as, or rank senior to, that series of preferred stock. When those dividends are not paid in full, dividends will be declared pro rata, so that the amount of dividends declared per share on that class or series of preferred stock and on each other class or series of preferred stock having the same rank as that class or series of preferred stock will bear the same ratio to each other that accrued dividends per share on that class or series of preferred stock and the other classes or series of preferred stock bear to each other. In addition, generally, unless full dividends including any cumulative dividends still owing on all outstanding shares of any class or series of preferred stock have been paid, no dividends will be declared or paid on the common stock and generally we may not redeem or purchase any common stock. No interest will be paid in connection with any dividend payment or payments which may be in arrears.

        Unless otherwise set forth in the related articles supplementary and prospectus supplement, the dividends payable for each dividend period will be computed by annualizing the applicable dividend rate and dividing by the number of dividend periods in a year, except that the amount of dividends payable for the initial dividend period or any period shorter than a full dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months and, for any period less than a full month, the actual number of days elapsed in the period.

Preferred Stock Rights Upon Liquidation

        If we liquidate, dissolve or wind up our affairs, either voluntarily or involuntarily, the holders of each class and series of preferred stock will be entitled to receive liquidating distributions in the amount set forth in the articles supplementary and prospectus supplement relating to the class or series of preferred stock. If the amounts payable with respect to preferred stock of any class or series and any stock having the same rank as that class or series of preferred stock are not paid in full, the holders of the preferred stock will share ratably in any such distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After the holders of each class or series of preferred stock having the same rank are paid in full, they will have no right or claim to any of our remaining assets. Neither the sale of all or substantially all of our property or business nor a merger or consolidation by us with any other corporation will be considered a dissolution, liquidation or winding up by us of our business or affairs.

Preferred Stock Redemption

        Any class or series of preferred stock may be redeemable in whole or in part at our option. In addition, any class or series of preferred stock may be subject to mandatory redemption pursuant to a sinking fund. The redemption provisions that may apply to a class or series of preferred stock, including the redemption dates and the redemption prices for that class or series, will be set forth in the related articles supplementary and prospectus supplement.

        If a class or series of preferred stock is subject to mandatory redemption, the related articles supplementary and prospectus supplement will specify the year we can begin to redeem shares of the preferred stock, the number of shares of the preferred stock we can redeem each year and the redemption price per share. We may pay the redemption price in cash, stock or other securities of our company or of third parties, as specified in the related articles supplementary and prospectus supplement. If the redemption price is to be paid only from the proceeds of the sale of our capital stock, the terms of the class or series of preferred stock may also provide that if no capital stock is sold or if the amount of cash received is insufficient to pay in full the redemption price then due, the class or series of preferred stock will automatically be converted into shares of the applicable capital stock pursuant to conversion provisions specified in the related prospectus supplement.

        If fewer than all the outstanding shares of any class or series of preferred stock are to be redeemed, whether by mandatory or optional redemption, the board of directors will determine the method for selecting the shares to be redeemed, which may be by lot or pro rata by any other method determined to be equitable. From and after the redemption date, dividends will cease to accrue on the shares of preferred stock called for redemption and all rights of the holders of those shares other than the right to receive the redemption price will cease.

Preferred Stock Conversion Rights

        The related articles supplementary and prospectus supplement will state any conversion rights under which shares of preferred stock are convertible into shares of common stock or another class or series of preferred stock or other property. As described under "Redemption" above, under some circumstances preferred stock may be mandatorily converted into common stock or another class or series of preferred stock.

Preferred Stock Voting Rights

        The related articles supplementary and prospectus supplement will state any voting rights of that class or series of preferred stock. Unless otherwise indicated in the related articles supplementary and prospectus supplement, if we issue full shares of any class or series of preferred stock, each share will be entitled to one vote on matters on which holders of that class or series of preferred stock are entitled to vote. Because each full share of any class or series of preferred stock will be entitled to one vote, unless otherwise provided in the related articles supplementary, the voting power of that class or series will depend on the number of shares in that class or series, and not on the aggregate liquidation preference or initial offering price of the shares of that class or series of preferred stock.

Permanent Global Preferred Securities

        A class or series of preferred stock may be issued in whole or in part in the form of one or more global securities that will be deposited with a depositary or its nominee identified in the related prospectus supplement. For most classes and series of preferred stock, the depositary will be DTC. A global security may not be transferred except as a whole to the depositary, a nominee of the depositary or their successors unless it is exchanged in whole or in part for preferred stock in individually certificated form. Any additional terms of the depositary arrangement with respect to any class or series of preferred stock and the rights of and limitations on owners of beneficial interests in a global security representing class or a series of preferred stock may be described in the related prospectus supplement.

Power To Reclassify Unissued Shares Of Common And Preferred Stock

        Our charter authorizes our board of directors to classify and reclassify any unissued shares of our common stock or preferred stock into other classes or series of stock, including one or more classes or series of stock that have priority over our common stock with respect to voting rights, dividends or upon liquidation. Prior to issuance of shares of each class or series, our board of directors is required by the MGCL and by our charter to set, subject to our charter restrictions on transfer and ownership of stock and to the terms of any outstanding class or series of stock, including our Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Special Voting Preferred Stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Subject to the rights of holders of any other class or series of our stock, including our Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Special Voting Preferred Stock, our board of directors may take these actions without stockholder approval unless stockholder approval is required by applicable law or the rules of any stock exchange or automatic quotation system on which our securities are listed or traded. Therefore, our board of directors could authorize the issuance of shares of common or preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest.

Power to Increase or Decrease Authorized Shares of Stock and Issue Additional Shares of Common Stock and Preferred Stock

        We believe that the power of our board of directors to amend our charter to increase or decrease the number of authorized shares of stock, to authorize us to issue additional shares of common stock or preferred stock and to classify or reclassify unissued shares of common stock or preferred stock and thereafter to authorize us to issue the classified or reclassified shares provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. These actions can be taken without common stockholder approval, unless such approval is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although we have no present intention of doing so, we could issue a class or series of stock that could delay, defer or prevent a transaction or a change in control of us that might involve a premium price for holders of common stock or otherwise be in their best interest.

Dividend Reinvestment Plan

        We may implement a dividend reinvestment plan whereby stockholders may automatically reinvest their dividends in our common stock. Details about any such plan would be sent to our stockholders following adoption thereof by our board of directors.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock is American Stock Transfer and Trust Company.

Restrictions on Transfer and Ownership

        In order for us to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"), our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

        Our charter contains restrictions on the ownership and transfer of our stock that are intended to assist us in complying with these requirements and continuing to qualify as a REIT. The relevant sections of our charter provide that subject to the exceptions described below, no person or entity may beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 5.0% (by value or by number of shares, whichever is more restrictive) of the outstanding shares of our common stock or 5.0% by value of our aggregate outstanding shares of stock of all classes or series. We refer to this restriction as the "general ownership limit."

        The constructive ownership rules under the Code are complex and may cause stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 5.0% of our outstanding shares of common stock or stock of all classes or series (or the acquisition of an interest in an entity that owns, actually or constructively, less than 5.0% of our outstanding shares of common stock or stock of all classes or series) by an individual or entity, could, nevertheless cause that individual or entity, or another individual or entity, to own constructively in excess of these limits on our outstanding stock and thereby subject the stock to the applicable ownership limit.

        Shares of our stock that would otherwise be directly or indirectly acquired or held by a person in violation of the restrictions on ownership and transfer are, in general, automatically transferred to a trust for the benefit of a charitable beneficiary, as described below, and the purported owner will acquire no rights in such shares. Our board of directors may, in its sole discretion, waive the ownership limit with respect to a particular stockholder if it determines that any exemption from the ownership limit will not jeopardize our status as a REIT under the Code. The stockholder must also agree that any violation of certain required representations and undertakings provided with respect to the exemption or other action contrary to the ownership and transfer restrictions will result in the automatic transfer of the shares causing the violation to a trust. As a condition of our waiver, our board of directors may require an opinion of counsel or a ruling from the Internal Revenue Service ("IRS") that is satisfactory to our board of directors, and/or representations or undertakings from the applicant with respect to preserving our REIT status, and our board of directors may impose such other conditions or restrictions as it deems appropriate. Additionally, the waiver of the ownership limit may not allow five or fewer stockholders to beneficially own more than 50% in value of our outstanding capital stock.

        We have granted ACM and Mr. Ivan Kaufman an exemption from the general ownership limit which permits them to collectively own up to 24% of our outstanding shares of common stock. We have also granted an exemption from the general ownership limit to each of C. Michael Kojaian (a former director), Leon G. Cooperman, Fidelity Real Estate Income Fund and BlackRock Inc. to own up to 8.3%, 7.0%, 9% and 9%, respectively, of our outstanding shares of common stock.

        Our charter provisions further prohibit:

  •
  any person from beneficially or constructively owning shares of our stock that would result in us being closely held under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT; and

  •
  any person from transferring shares of our stock after January 29, 2004 if such transfer would result in shares of our stock being beneficially owned by fewer than 100 persons (determined under the principles of Section 856(a)(5) of the Code).

        Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our common stock that will or may violate any of the foregoing restrictions on transfer and ownership will be required to give notice immediately to us or, in the case of a proposed or attempted transaction, must give at least 15 days' prior written notice to us, and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT. The foregoing restrictions on transfer and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

        Pursuant to our charter, if any purported transfer of our stock or any other event would otherwise result in any person violating the ownership limits or other restrictions on transfer and ownership directors, then that number of shares in excess of the applicable ownership limit (rounded to the nearest whole share) will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by us. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a transfer to the trust. Any dividend or other distribution paid to the purported transferee, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand for distribution to the beneficiary of the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable ownership limit or as otherwise permitted by our board of directors, then our charter provides that the transfer of the excess shares will be void.

        Shares of our stock transferred to the trustee are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price paid by the purported transferee for the shares (or, in the case of a devise or gift, the market price at the time of such devise or gift) and (2) the market price on the date we, or our designee, accepts such offer. We have the right to accept such offer until the trustee has sold the shares of our common stock held in the trust as discussed below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates and the trustee must distribute the net proceeds of the sale to the purported record transferee and any dividends or other distributions held by the trustee with respect to such common stock will be paid to the charitable beneficiary.

        If we do not buy the shares, the trustee must, within 20 days of receiving notice from us of the transfer of shares to the trust, sell the shares to a person or entity designated by the trustee who could own the shares without violating the restrictions on transfer and ownership. After that, the trustee must distribute to the purported record transferee an amount equal to the lesser of (1) the price paid by the purported transferee or owner for the shares (or, if the purported transferee did not give value for the shares in connection with the event causing the shares to be held in trust (e.g., in the case of a gift, devise or other such transaction), the market price of the shares on the day of the event causing the shares to be held in the trust), and (2) the sales proceeds (net of commissions and other expenses of sale) received by the trust for the shares. Any net sales proceeds in excess of the amount payable to the purported record transferee will be paid to the charitable beneficiary. The purported transferee has no rights in the shares held by the trustee.

        The trustee will be designated by us and shall be unaffiliated with us and with any purported transferee. Prior to the sale of any excess shares by the trust, the trustee will receive, in trust for the beneficiary, all dividends and other distributions paid by us with respect to the excess shares, and may also exercise all voting rights with respect to the excess shares.

        Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority, at the trustee's sole discretion, to:

  •
  rescind as void any vote cast by a purported transferee prior to our discovery that the shares have been transferred to the trust; and

  •
  recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust.

        However, if we have already taken irreversible corporate action, then the trustee may not rescind and recast the vote.

        Every owner of more than five percent (or such lower percentage as may be required by the Code or regulations promulgated thereunder) of the shares of our stock, within 30 days after the end of each taxable year, is required to give us written notice, stating the owner's name and address, the number of shares of stock beneficially owned and a description of the manner in which such shares are held. In addition, any person or entity that is a beneficial owner or constructive owner of shares of our stock and any person or entity (including the stockholder of record) who is holding shares of our stock for a beneficial owner or constructive owner will, on request, be required to disclose to us in writing such information as we may request in order to determine the effect, if any, of such stockholder's ownership of shares of our stock on our status as a REIT and to ensure compliance with the ownership limits or to comply with the requirements of any taxing or governmental authority or to determine such compliance.

        All certificates representing shares of our stock bear a legend referring to the restrictions described above.

        These restrictions on ownership and transfer could delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders.

DESCRIPTION OF DEPOSITARY SHARES

        We may issue depositary receipts representing interests in shares of particular class or series of preferred stock which are called depositary shares. We will deposit the preferred stock of a class or series which is the subject of depositary shares with a depositary, which will hold that preferred stock for the benefit of the holders of the depositary shares, in accordance with a deposit agreement between the depositary and us. The holders of depositary shares will be entitled to all the rights and preferences of the preferred stock to which the depositary shares relate, including dividend, voting, conversion, redemption and liquidation rights, to the extent of their interests in that preferred stock.

        While the deposit agreement relating to a particular class or series of preferred stock may have provisions applicable solely to that class or series of preferred stock, all deposit agreements relating to preferred stock we issue will include the following provisions:

Dividends and Other Distributions

        Each time we pay a cash dividend or make any other type of cash distribution with regard to preferred stock of a class or series, the depositary will distribute to the holder of record of each depositary share relating to that class or series of preferred stock an amount equal to the dividend or other distribution per depositary share the depositary receives. If there is a distribution of property other than cash, the depositary either will distribute the property to the holders of depositary shares in proportion to the depositary shares held by each of them, or the depositary will, if we approve, sell the property and distribute the net proceeds to the holders of the depositary shares in proportion to the depositary shares held by them.

Withdrawal of Preferred Stock

        A holder of depositary shares will be entitled to receive, upon surrender of depositary receipts representing depositary shares, the number of whole or fractional shares of the applicable class or series of preferred stock, and any money or other property, to which the depositary shares relate.

Redemption of Depositary Shares

        Whenever we redeem shares of preferred stock held by a depositary, the depositary will be required to redeem, on the same redemption date, depositary shares constituting, in total, the number of shares of preferred stock held by the depositary which we redeem, subject to the depositary's receiving the redemption price of those shares of preferred stock. If fewer than all the depositary shares relating to a class or series are to be redeemed, the depositary shares to be redeemed will be selected by lot or by another method we determine to be equitable.

Voting

        Any time we send a notice of meeting or other materials relating to a meeting to the holders of a class or series of preferred stock to which depositary shares relate, we will provide the depositary with sufficient copies of those materials so they can be sent to all holders of record of the applicable depositary shares, and the depositary will send those materials to the holders of record of the depositary shares on the record date for the meeting. The depositary will solicit voting instructions from holders of depositary shares and will vote or not vote the preferred stock to which the depositary shares relate in accordance with those instructions.

Liquidation Preference

        Upon our liquidation, dissolution or winding up, the holder of each depositary share will be entitled to what the holder of the depositary share would have received if the holder had owned the number of shares (or fraction of a share) of preferred stock which is represented by the depositary share.

Conversion

        If shares of a class or series of preferred stock are convertible into shares of common stock or other of our securities or property, holders of depositary shares relating to that class or series of preferred stock will, if they surrender depositary receipts representing depositary shares and appropriate instructions to convert them, receive the shares of common stock or other securities or property into which the number of shares (or fractions of shares) of preferred stock to which the depositary shares relate could at the time be converted.

Amendment and Termination of a Deposit Agreement

        We and the depositary may amend a deposit agreement, except that an amendment which materially and adversely affects the rights of holders of depositary shares, or would be materially and adversely inconsistent with the rights granted to the holders of the preferred stock to which they relate, must be approved by holders of at least two-thirds of the outstanding depositary shares. No amendment will impair the right of a holder of depositary shares to surrender the depositary receipts evidencing those depositary shares and receive the preferred stock to which they relate, except as required to comply with law. We may terminate a deposit agreement with the consent of holders of a majority of the depositary shares to which it relates. Upon termination of a deposit agreement, the depositary will make the whole or fractional shares of preferred stock to which the depositary shares issued under the deposit agreement relate available to the holders of those depositary shares. A deposit agreement will automatically terminate if:

  •
  All outstanding depositary shares to which it relates have been redeemed or converted; and/or

  •
  The depositary has made a final distribution to the holders of the depositary shares issued under the deposit agreement upon our liquidation, dissolution or winding up.

Miscellaneous

        There will be provisions: (1) requiring the depositary to forward to holders of record of depositary shares any reports or communications from us which the depositary receives with respect to the preferred stock to which the depositary shares relate; (2) regarding compensation of the depositary; (3) regarding resignation of the depositary; (4) limiting our liability and the liability of the depositary under the deposit agreement (usually to failure to act in good faith, gross negligence or willful misconduct); and (5) indemnifying the depositary against certain possible liabilities.

DESCRIPTION OF WARRANTS

        We may issue warrants to purchase debt or equity securities. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

        The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:

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  the title of the warrants;

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  the designation, amount and terms of the securities for which the warrants are exercisable;

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  the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

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  the price or prices at which the warrants will be issued;

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  the aggregate number of warrants;

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  any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

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  the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

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  if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

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  if applicable, a discussion of the material U.S. federal income tax considerations applicable to the exercise of the warrants;

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  any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

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  the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

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  the maximum or minimum number of warrants that may be exercised at any time; and

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  information with respect to book-entry procedures, if any.

Exercise of Warrants

        Each warrant will entitle the holder of warrants to purchase for cash the amount of debt or equity securities, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the debt or equity securities that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of the material U.S. federal income tax consequences relating to the acquisition, holding and disposition of common stock, preferred stock or debt securities of Arbor Realty. For purposes of this section under the heading "U.S. Federal Income Tax Considerations," references to "Arbor Realty," "we," "our" and "us" mean only Arbor Realty Trust, Inc. and not its subsidiaries or other lower-tier entities, except as otherwise required by the context. However, our indirect subsidiary, SR Inc., like Arbor Realty, has also elected to be taxed as a REIT. To the extent that the discussion below relates to the tax requirements for, and consequences of, qualifying as a REIT, it also applies to SR Inc.'s election to be taxed as a REIT.

        This summary is based upon the Code, the regulations promulgated by the U.S. Treasury Department, rulings and other administrative pronouncements issued by the IRS and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this prospectus. The summary is also based upon the assumption that the operation of Arbor Realty, and of its subsidiaries and other lower-tier and affiliated entities, will in each case be in accordance with its applicable organizational documents or partnership agreement. This summary is for general information only and is not tax advice. This summary of the material U.S. federal income tax consequences of an investment in our stock or debt securities does not purport to discuss all aspects of U.S. federal income taxation that may be relevant to a particular investor in light of its investment or tax circumstances, or to investors subject to special tax rules, such as:

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  financial institutions;

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  insurance companies;

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  broker-dealers;

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  regulated investment companies;

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  holders who receive Arbor Realty stock or debt securities through the exercise of employee stock options or otherwise as compensation;

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  persons holding Arbor Realty stock or debt securities as part of a "straddle," "hedge," "conversion transaction," "synthetic security" or other integrated investment;

        and, except to the extent discussed below:

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  partnerships, other pass-through entities and trusts;

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  tax-exempt organizations; and

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  foreign investors.

        This summary assumes that investors will hold our stock or debt securities as capital assets, which generally means as property held for investment.

        THE U.S. FEDERAL INCOME TAX TREATMENT OF HOLDERS OF ARBOR REALTY STOCK OR DEBT SECURITIES DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE TAX CONSEQUENCES OF HOLDING ARBOR REALTY STOCK OR DEBT SECURITIES TO ANY PARTICULAR INVESTOR WILL DEPEND ON THE INVESTOR'S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, EXCHANGING OR OTHERWISE DISPOSING OF ARBOR REALTY STOCK OR DEBT SECURITIES.

Taxation of Arbor Realty

        Arbor Realty and SR Inc. have each elected to be taxed as a REIT, commencing with their initial taxable years, which ended on December 31, 2003 and December 31, 2005, respectively. We believe that such entities were organized and have operated in such a manner as to qualify for taxation as a REIT, and intend to continue to operate in such a manner.

        In connection with this prospectus, we have received an opinion of the law firm of Skadden, Arps, Slate, Meagher & Flom LLP to the effect that, commencing with Arbor Realty's initial taxable year ended December 31, 2003, Arbor Realty was organized in conformity with the requirements for qualification as a REIT under the Code, and its actual method of operation through the date hereof has enabled, and its proposed method of operation will enable, it to meet the requirements for qualification and taxation as a REIT. It must be emphasized that the opinion of Skadden, Arps, Slate, Meagher & Flom LLP is expressed as of the date given, is based on various assumptions relating to the organization and operation of Arbor Realty and its affiliates, and is conditioned upon fact-based representations and covenants made by the management of Arbor Realty and affiliated entities regarding their organization, assets and income, and the past, present and future conduct of their business operations.

        While we intend to operate so as to qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in circumstances, no assurance can be given by Skadden, Arps, Slate, Meagher & Flom LLP or by us that we will so qualify for any particular year. Skadden, Arps, Slate, Meagher & Flom LLP will have no obligation to advise us or the holders of our stock of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

        Our qualification and taxation as a REIT depends on our ability to meet, on a continuing basis, through actual operating results, distribution levels, and diversity of stock ownership, various qualification requirements imposed upon REITs by the Code and the Treasury regulations issued thereunder, including requirements relating to the nature and composition of our assets and income, the compliance with which will not be reviewed by Skadden, Arps, Slate, Meagher & Flom LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets that we own directly or indirectly. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.

Taxation of REITs in General

        As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below under "Requirements for Qualification—General." While we intend to operate so as to qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See "—Failure to Qualify" below.

        Provided that we qualify as a REIT, we will generally be entitled to a deduction for dividends that we pay and therefore will not be subject to U.S. federal corporate income tax on net income that is currently distributed to our stockholders. This treatment substantially eliminates the "double taxation" at the corporate and stockholder levels that generally results from investment in a corporation. In general, the income that we generate is taxed only at the stockholder level upon a distribution of dividends to our stockholders.

        Currently, most U.S. holders that are individuals, trusts or estates are taxed on corporate dividends at a maximum U.S. federal income tax rate of 20%. With limited exceptions, however, dividends from us or from other entities that are taxed as REITs are generally not eligible for this rate and will continue to be taxed at rates applicable to ordinary income. Under current law, the highest marginal non-corporate U.S. federal income tax rate applicable to ordinary income is 39.6%. See "—Taxation of Stockholders—Taxation of Taxable U.S. Holders—Distributions."

        Any net operating losses, foreign tax credits and other tax attributes generally do not pass through to our stockholders, subject to special rules for certain items such as capital gains that we recognize. See "—Taxation of Stockholders—Taxation of Taxable U.S. Holders—Distributions." Provided we qualify as a REIT, we will nonetheless be subject to federal income tax in the following circumstances:

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  We will be taxed at regular corporate rates on any undistributed net taxable income, including undistributed net capital gains.

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  We may be subject to the "alternative minimum tax" on items of tax preference, including any deductions of net operating losses. The "alternative minimum tax" may be passed through to shareholders.

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  If we have any net income from prohibited transactions, which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See "—Prohibited Transactions," and "—Foreclosure Property," below.

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  If we elect to treat property acquired in connection with a foreclosure of a mortgage loan or certain leasehold terminations as "foreclosure property," we may thereby avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to U.S. federal corporate income tax at the highest applicable rate (currently 35%).

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  If we derive "excess inclusion income" from an interest in certain mortgage loan securitization structures (i.e., a "taxable mortgage pool" or a residual interest in a real estate mortgage investment conduit, or "REMIC"), we could be subject to corporate level federal income tax at a 35% rate to the extent that such income is allocable to specified types of tax exempt stockholders known as "disqualified organization" that are not subject to unrelated business income tax. See "—Taxable Mortgage Pools and Excess Inclusion Income" below.

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  If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because we satisfy other requirements, we will be subject to a 100% tax on an amount based upon the magnitude of the failure, as adjusted to reflect the profit margin associated with our gross income.

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  If we violate the asset tests (other than certain de minimis violations) or other requirements applicable to REITs, as described below, and yet maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to a penalty tax. In that case, the amount of the penalty tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question, multiplied by the highest corporate tax rate (currently 35%) if that amount exceeds $50,000 per failure.

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  If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year and (c) any undistributed taxable income from prior periods, we will be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of (i) the amounts that we actually distributed, plus (ii) the amounts we retained and upon which we paid income tax at the corporate level.

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  We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor compliance with rules relating to the composition of a REIT's stockholders, as described below in "Requirements for Qualification—General."

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  A 100% tax may be imposed on transactions between us and a taxable REIT subsidiary that do not reflect arm's-length terms.

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  If we sell any of our existing appreciated assets or if we acquired appreciated assets from a corporation that is not a REIT (i.e., a corporation taxable under subchapter C of the Code) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, we may be subject to tax on such appreciation at the highest U.S. federal corporate income tax rate then applicable if we subsequently recognize that gain on a disposition of any such assets during the ten-year period following their acquisition from the subchapter C corporation.

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  The earnings of our taxable REIT subsidiaries could be subject to U.S. federal corporate income tax to the extent that such subsidiaries are subchapter C corporations.

        In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local and foreign income, property and other taxes on their assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification—General

        The Code defines a REIT as a corporation, trust or association:

  (1)
  that is managed by one or more trustees or directors;

  (2)
  the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

  (3)
  that would be taxable as a domestic corporation but for its election to be subject to tax as a REIT;

  (4)
  that is neither a financial institution nor an insurance company subject to specific provisions of the Code;

  (5)
  the beneficial ownership of which is held by 100 or more persons;

  (6)
  in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer "individuals" (as defined in the Code to include specified tax-exempt entities); and

  (7)
  which meets other tests described below, including with respect to the nature of its income and assets.

        The Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Arbor Realty's charter provides restrictions regarding the ownership and transfer of its shares, which are intended to assist in satisfying the share ownership requirements described in conditions (5) and (6) above. For purposes of condition (6), an "individual" generally includes a supplemental unemployment compensation benefit plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes, but does not include a qualified pension plan or profit sharing trust.

        To monitor compliance with the share ownership requirements, we are generally required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the stock (i.e., the persons required to include our dividends in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand must be maintained as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury regulations to submit a statement with your tax return disclosing the actual ownership of our stock and other information.

        In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We satisfy this requirement.

Effect of Subsidiary Entities

        Ownership of Partnership Interests.    In the case of a REIT that is a partner in a partnership, Treasury regulations provide that the REIT is deemed to own its proportionate share of the partnership's assets, and to earn its proportionate share of the partnership's income, for purposes of the asset and gross income tests applicable to REITs as described below. In addition, the assets and gross income of the partnership are deemed to retain the same character in the hands of the REIT. Thus, the proportionate share of the assets and items of income of partnerships in which we own an equity interest (including SR Inc.'s preferred equity interests in certain lower-tier partnerships), are treated as assets and items of income of the relevant REIT for purposes of applying the REIT requirements described below. The REIT's proportionate share is generally determined, for these purposes, based upon its percentage interest in the partnership's equity capital, except that for purposes of the 10% value-based asset test described below, the percentage interest also takes into account certain debt securities issued by the partnership. Consequently, to the extent that we directly or indirectly hold a preferred or other equity interest in a partnership, the partnership's assets and operations may affect our ability to qualify as a REIT, even though we may have no control, or only limited influence, over the partnership. A summary of certain rules governing the U.S. federal income taxation of partnerships and their partners is provided below in "Tax Aspects of Investments in Partnerships."

        Disregarded Subsidiaries.    If a REIT owns a corporate subsidiary that is a "qualified REIT subsidiary," the separate existence of that subsidiary is disregarded for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs as summarized below. A qualified

REIT subsidiary is any corporation, other than a "taxable REIT subsidiary" as described below, that is wholly owned by a REIT, or by other disregarded subsidiaries, or by a combination of the two. Other entities that are wholly owned by a REIT, including single member limited liability companies, are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with partnerships in which Arbor Realty holds an equity interest, are sometimes referred to herein as "pass-through subsidiaries."

        In the event that a disregarded subsidiary of a REIT ceases to be wholly owned—for example, if any equity interest in the subsidiary is acquired by a person other than the REIT or another disregarded subsidiary of the REIT—the subsidiary's separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See "—Asset Tests" and "—Income Tests" below.

        Taxable Subsidiaries.    A REIT, in general, may jointly elect with subsidiary corporations, whether or not wholly owned, to treat the subsidiary corporation as a taxable REIT subsidiary ("TRS"). A REIT generally may not own more than 10% of the securities of a taxable corporation, as measured by voting power or value, unless the REIT and such corporation elect to treat such corporation as a TRS. The separate existence of a TRS or other taxable corporation, unlike that of a disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, such an entity would generally be subject to U.S. federal corporate income tax on its earnings, which may have the effect of reducing the cash flow generated by us and our subsidiaries in the aggregate, and our ability to make distributions to stockholders.

        A REIT is not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the taxable subsidiary is taken into account as an asset of the REIT, and the REIT recognizes as income, the dividends, if any, that it receives from the subsidiary. This treatment can affect the income and asset test calculations that apply to the REIT, as described below. Because a parent REIT does not include the assets and income of such TRSs or other taxable subsidiary corporations in determining the parent's compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries (for example, activities that give rise to certain categories of nonqualifying income such as management fees or other service income, or gains from the sale of inventory or dealer property).

        The TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporation taxation. Further, the rules impose a 100% excise tax on certain transactions between a TRS and its parent REIT or the REIT's tenants that are not conducted on an arm's-length basis. We intend that all of our transactions with our TRSs, if any, will be conducted on an arm's-length basis.

        Subsidiary REITs.    In connection with a January 2005 financing that gave rise to a "taxable mortgage pool," the assets of our subsidiary operating partnership, Arbor Realty Limited Partnership, through which we conduct substantially all of our activities and operations, were transferred to SR Inc., which was a newly-formed subsidiary of the operating partnership, and its subsidiaries. SR Inc. has elected and intends to be taxed as a REIT, which, in general, will allow us to avert certain adverse tax consequences that would otherwise result from the presence of the taxable mortgage pool. See "—Taxable Mortgage Pools and Excess Inclusion Income," below, for a discussion of certain issues relating to taxable mortgage pools. Arbor Realty Limited Partnership is treated as a partnership for U.S. federal income tax purposes.

        Arbor Realty's interest in the stock of SR Inc. is treated as a qualifying real estate asset of Arbor Realty for purposes of the REIT asset requirements (see "—Asset Tests" below), and any dividend income or gains derived by Arbor Realty from the stock of SR Inc. will generally be treated by Arbor Realty as income that qualifies for purposes of the REIT 95% and 75% income requirements (see "—Income Tests" below), provided, in each case, that SR Inc. is able to qualify as a REIT. Arbor Realty and SR Inc. are separate entities, each of which intends to qualify as a REIT, and each of which must independently satisfy the various REIT qualification requirements as described herein. Substantially all of Arbor Realty's assets are currently held indirectly through SR Inc., however, which effectively ensures that Arbor Realty will satisfy the asset and income requirements applicable to REITs provided that SR Inc. qualifies as a REIT. If SR Inc. were to fail to qualify as a REIT, it would then be a regular taxable corporation, and its income would be subject to U.S. federal income tax. In addition, a failure of SR Inc. to qualify as a REIT would likely have an adverse effect on Arbor Realty's ability to comply with the REIT asset and income requirements described below, and thus its ability to qualify as a REIT.

Income Tests

        In order to maintain qualification as a REIT, we must satisfy two gross income requirements each year. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in "prohibited transactions" and from certain hedging transactions, generally must be derived from investments relating to real property or mortgages on real property, including "rents from real property," dividends received from other REITs, including SR Inc., provided that SR Inc. is able to qualify as a REIT, interest income derived from mortgage loans secured by real property (including certain types of mortgage backed securities), and gains from the sale of real property, mortgages on real property, and shares in other REITS, as well as specified income from temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and from certain hedging transactions, must be derived from some combination of income that qualifies under the 75% income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property. Income and gain from certain hedging transactions is excluded from both the numerator and the denominator for purposes of both the 75% and the 95% gross income tests. See "—Derivatives and Hedging Transactions."

        In 2009 through 2011, Arbor Realty did not report any gross income because SR Inc. did not pay any dividends on its common stock. Although there are no authorities addressing this situation, we do not believe that Arbor Realty's lack of gross income will adversely affect its qualification as a REIT for U.S. federal income tax purposes. No assurance can be given, however, that the IRS will not assert a contrary position.

        Interest income constitutes qualifying mortgage interest for purposes of the 75% income test (as described above) to the extent that the obligation is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, or are treated as having acquired the instrument if it is restructured in a manner that constitutes a significant modification of its terms, the interest income will generally be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% income test only to the extent that the interest is allocable to the real property. (Similar apportionment rules apply for purposes of the REIT 75% asset test as described below under "—Asset Tests".) In certain cases, personal property collateral securing a loan that we hold may be treated as real property for purposes of the foregoing rules. Even if a loan is not secured by real property, or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% income test.

        To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (a "shared appreciation provision"), income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests, provided that the property is not inventory or dealer property in the hands of the borrower or the REIT.

        To the extent that a REIT derives interest income from a mortgage loan or income from the rental of real property where all or a portion of the amount of interest or rental income payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales, and not the net income or profits, of the borrower or lessee. This limitation does not apply, however, where the borrower or lessee leases substantially all of its interest in the property to tenants or subtenants, to the extent that the rental income derived by the borrower or lessee, as the case may be, would qualify as rents from real property had it been earned directly by a REIT, as described below.

        Among the assets that we and our subsidiaries hold are mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. Revenue Procedure 2003-65 issued by the IRS provides a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests described below, and interest derived from it will be treated as qualifying mortgage interest for purposes of the REIT 75% income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. While we and our advisors believe, on the basis of relevant regulations and IRS rulings, that our mezzanine loans qualify as real estate assets and give rise to qualifying mortgage interest for purposes of the REIT asset and income requirements, or otherwise do not adversely affect our qualification as a REIT, such loans do not meet all of the requirements for reliance on the safe harbor, and there can be no assurance that the IRS will not challenge the tax treatment of these loans.

        We also hold certain participation interests, or "B-Notes," in mortgage loans and mezzanine loans originated by other lenders. A B-Note is an interest created in an underlying loan by virtue of a participation or similar agreement, to which the originator of the loan is generally a party, along with one or more participants. The borrower on the underlying loan is typically not a party to the participation agreement. The performance of a participant's investment depends upon the performance of the underlying loan, and if the underlying borrower defaults, the participant typically has no recourse against the originator of the loan. The originator often retains a senior position in the underlying loan, and grants junior participations, which will be a first loss position in the event of a default by the borrower. We believe that our participation interests generally qualify as real estate assets for purposes of the REIT asset tests described below, and that interest derived from such investments will be treated as qualifying mortgage interest for purposes of the REIT 75% income test. The appropriate treatment of participation interests for U.S. federal income tax purposes is not entirely certain, however, and no assurance can be given that the IRS will not challenge our treatment of such participation interests.

        Rents that we derive, including as a result of our ownership of preferred or common equity interests in a partnership that owns rental properties, will qualify as "rents from real property" in satisfying the gross income requirements described above, only if several conditions are met, including the following. If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the total rent that is attributable to the personal property will not qualify as "rents from real property" unless it constitutes 15% or less of the total rent received under the lease.

Moreover, for rents received to qualify as "rents from real property," the REIT generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an "independent contractor" from which the REIT derives no revenue. An independent contractor is generally a person that, after application of constructive ownership rules, does not own more than 35% of the shares of the REIT and, if it is a corporation, partnership, or other entity, the REIT does not own more than 35% of its shares, assets or net profits. We and our affiliates are permitted, however, to perform services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. In addition, we and our affiliates may directly or indirectly provide non-customary services to tenants of properties without disqualifying all of the rent from the property if the payment for such services does not exceed 1% of the total gross income from the property. For purposes of this test, the income received from such non-customary services is deemed to be at least 150% of the direct cost of providing the services. Moreover, we are generally permitted to provide services to tenants or others through a TRS without disqualifying the rental income received from tenants for purposes of the REIT income requirements. Also, rental income will generally qualify as rents from real property only to the extent that we do not directly or constructively hold a 10% or greater interest, as measured by vote or value, in the lessee's equity.

        We may indirectly receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions will be classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not under the 75% gross income test. Any dividends received from a REIT, including dividends derived by Arbor Realty from SR Inc. if SR Inc. qualifies as a REIT, will be qualifying income in Arbor Realty's hands for purposes of both the 95% and 75% income tests.

        Any income or gain that a REIT or its pass-through subsidiaries derives from instruments that hedge certain specified risks, such as the risk of changes in interest rates, will not be treated as income for purposes of calculating the 75% and 95% gross income tests (i.e., will be excluded from both the numerator and the denominator), provided that specified requirements are met. Such requirements include that the instrument be properly identified as a hedge along with the risk that it hedges within prescribed time periods. Income and gain from other hedging transactions will generally not be qualifying income for either the 95% or 75% gross income test. See "—Derivatives and Hedging Transactions."

        Certain foreign currency gains are excluded from gross income for purposes of one or both of the gross income tests. "Real estate foreign exchange gain" will be excluded from gross income for purposes of the 75% gross income test. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or on interest in real property, and certain foreign currency gain attributable to certain "qualified business units" of a REIT. "Passive foreign exchange gain" will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. Because passive foreign exchange gain includes real estate foreign exchange gain, real estate foreign exchange gain is excluded from gross income for purposes of both the 75% and 95% gross income test. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities.

Such gain is treated as non-qualifying income for purposes of both the 75% and 95% gross income tests.

        If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nonetheless qualify as a REIT for the year if we are entitled to relief under applicable provisions of the Code. These relief provisions will generally be available if the failure to meet these tests was due to reasonable cause and not due to willful neglect, we attach to our tax return a schedule setting forth each item of our gross income for such taxable year in accordance with any Treasury regulations yet to be issued. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances, we may not qualify as a REIT. As discussed above under "Taxation of REITs in General," even where these relief provisions apply, a tax would be imposed that is based upon the amount by which we fail to satisfy the particular gross income test.

Asset Tests

        At the close of each calendar quarter, a REIT must also satisfy five tests relating to the nature of its assets. First, at least 75% of the value of the total assets must be represented by some combination of "real estate assets," cash, cash items, U.S. government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property (such as land, buildings, leasehold interests in real property and certain ancillary personal property), stock of other corporations that qualify as REITs, mortgage loans (to the extent secured by interests in real property), certain kinds of mortgage backed securities, and debt instruments (whether or not secured by real property) that are issued by a "publicly offered REIT" (i.e., a REIT that is required to file annual and periodic reports with the SEC under the Exchange Act. This would include stock of SR Inc. that is indirectly owned by Arbor Realty, provided that SR Inc. qualifies as a REIT. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below.

        The second REIT asset test is that the value of any one issuer's securities owned by the REIT may not exceed 5% of the value of the REIT's total assets. Third, the REIT may not own more than 10% of any one issuer's outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to securities of TRSs, and the 10% value test does not apply to "straight debt" having specified characteristics. Fourth, the aggregate value of all securities of TRSs held by a REIT may not exceed 25% (or, for 2018 and subsequent taxable years, 20%) of the value of the REIT's total assets. Fifth, no more than 25% of the total value of a REIT's assets may be represented by "nonqualified publicly offered REIT debt instruments" (i.e., real estate assets that would cease to be real estate assets if debt instruments issued by publicly offered REITs were not included in the definition of real estate assets).

        Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests, a REIT is treated as owning its share of the underlying assets of a subsidiary partnership, if a REIT holds indebtedness issued by a partnership, the indebtedness will generally be subject to, and may cause a violation of the asset tests, unless it is a qualifying mortgage asset, satisfies the rules for "straight debt," or other conditions are met. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by a non-publicly offered REIT may not so qualify (such debt, however, will not be treated as "securities" for purposes of the 10% value based asset test, as explained below).

        Certain securities will not violate the 10% value test described above. Such securities include instruments that constitute "straight debt," which term generally excludes, among other things, securities having contingency features. A security does not qualify as "straight debt" where a REIT (or a controlled REIT subsidiary of the REIT) does not own other securities of the issuer of that security which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer's outstanding securities. In addition to straight debt, the Code provides that certain of other securities will not violate the 10% asset test. Such securities include (a) any loan made to an individual or an estate, (b) certain rental agreements in which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT), (c) any obligation to pay rents from real property, (d) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (f) any security (including debt securities) issued by another REIT, and (g) any debt instrument issued by a partnership if the partnership's income is of a nature that it would satisfy the 75% gross income test described above under "—Income Tests." In applying the 10% value test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT's proportionate interest in that partnership.

        Any interests held by a REIT in a real estate mortgage investment conduit, or "REMIC," are generally treated as qualifying real estate assets, and income derived by a REIT from interests in REMICs is generally treated as qualifying income for purposes of the REIT income tests described above. If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of the REIT's interest in the REMIC, and its income derived from the interest, qualifies for purposes of the REIT asset and income tests. Where a REIT holds a "residual interest" in a REMIC from which it derives "excess inclusion income," the REIT will be required to either distribute the excess inclusion income or pay tax on it (or a combination of the two), even though the income may not be received in cash by the REIT. To the extent that distributed excess inclusion income is allocable to a particular stockholder, the income (i) would not be allowed to be offset by any net operating losses otherwise available to the stockholder, (ii) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from U.S. federal income tax, and (iii) would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty or other exemption, to the extent allocable to most types of foreign stockholders. See "Taxation of Stockholders." Moreover, any excess inclusion income that we receive that is allocable to specified categories of tax-exempt investors which are not subject to unrelated business income tax, such as government entities, may be subject to corporate-level income tax in our hands, whether or not it is distributed. See "Taxable Mortgage Pools and Excess Inclusion Income."

        To the extent that we hold mortgage participations or mortgage backed securities that do not represent REMIC interests, such assets may not qualify as real estate assets, and the income generated from them might not qualify for purposes of either or both of the REIT income requirements, depending upon the circumstances and the specific structure of the investment.

        We believe that our holdings of securities and other assets will comply with the foregoing REIT asset requirements, and we intend to monitor compliance on an ongoing basis. Certain of our mezzanine loans may qualify for the safe harbor in Revenue Procedure 2003-65, pursuant to which certain loans secured by a first priority security interest in ownership interests in a partnership or limited liability company will be treated as qualifying real estate assets for purposes of the REIT asset tests, as well as for purposes of the gross income tests described above. See "—Income Tests." We may, however, hold some mezzanine loans that do not qualify for that safe harbor and that do not qualify as "straight debt" securities or for one of the other exclusions from the definition of "securities" for purposes of the 10% value test. We intend to make such investments in such a manner as not to fail the asset tests described above, and we believe that our existing investments satisfy such requirements.

        Independent appraisals generally are not obtained to support our conclusions as to the value of our total assets, or the value of any particular security or securities. Moreover, values of some assets, including instruments issued in securitization transactions, may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.

        The rules regarding REITs include relief provisions that make it easier for REITs to satisfy the asset test requirements, or to maintain REIT qualification notwithstanding certain violations of the asset test and other requirements.

        One such provisions allows a REIT which fails one or more of the asset requirements to nevertheless maintain its REIT qualification if (a) it provides the IRS with a description of each asset causing the failure, (b) the failure is due to reasonable cause and not willful neglect, (c) the REIT pays a tax equal to the greater of (i) $50,000 per failure, and (ii) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 35%), and (d) the REIT either disposes of the assets causing the failure within 6 months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.

        A second relief provision applies to de minimis violations of 10% and 5% asset tests. A REIT may maintain its qualification despite a violation of such requirements if (a) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT's total assets or $10,000,000, and (b) the REIT either disposes of the assets causing the failure within 6 months after the last day of the quarter in which it identifies the failure or the relevant tests are otherwise satisfied within that time frame.

        If we should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT qualification if we: (i) satisfied the asset tests at the close of the preceding calendar quarter, and (ii) the discrepancy between the value of our assets and the asset requirement was not wholly or partially caused by an acquisition of non-qualifying assets, but instead arose from changes in the market value of our assets. If the condition described in (ii) were not satisfied, we could still avoid disqualification by eliminating any discrepancy within 30 days after close of the calendar quarter in which it arose or by making use of the relief provisions described above.

Loan Modifications and Distressed Debt

        The IRS issued Revenue Procedures 2011-16 and 2014-51, which contain provisions that are relevant where a REIT holds a mortgage loan which is modified in a transaction that is treated as the issuance of a new loan. In general, a modified loan will not be treated as less than fully secured by real property, and therefore will not give rise to interest income that does not qualify for purposes of the 75% gross income test or cause a portion of the loan to be a non-qualifying asset for purposes of the 75% asset test applicable to REITs, provided that the value of the real estate collateral was at least as great as the amount of the loan at the time it was originally acquired by the REIT and the modification was occasioned by default or we reasonably believed at the time of the modification that there was a significant risk of default and the modified loan presented a substantially reduced risk of default. Moreover, for purposes of the REIT asset tests, a loan, whether or not it is modified, will generally not be treated as less than fully secured by real property provided that the value of the real estate collateral, either currently or at the time the loan was originally acquired by the REIT, is at least as great as the value of the loan.

Annual Distribution Requirements

        In order to qualify as a REIT, an entity is required to distribute dividends, other than capital gain dividends, to its stockholders in an amount at least equal to:

  (a)
  the sum of:

  (1)
  90% of its "REIT taxable income" (computed without regard to the deduction for dividends paid and excluding its net capital gains), and

  (2)
  90% of the net income, if any, (after tax) from foreclosure property (as described below), minus

  (b)
  the sum of specified items of non-cash income.

        These distributions generally must be paid in the taxable year to which they relate, or in the following taxable year if declared before the REIT timely files its tax return for the year and if paid with or before the first regular dividend payment after such declaration. If we cease to be a "publicly offered REIT," then in order for distributions to be counted for this purpose, and to give rise to a tax deduction by the REIT, they must not be "preferential dividends." A dividend is not a preferential dividend if it is pro rata among all outstanding shares of stock within a particular class, and is in accordance with the preferences among different classes of stock as set forth in the organizational documents.

        To the extent that a REIT distributes at least 90%, but less than 100%, of its "REIT taxable income," as adjusted, it will be subject to tax at ordinary corporate tax rates on the retained portion. It may elect to retain, rather than distribute, its net long-term capital gains and pay tax on such gains. In this case, the REIT could elect to have its stockholders include their proportionate share of such undistributed long-term capital gains in income and receive a corresponding credit for their share of the tax paid by the REIT. Stockholders would then increase the adjusted basis of their REIT stock by the difference between the designated amounts of capital gains from the REIT that they include in their taxable income, and the tax paid on their behalf by the REIT with respect to that income.

        To the extent that a REIT has any net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that it must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of stockholders, of any distributions that are actually made by the REIT as ordinary dividends or capital gains. See "Taxation of Stockholders—Taxation of Taxable U.S. Holders."

        If a REIT fails to distribute during each calendar year at least the sum of (a) 85% of its REIT ordinary income for such year, (b) 95% of its REIT capital gain net income for such year and (c) any undistributed taxable income from prior periods, it will be subject to a 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed and (y) the amounts of income retained on which it has paid U.S. federal corporate income tax.

        It is possible that, from time to time, we may not have sufficient cash to meet the distribution requirements due to timing differences between (a) the actual receipt of cash, including receipt of distributions from its subsidiaries, and (b) the inclusion by us of items in income for U.S. federal income tax purposes. Potential sources of non-cash taxable income include income from equity interests in taxable mortgage pools, income from loans or mortgage-backed securities held as assets that are issued at a discount and require the accrual of taxable economic interest in advance of its receipt in cash, and income from loans on which the borrower is permitted to defer cash payments of interest and distressed loans on which we may be required to accrue taxable interest income even though the borrower is unable to make current servicing payments in cash. In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary for us to arrange for short-term, or possibly long-term, borrowings, or to pay dividends in the form of taxable in-kind distributions of our stock or other property.

        Based on IRS guidance concerning the classification of excess mortgage servicing rights ("Excess MSRs"), we intend to treat our Excess MSRs, which were transferred to us in connection with the Acquisition, as ownership interests in the interest payments made on the underlying pool of mortgage loans, akin to an "interest only" strip. Under this treatment, for purposes of determining the amount and timing of taxable income, each Excess MSR is treated as a bond that was issued with original issue discount on the date we acquired such Excess MSR. In general, we will be required to accrue original issue discount based on the constant yield to maturity of each Excess MSR, and to treat such original issue discount as taxable income in accordance with the applicable U.S. federal income tax rules. The constant yield of an Excess MSR will be determined, and we will be taxed based on, a prepayment assumption regarding future payments due on the mortgage loans underlying the Excess MSR. If the mortgage loans underlying an Excess MSR prepay at a rate different than that under the prepayment assumption, our recognition of original issue discount will be either increased or decreased depending on the circumstances. Thus, in a particular taxable year, we may be required to accrue an amount of income in respect of an Excess MSR that exceeds the amount of cash collected in respect of that Excess MSR. Furthermore, it is possible that, over the life of the investment in an Excess MSR, the total amount we pay for, and accrue with respect to, the Excess MSR may exceed the total amount we collect on such Excess MSR. No assurance can be given that we will be entitled to an ordinary loss or deduction for such excess, meaning that we may not be able to use any such loss or deduction to offset original issue discount recognized with respect to our Excess MSRs or other ordinary income recognized by us. As a result of this potential mismatch in character between the income and losses generated by our Excess MSRs, our REIT taxable income may be higher than it otherwise would have been in the absence of that mismatch, in which case we would be required to distribute larger amounts to our stockholders in order to maintain our status as a REIT.

        A REIT may be able to rectify a failure to meet the distribution requirements for a year by paying "deficiency dividends" to stockholders in a later year, which may be included in the REIT's deduction for dividends paid for the earlier year. In this case, the REIT may be able to avoid losing its REIT qualification or being taxed on amounts distributed as deficiency dividends. However, the REIT will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

Deferred Cancellation of Indebtedness Income and Net Operating Loss Carryforwards

        SR Inc. has elected to defer the recognition of approximately $306 million of cancellation of indebtedness, or COD, income under section 108(i) of the Code. The deferred COD income will be recognized ratably over the 2014 through 2018 taxable years. SR Inc. has generated net operating loss, or NOL, carryforwards that are expected to fully offset the deferred COD income. However, SR Inc.'s ability to utilize NOL carryforwards to offset deferred COD or other income will be significantly limited in the event that SR Inc. undergoes, or has undergone, an ownership change within the meaning of Section 382 of the Code. In general, an ownership change occurs with respect to a corporation if 5% stockholders increase their aggregate ownership interest in the corporation by more than 50 percentage points within a prescribed testing period (generally three years). We do not believe that SR Inc. has experienced an "ownership change" to date. However, no assurance can be provided that SR Inc. will not experience an ownership change. In that event, SR Inc. would be limited in its ability to offset its deferred COD income with its NOL carryforwards, which could result in SR Inc. or Arbor Realty not having sufficient cash from operations to satisfy the 90% distribution requirement, or paying corporate-level tax with respect to some or all of the COD income in lieu of paying a deductible dividend.

Participation Interests in Excess Servicing Fees

        The Acquisition is intended to constitute, for U.S. federal income tax purposes, a part sale and a part tax-deferred contribution by Arbor Commercial Funding, LLC, a New York limited liability company ("ACF"), and ACM (together with ACF, the "Seller") to Arbor Realty Limited Partnership, and any subsequent contribution of the acquired assets and operations to SR Inc. is intended to constitute a tax-deferred contribution to SR Inc. As a result, neither we nor holders of our common stock, in respect of those common stock holdings expect to recognize a gain or loss for U.S. federal income tax purposes as a result of the Acquisition.

        However, as REITs, Arbor Realty and SR Inc. generally will be unable to hold directly certain of the acquired assets and operations in connection with the Acquisition. We therefore intend to hold those assets and operations through one or more TRSs of SR Inc. As described above, a TRS is subject to regular corporate income tax on its net income. As a result, the net income generated by those operations generally will be subject to regular corporate income tax.

        Moreover, as described above, under the REIT asset tests (i) no more than 25% of our total gross assets may consist of nonqualifying assets, including the stock or other securities of one or more TRSs and other nonqualifying assets (such as goodwill and similar assets we acquired as a result of the Acquisition), and (ii) for 2018 and subsequent taxable years, no more than 20% of our total gross assets may consist of the stock or other securities of one or more TRSs. In addition, although dividends payable by TRSs constitute qualifying income for purposes of the 95% REIT gross income test, they are nonqualifying income for purposes of the 75% REIT gross income test. Accordingly, if the value of the business we acquired in connection with the Acquisition or the income generated thereby increases relative to the value of our other, REIT-compliant assets and income, Arbor Realty or SR Inc. may fail to satisfy one or more of the requirements applicable to REITs. Although the Acquisition is not expected to adversely affect the ability of Arbor Realty or SR Inc. to continue to qualify as a REIT immediately following the acquisition or in the future, no assurances can be given in that regard.

        In connection with the Acquisition, Hunton & Williams LLP has delivered an opinion to us to the effect that the participation interests in excess servicing fees that are transferred by Seller and acquired by SR Inc. will: (i) be classified as "stripped coupons" within the meaning of Section 1286(e)(3) of the Code; (ii) be classified as "interests in mortgages on real property" and therefore "real estate assets" for purposes of the REIT asset tests set forth in Sections 856(c)(4) and (c)(5)(B) of the Code; and (iii) generate qualifying income for purposes of the REIT income tests set forth in Sections 856(c)(2) and (c)(3) of the Code. It must be emphasized that the opinion of Hunton & Williams LLP is expressed as of the date given, is based on various assumptions, and is conditioned upon representations and covenants made by the management of SR Inc. and affiliated entities. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions. If the IRS were to successfully challenge the opinion of Hunton & Williams LLP, then Arbor Realty or SR Inc. could fail to qualify as a REIT.

Prohibited Transactions

        Net income derived from a prohibited transaction is subject to a 100% tax. The term "prohibited transaction" generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business by a REIT, by a lower-tier partnership in which the REIT holds an equity interest or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to the REIT. Whether property is held "primarily for sale to customers in the ordinary course of a trade or business" depends on the particular facts and circumstances. Although we intend to structure any asset sales so that they are not treated as prohibited transactions, no assurance can be given that any particular property in which we hold a direct or indirect interest will not be treated as property held for sale to customers, or that certain safe-harbor provisions of the Code that could prevent such treatment will apply. The 100% tax will generally not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular U.S. federal corporate income tax rates.

Foreclosure Property

        Foreclosure property is real property and any personal property incident to such real property (i) that is acquired by a REIT as the result of the REIT having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (ii) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (iii) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income, such as certain rental income, that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. If we receive any income from foreclosure property that is not qualifying income for purposes of the 75% gross income test, we expect to make an election to treat the related property as foreclosure property, or to otherwise determine that the receipt of such non-qualifying income will not adversely affect our qualification as a REIT.

Derivatives and Hedging Transactions

        We and our subsidiaries may enter into hedging transactions with respect to interest rate exposure on one or more assets or liabilities. Any such hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, and options. Except to the extent provided by Treasury regulations, any income from a hedging transaction (including gain from the sale, disposition, or termination of a position in such a transaction) will not constitute gross income for purposes of the 75% or 95% gross income test if we properly identify the transaction as specified in applicable Treasury regulations and we enter into such transaction (1) in the normal course of our business primarily to manage risk of interest rate changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests, or (3) in connection with the extinguishment of indebtedness or property with respect to which we have entered into a qualified hedging position described in clause (1) or (2), primarily to manage the risks of such hedging positions. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both the 75% and 95% gross income tests. Moreover, our position in a hedging contract or other derivative instrument, to the extent that it has positive value, may not be treated favorably for purposes of the REIT asset tests.

        We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT. We may conduct some or all of our hedging activities through a TRS or other corporate entity, the income from which may be subject to U.S. federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT gross income tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.

Taxable Mortgage Pools and Excess Inclusion Income

        An entity, or a portion of an entity, may be classified as a taxable mortgage pool ("TMP") under the Code if:

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  substantially all of its assets consist of debt obligations or interests in debt obligations,

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  more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates,

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  the entity has issued debt obligations (liabilities) that have two or more maturities, and

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  the payments required to be made by the entity on its debt obligations (liabilities) "bear a relationship" to the payments to be received by the entity on the debt obligations that it holds as assets.

        Under Treasury regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise "substantially all" of its assets, and therefore the entity would not be treated as a TMP. Our financing and securitization arrangements may give rise to TMPs, with the consequences described below.

        Where an entity, or a portion of an entity, is classified as a TMP, it is generally treated as a taxable corporation for U.S. federal income tax purposes. In the case of a REIT, or a portion of a REIT, or a disregarded subsidiary of a REIT, that is a TMP, however, special rules apply. The TMP is not treated as a corporation that is subject to U.S. federal corporate income tax, and the TMP classification does not directly affect the qualification of the REIT. Rather, the consequences of the TMP classification would, in general, except as described below, be limited to the stockholders of the REIT.

        A portion of the REIT's income from the TMP arrangement could be treated as "excess inclusion income." The REIT's excess inclusion income, including any excess inclusion income from a residual interest in a REMIC, must be allocated among its stockholders in proportion to dividends paid. The REIT is required to notify stockholders of the amount of "excess inclusion income" allocated to them. A stockholder's share of excess inclusion income:

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  cannot be offset by any net operating losses otherwise available to the stockholder,

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  is subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from U.S. federal income tax, and

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  results in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty or other exemption, to the extent allocable to most types of foreign stockholders.

        See "—Taxation of Stockholders." To the extent that excess inclusion income is allocated to a tax-exempt stockholder of a REIT that is not subject to unrelated business income tax (such as a government entity or charitable remainder trust), the REIT will be subject to tax on this income at the highest applicable corporate tax rate (currently 35%). In that case, the REIT could reduce distributions to such stockholders by the amount of such tax paid by it that is attributable to such stockholder's ownership. Treasury regulations provide that such a reduction in distributions does not give rise to a preferential dividend that could adversely affect the REIT's compliance with its distribution requirements. See "—Annual Distribution Requirements." The manner in which excess inclusion income is calculated, or would be allocated to stockholders, including allocations among shares of different classes of stock, is not clear under current law. As required by the IRS guidance, we intend to make such determinations using a reasonable method. Tax-exempt investors, foreign investors and taxpayers with net operating losses should carefully consider the tax consequences described above, and are urged to consult their tax advisors.

        In the case of a subsidiary partnership that is not wholly-owned by us or by another entity, such as SR Inc., that is taxed as a REIT, if the partnership were a TMP, the foregoing rules would not apply. Rather, the partnership that is a TMP would be treated as a corporation for U.S. federal income tax purposes, and potentially could be subject to U.S. federal corporate income tax or withholding tax. In addition, this characterization would alter our income and asset test calculations, and could adversely affect our compliance with those requirements. We intend to monitor the structure of any TMPs in which we have an interest to ensure that they will not adversely affect our qualification as a REIT.

Failure to Qualify

        If we fail to satisfy one or more requirements for REIT qualification other than the income or asset tests, we could avoid disqualification as a REIT if our failure is due to reasonable cause and not willful neglect and we pay a penalty of $50,000 for each such failure. Relief provisions are also available for failures of the income tests and asset tests, as described above in "—Income Tests" and "—Asset Tests"

        If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, we would be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to stockholders in any year in which an entity fails to qualify as a REIT are not deductible by the entity, nor would they be required to be made. In this situation, to the extent of current and accumulated earnings and profits, distributions to stockholders would generally be taxable in the case of U.S. holders who are individuals, trusts and estates, at capital gains rates, and, subject to limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, we would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether, in all circumstances, we would be entitled to this statutory relief.

Tax Aspects of Investments in Partnerships

General

        Arbor Realty and SR Inc. may hold investments through entities that are classified as partnerships for U.S. federal income tax purposes. In general, partnerships are "pass-through" entities that are not subject to U.S. federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax on these items, without regard to whether the partners receive a distribution from the partnership. We will include in income our proportionate share of items from partnerships in which we hold an equity interest for purposes of the various REIT income tests and in the computation of our REIT taxable income. Moreover, for purposes of the REIT asset tests, we will generally include our proportionate share of assets held by subsidiary partnerships. See "Taxation of Arbor Realty—Effect of Subsidiary Entities—Ownership of Partnership Interests."

        Consequently, to the extent that we directly or indirectly hold a preferred or other equity interest in a partnership, the partnership's assets and operations may affect our ability to qualify as a REIT, even though we may have no control, or only limited influence, over the partnership.

Entity Classification

        Any investment in partnerships involves special tax considerations, including the possibility of a challenge by the IRS of the status of any subsidiary partnership as a partnership, as opposed to an association taxable as a corporation, for U.S. federal income tax purposes (for example, if the IRS were to assert that a subsidiary partnership is a TMP). See "Taxation of Arbor Realty—Taxable Mortgage Pools and Excess Inclusion Income." If any of these entities were treated as an association for U.S. federal income tax purposes, it would be taxable as a corporation and therefore could be subject to an entity-level tax on its income. In such a situation, the character of our assets and items of gross income would change and could preclude us from satisfying the REIT asset tests or the gross income tests as discussed in "Taxation of Arbor Realty—Asset Tests" and "—Income Tests," and in turn could prevent us from qualifying as a REIT, unless we are eligible for relief from the violation pursuant to relief provisions described above. See "Taxation of Arbor Realty—Asset Tests," "—Income Tests" and "—Failure to Qualify," above, for discussion of the effect of failure to satisfy the REIT tests for a taxable year, and of the relief provisions. In addition, any change in the status of any subsidiary partnership for tax purposes might be treated as a taxable event, in which case we could have taxable income that is subject to the REIT distribution requirements, without receiving any cash.

Allocations of Income, Gain, Loss and Deduction

        A partnership agreement will generally determine the allocation of partnership income and loss among partners. Generally, Section 704(b) of the Code and the Treasury regulations thereunder require that partnership allocations respect the economic arrangement of the partners. If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Code and the Treasury regulations thereunder, the items subject to the allocation will be reallocated in accordance with the partners' interests in the partnership. This reallocation will be determined by taking into account all the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Our operating partnerships' allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Code and the Treasury regulations thereunder.

New Partnership Audit Rules

        The recently enacted Bipartisan Budget Act of 2015 changes the rules applicable to U.S. federal income tax audits of partnerships. Under the new rules (which are generally effective for taxable years beginning after December 31, 2017), among other changes and subject to certain exceptions, any audit adjustment to items of income, gain, loss, deduction, or credit of a partnership (and any partner's distributive share thereof) is determined, and taxes, interest, or penalties attributable thereto are assessed and collected, at the partnership level. Although it is uncertain how these new rules will be implemented, it is possible that they could result in partnerships in which we directly or indirectly invest being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we, as a direct or indirect partner of those partnerships could be required to bear the economic burden of those taxes, interest and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment. The changes created by these new rules are sweeping and, in many respects, dependent on the promulgation of future regulations or other guidance by the U.S. Treasury. Investors are urged to consult with their tax advisors with respect to those changes and their potential impact on their investment in our common stock.

Taxation of Stockholders

Taxation of Taxable U.S. Holders

        This section summarizes the taxation of U.S. holders that are not tax-exempt organizations. For these purposes, a "U.S. holder" is a holder of our stock that for U.S. federal income tax purposes is:

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  an individual who is a citizen or resident of the United States;

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  a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of a political subdivision thereof;

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  an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; or

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  any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

        If a partnership, including for this purpose any entity treated as a partnership for U.S. federal income tax purposes, holds stock issued by Arbor Realty, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our stock.

        Distributions.    As a REIT, the distributions that we make to our U.S. holders out of current or accumulated earnings and profits that we do not designate as capital gain dividends will generally be taken into account by such holders as ordinary income and will not be eligible for the dividends received deduction for corporations. With limited exceptions, our dividends are not eligible for taxation at the preferential income tax rates (i.e., the 20% maximum federal rate under current law) which are applicable to qualified dividends from taxable C corporations received by U.S. holders that are individuals, trusts and estates. Such holders, however, are taxed at the preferential rates on dividends designated by and received from REITs to the extent that the dividends are attributable to:

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  income retained by the REIT in the prior taxable year on which the REIT was subject to corporate level income tax (less the amount of tax),

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  dividends received by the REIT from TRSs or other taxable C corporations, or

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  income from subsequent sales of "built-in gain" property that had previously been acquired by the REIT from C corporations in tax-deferred carryover basis transactions (less the amount of corporate tax borne by the REIT on such income).

        Distributions that we designate as capital gain dividends will generally be taxed to our U.S. holders as long-term capital gains, to the extent that such distributions do not exceed our actual net capital gain for the taxable year, without regard to the period for which the holder that receives such distribution has held its stock. We may elect to retain and pay taxes on some or all of our net long term capital gains, if any. In that case, we might elect to apply certain provisions of the Code that treat our U.S. holders as having received, solely for tax purposes, our undistributed capital gains. The U.S. holders would be taxable on this income, but would also receive a corresponding credit for the taxes that we paid on such undistributed capital gains. The U.S. holders would also be deemed to recontribute the after-tax amount of the income back to us, and would correspondingly increase the tax basis of their shares. See "Taxation of Arbor Realty—Annual Distribution Requirements." Corporate U.S. holders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable under current law at maximum federal rates of 20% in the case of U.S. holders that are individuals, trusts and estates, and 35% in the case of U.S. holders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are, to the extent of previously claimed depreciation deductions, subject to a 25% maximum U.S. federal income tax rate.

        Distributions in excess of our current and accumulated earnings and profits will generally represent a return of capital, and will not be taxable to a U.S. holder, to the extent that the amount of such distributions does not exceed the adjusted tax basis of the holder's shares in respect of which the distributions were made. Rather, the distribution will reduce the adjusted basis of the holder's shares. To the extent that such distributions exceed the adjusted basis of a U.S. holder's shares, the holder generally must include such distributions in income as long-term capital gain, or as short-term capital gain if the shares have been held for one year or less. In addition, any dividend that we declare in October, November or December of any year and that is payable to a holder of record on a specified date in any such month will be treated as both paid by us and received by the holder on December 31 of such year, provided that we actually pay the dividend before the end of January of the following calendar year.

        To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. See "Taxation of Arbor Realty—Annual Distribution Requirements." Such losses, however, are not passed through to U.S. holders and do not offset income of holders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of holders to the extent that we have current or accumulated earnings and profits, as described above.

        Dispositions of Stock.    In general, capital gains recognized by individuals, trusts and estates upon the sale or disposition of our stock will be subject to a maximum U.S. federal income tax rate of 20% if the stock is held for more than one year, and will be taxed at ordinary income rates of up to 39.6% if the stock is held for one year or less. Gains recognized by U.S. holders that are corporations are subject to U.S. federal income tax at a maximum rate of 35%, whether or not such gains are classified as long-term capital gains. Capital losses recognized by a U.S. holder upon the disposition of our stock that was held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the U.S. holder but not ordinary income (except in the case of individuals, who may apply up to $3,000 per year of the excess, if any, of capital losses over capital gains, to offset ordinary income). In addition, any loss upon a sale or exchange of shares of our stock by a U.S. holder who has held the shares for six months or less will be treated as a long-term capital loss to the extent of distributions that we make that are required to be treated by the holder as long-term capital gain.

        If an investor recognizes a loss upon a disposition of our stock in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury regulations involving "reportable transactions" could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. These regulations, though directed towards "tax shelters," are written quite broadly, and apply to transactions that would not typically be considered tax shelters. The Code imposes significant penalties for failure to comply with these requirements. You should consult your tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of our stock, or transactions that we might undertake directly or indirectly. Moreover, we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

        Passive Activity Losses and Investment Interest Limitations.    Distributions that we make and gains arising from the sale or exchange by a U.S. holder of our stock will not be treated as passive activity income. As a result, U.S. holders will not be able to apply any "passive losses" against income or gain relating to our stock. To the extent that distributions we make do not constitute a return of capital, they will be treated as investment income for purposes of computing the investment interest limitation.

Taxation of Non-U.S. Holders

        The rules governing U.S. federal income taxation of the ownership and disposition of our stock that are applicable to non-U.S. holders of our stock are complex, and no attempt is made herein to provide more than a brief summary of such rules. A "non-U.S. holder" is any person other than a U.S. holder, as defined above, or a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes. The discussion does not address all aspects of U.S. federal income tax law and does not address state, local or foreign tax consequences that may be relevant to a non-U.S. holder in light of its particular circumstances. In addition, this discussion is based on current law, which is subject to change, as assumes that Arbor Realty will qualify for taxation as a REIT. Non-U.S. holders should consult their tax advisors to determine the impact of U.S. federal, state, local and foreign tax laws with regard to the ownership and disposition of our stock (including reporting requirements) in light of their individual circumstances.

        Ordinary Dividends.    The portion of dividends received by non-U.S. holders that (1) is payable out of our earnings and profits, (2) is not attributable to our capital gains, and (3) is not effectively connected with a U.S. trade or business of the non-U.S. holder, will generally be subject to U.S. withholding tax at the rate of 30%, unless reduced or eliminated by treaty. Reduced treaty rates and other exemptions are not available to the extent that income is attributable to excess inclusion income allocable to the non-U.S. holder. Accordingly, we will withhold at a rate of 30% on any portion of a dividend that is paid to a non-U.S. holder and attributable to that holder's share of our excess inclusion income. See "Taxation of Arbor Realty—Taxable Mortgage Pools and Excess Inclusion Income." As required by IRS guidance, we intend to disclose to holders if a portion of a dividend paid by us is attributable to excess inclusion income.

        In general, non-U.S. holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a non-U.S. holder's investment in our stock is, or is treated as, effectively connected with the non-U.S. holder's conduct of a U.S. trade or business, the non-U.S. holder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as domestic holders are taxed with respect to such dividends. Such income must generally be reported on a U.S. income tax return filed by or on behalf of the non-U.S. holder. The income may also be subject to the 30% branch profits tax in the case of a non-U.S. holder that is a corporation.

        Non-dividend Distributions.    Unless our stock constitutes a U.S. real property interest (a "USRPI"), distributions that we make which are not dividends out of our earnings and profits will not be subject to U.S. income tax. Although we believe that our stock is not a USRPI, no assurances can be given that our stock is not, or will not become, a USRPI. See below under "—Dispositions of Stock" for a discussion of whether our stock will constitute a USRPI. If we cannot determine at the time that a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. The non-U.S. holder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our stock constitutes a USRPI, as described below, distributions that we make in excess of the sum of (a) the holder's proportionate share of our earnings and profits, plus (b) the holder's basis in its stock, will be taxed under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA") at the rate of tax, including any applicable capital gains rates, that would apply to a domestic holder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 15% of the amount by which the distribution exceeds the holder's share of our earnings and profits.

        Capital Gain Dividends.    Under FIRPTA, a distribution that we make to a non-U.S. holder, to the extent attributable to gains from dispositions of USRPIs that we held directly or through pass-through subsidiaries ("USRPI capital gains"), will, except as described below, be considered effectively connected with a U.S. trade or business of the non-U.S. holder and will be subject to U.S. income tax at the rates applicable to U.S. individuals or corporations, without regard to whether we designate the distribution as a capital gain dividend. See above under "—Taxation of Non U.S. Holders—Ordinary Dividends," for a discussion of the consequences of income that is effectively connected with a U.S. trade or business. In addition, we will be required to withhold tax equal to 35% of the amount of dividends to the extent the dividends constitute USRPI capital gains. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation. A distribution is not a USRPI capital gain if we held an interest in the underlying asset solely as a creditor. Capital gain dividends received by a non-U.S. holder that are attributable to dispositions of our assets other than USRPIs are not subject to U.S. income or withholding tax, unless (1) the gain is effectively connected with the non-U.S. holder's U.S. trade or business, in which case the non-U.S. holder would be subject to the same treatment as U.S. holders with respect to such gain, or (2) the non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, in which case the non-U.S. holder will incur a 30% tax on his or her capital gains.

        A capital gain dividend that would otherwise have been treated as a USRPI capital gain will not be so treated or be subject to FIRPTA, and generally will not be treated as income that is effectively connected with a U.S. trade or business, and instead will be treated in the same manner as an ordinary dividend (see "—Taxation of Non-U.S. Holders—Ordinary Dividends"), provided that (1) the capital gain dividend is received with respect to a class of stock that is regularly traded on an established securities market located in the United States, and (2) the recipient non-U.S. holder does not own more than 10% of that class of stock at any time during the year ending on the date on which the capital gain dividend is received. We believe that our common stock is, and is likely to continue to be, "regularly traded" on an established securities exchange.

        Dispositions of Stock.    Unless our stock constitutes a USRPI, a sale of our stock by a non-U.S. holder generally will not be subject to U.S. taxation under FIRPTA. Our stock will not be treated as a USRPI if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor. It is not currently anticipated that our stock will constitute a USRPI.

        Even if the foregoing 50% test is not met, our stock nonetheless will not constitute a USRPI if we are a "domestically-controlled qualified investment entity." A domestically-controlled qualified investment entity is a REIT, less than 50% of value of which is held directly or indirectly by non-U.S. holders at all times during a specified testing period (after applying certain presumptions regarding the ownership of our stock, as described in the Code). We believe that we are, and we expect to continue to be, a domestically-controlled qualified investment entity, and that a sale of our stock should not be subject to taxation under FIRPTA. No assurance can be given, however, that we will remain a domestically-controlled qualified investment entity.

        In the event that we are not a domestically-controlled qualified investment entity, but our stock is "regularly traded," as defined by applicable Treasury Department regulations, on an established securities market, a non-U.S. holder's sale of our stock nonetheless would not be subject to tax under FIRPTA as a sale of a USRPI, provided that the selling non-U.S. holder held 10% or less of such class of stock at all times during a specified testing period. As noted above, we believe that our common stock is, and is likely to continue to be, "regularly traded" on an established securities exchange.

        If gain on the sale of our stock were subject to taxation under FIRPTA, the non-U.S. holder would be required to file a U.S. federal income tax return and would be subject to the same treatment as a

U.S. holder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the stock could be required to withhold 15% of the purchase price and remit such amount to the IRS. Gain from the sale of our stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. holder in two cases: (1) if the non-U.S. holder's investment in our stock is effectively connected with a U.S. trade or business conducted by such non-U.S. holder, the non-U.S. holder will be subject to the same treatment as a U.S. holder with respect to such gain, or (2) if the non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, the nonresident alien individual will be subject to a 30% tax on the individual's capital gain. In addition, even if we are a domestically-controlled qualified investment entity, upon disposition of our stock (subject to the 10% exception applicable to "regularly traded" stock described above), a non-U.S. holder may be treated as having gain from the sale or exchange of a URSPI if the non-U.S. holder (i) disposes of our stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the dispositions, would have been treated as gain from the sale or exchange of a URSPI; and (ii) acquires, or enters into a contract or option to acquire, other shares of our stock within 30 days after such ex-dividend date.

        Special FIRPTA Rules.    Recently enacted amendments to FIRPTA create certain exemptions from FIRPTA and otherwise modify the application of the foregoing FIRPTA rules for particular types of foreign investors, including "qualified foreign pension funds" and their wholly owned foreign subsidiaries and certain widely held, publicly traded "qualified collective investment vehicles." Non-U.S. holders are urged to consult their tax advisors regarding the applicability of these or any other special FIRPTA rules to their particular investment in our common stock.

        Estate Tax.    If our stock is owned or treated as owned by an individual who is not a citizen or resident (as specially defined for U.S. federal estate tax purposes) of the United States at the time of such individual's death, the stock will be includable in the individual's gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and may therefore be subject to U.S. federal estate tax.

        Foreign holders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign income and other tax consequences of owning our stock.

Taxation of Tax-Exempt Stockholders

        Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. Such entities, however, may be subject to taxation on their unrelated business taxable income ("UBTI"). While some investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity generally do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt stockholder has not held our stock as "debt financed property" within the meaning of the Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder), and (2) our stock is not otherwise used in an unrelated trade or business, distributions that we make and income from the sale of our stock generally should not give rise to UBTI to a tax-exempt stockholder.

        Tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code are subject to different UBTI rules, which generally require such stockholders to characterize distributions that we make as UBTI.

        In certain circumstances, a pension trust that owns more than 10% of our stock could be required to treat a percentage of the dividends as UBTI, if we are a "pension-held REIT." We will not be a pension-held REIT unless either (1) one pension trust owns more than 25% of the value of our stock, or (2) a group of pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of our stock. Certain restrictions on ownership and transfer of our stock should generally prevent a tax-exempt entity from owning more than 10% of the value of our stock, and, in general, should prevent us from becoming a pension-held REIT.

        Tax-exempt stockholders are urged to consult their tax advisors regarding the federal, state, local and foreign tax consequences of owning our stock.

Taxation of Non-U.S. Debtholders

        This section summarizes the taxation of non-U.S. debtholders. This discussion deals only with certain U.S. federal income tax consequences to a non-U.S. debtholder that acquires fixed rate debt securities issued by us without original issue discount in their initial offering and at their issue price. For these purposes, a non-U.S. debtholder is a holder of our debt securities, other than a person that is, for U.S. federal income tax purposes:

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  an individual who is a citizen or resident of the United States;

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  a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of a political subdivision thereof;

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  a partnership, or any entity treated as a partnership for U.S. federal income tax purposes;

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  an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; or

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  any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

        If a partnership, including for this purpose any entity treated as a partnership for U.S. federal income tax purposes, holds debt securities issued by Arbor Realty, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our debt securities.

        Interest.    A payment of interest on a debt security to a non-U.S. debtholder will generally not be subject to U.S. taxation, provided that

  (i)
  such interest is not effectively connected with the conduct of a trade or business in the United States by the non-U.S. debtholder;

  (ii)
  such non-U.S. debtholder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

  (iii)
  such non-U.S. debtholder is not a controlled foreign corporation directly or indirectly related to us through stock ownership;

  (iv)
  such non-U.S. debtholder is not a bank whose receipt of interest on the debt securities is described in section 881(c)(3)(A) of the Code;

  (v)
  either (A) such non-U.S. debtholder provides its name and address, and certifies on IRS Form W-8BEN-E (or a substantially similar form), under penalties of perjury, that it is not a

    U.S. person or (B) a securities clearing organization or certain other financial institutions holding the debt security on behalf of the non-U.S. debtholder certifies on IRS Form W-8IMY, under penalties of perjury, that such certification has been received by it and furnishes us or our paying agent with a copy thereof; and

  (vi)
  we or our paying agent do not have actual knowledge or reason to know that the beneficial owner of the debt security is a U.S. person.

        If all of the foregoing requirements are not met, payments of interest on a debt security generally will be subject to U.S. withholding tax at the rate 30%, unless reduced or eliminated by treaty, subject to the discussion below under "—U.S. Trade or Business."

        Sale, Exchange, Retirement or Other Disposition of a Debt Security.    Gain from the sale of a debt security generally will be taxable in the United States to a non-U.S. debtholder only in two cases: (1) if the non-U.S. debtholder's investment in our debt securities is effectively connected with a U.S. trade or business conducted by such non-U.S. debtholder, such gain will be subject to tax in the manner described below under "—U.S. Trade or Business," or (2) if the non-U.S. debtholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, the nonresident alien individual will be subject to a 30% tax on the individual's capital gain.

        U.S. Trade or Business.    In cases where interest in respect of, or gain from the sale of, our debt securities is, or is treated as, effectively connected with the non-U.S. debtholder's conduct of a U.S. trade or business, the non-U.S. debtholder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as domestic holders of debt securities are taxed with respect to such interest or gain. Such income must generally be reported on a U.S. income tax return filed by or on behalf of the non-U.S. debtholder. The income may also be subject to the 30% branch profits tax in the case of a non-U.S. debtholder that is a corporation.

Other Tax Considerations

Legislative or Other Changes in Tax Law Affecting REITs

        The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the Treasury which may result in statutory changes as well as revisions to regulations and interpretations. Changes to the U.S. federal tax laws and interpretations thereof could adversely affect an investment in our stock or debt securities.

Medicare 3.8% Tax on Investment Income

        Certain U.S. stockholders and debtholders who are individuals, estates or trusts and whose income exceeds certain thresholds will be required to pay a 3.8% Medicare tax on dividends, interest and certain other investment income, including capital gains from the sale or other disposition of our common stock or debt securities.

Foreign Account Tax Compliance Act

        Withholding at a rate of 30% will generally be required on dividends and payments of interest in respect of, and after December 31, 2018, withholding at a rate of 30% on gross proceeds from the sale of, shares of our stock and debt securities held by or through certain foreign financial institutions (including investment funds), unless such institution (i) enters into an agreement with the Treasury to report, on an annual basis, information with respect to shares in, or accounts maintained by, the institution to the extent such shares or accounts are held by certain U.S. persons or by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or

(ii) if required under an intergovernmental agreement between the U.S. and an applicable foreign country reports such information to its local tax authority, which will exchange such information with the U.S. authorities. Accordingly, the entity through which our shares or debt securities are held will affect the determination of whether such withholding is required. Similarly, dividends and payments of interest in respect of, and after December 31, 2018, gross proceeds from the sale of, shares of our stock and debt securities held by an investor that is a non-financial non-U.S. entity which does not qualify under certain exceptions will be subject to withholding at a rate of 30%, unless such entity either (i) certifies to us that such entity does not have any "substantial U.S. owners" or (ii) provides certain information regarding the entity's "substantial United States owners," which the applicable withholding agent will in turn provide to the Secretary of the Treasury. An intergovernmental agreement between the U.S. and an applicable foreign country may modify these requirements. We will not pay any additional amounts to stockholders in respect of any amounts withheld. U.S. holders intending to hold our stock or debt securities through foreign financial institutions and non-U.S. holders are encouraged to consult with their tax advisors regarding the possible implications of these rules on their investment.

State, Local and Foreign Taxes

        We and our subsidiaries, stockholders and debtholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which we or they transact business, own property or reside. We may own properties located in numerous jurisdictions, and may be required to file tax returns in some or all of those jurisdictions. Our state, local or foreign tax treatment, and that of our stockholders and debtholders, may not conform to the U.S. federal income tax treatment discussed above. We may pay foreign property taxes, and dispositions of foreign property or operations involving, or investments in, foreign property may give rise to foreign income or other tax liability in amounts that could be substantial. Any foreign taxes that we incur do not pass through to stockholders as a credit against their U.S. federal income tax liability. Prospective investors should consult their tax advisors regarding the application of state, local and foreign income and other tax laws and their effect on an investment in our stock or debt securities.

PLAN OF DISTRIBUTION

        We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation;

  •
  directly to purchasers;

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  through agents;

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  to or through underwriters or dealers; or

  •
  through a combination of these methods.

        A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, exchangeable securities, forward delivery contracts and the writing of options.

        In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

  •
  a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

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  purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

  •
  ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

  •
  privately negotiated transactions.

        We may also enter into hedging transactions. For example, we may:

  •
  enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of common stock received from us to close out its short positions;

  •
  sell securities short and redeliver such shares to close out our short positions;

  •
  enter into option or other types of transactions that require us to deliver common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the common stock under this prospectus; or

  •
  loan or pledge the common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

        In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

        A prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:

  •
  the terms of the offering;

  •
  the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

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  the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;

  •
  any delayed delivery arrangements;

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  any initial public offering price;

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  any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation;

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  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchange on which the securities may be listed.

        The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

  •
  at a fixed price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to the prevailing market prices; or

  •
  at negotiated prices.

General

        Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be "underwriters" as defined in the Securities Act, as amended (the "Securities Act"). Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.

Underwriters and Agents

        If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement or pricing supplement, as the case may be.

        Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial public offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

        We may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or pricing supplement, as the case may be, will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.

        In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

Dealers

        We may sell the offered securities to dealers as principals. We may negotiate and pay dealers' commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.

Direct Sales

        We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.

Institutional Purchasers

        We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or pricing supplement, as the case may be will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

        We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

        We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market Making, Stabilization and Other Transactions

        There is currently no market for any of the offered securities other than the common stock, which is listed on the New York Stock Exchange. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intended to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the debt securities, preferred stock or warrants on any securities exchange or on the National Association of Securities Dealers, Inc. automated quotation system; any such listing with respect to any particular debt securities, preferred stock or warrants will be described in the applicable prospectus supplement or pricing supplement, as the case may be.

        In connection with any offering, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of common stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. "Covered" short sales are sales of shares made in an amount up to the number of shares represented by the underwriters' over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the common stock in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make "naked" short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.

        In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

LEGAL MATTERS

        Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, and Venable LLP, Baltimore, Maryland. If the validity of any securities is also passed upon by counsel for the underwriters of an offering of those securities, that counsel will be named in the prospectus supplement relating to that offering.

EXPERTS

        The consolidated financial statements of Arbor Realty Trust, Inc. and Subsidiaries appearing in Arbor Realty Trust, Inc. and Subsidiaries' Annual Report (Form 10-K) for the year ended December 31, 2015 (including the schedule appearing therein), and the effectiveness of Arbor Realty Trust, Inc. and Subsidiaries' internal control over financial reporting as of December 31, 2015 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

        The audited combined balance sheets for The Carve-Out Agency Business of Arbor Commercial Mortgage, LLC and Subsidiaries, as of December 31, 2015 and December 31, 2014, and the related audited combined statements of income, changes in invested equity and cash flows for each of the three years in the period ended December 31, 2015, included in the Current Report on Form 8-K of Arbor Realty Trust, Inc., filed with the Securities and Exchange Commission on July 15, 2016, which are incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent certified public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly, and current reports, proxy statements and other information with the SEC. You may read and copy any reports or other information that we file with the SEC at the SEC's Public Reference Room located at 100 F Street, N.E., Washington D.C. 20549. You may also receive copies of these documents upon payment of a duplicating fee, by writing to the SEC's Public Reference Room. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room in Washington D.C. and other locations. Our SEC filings are also available to the public from commercial documents retrieval services, at our website (www.arborrealtytrust.com) and at the SEC's website (www.sec.gov).

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" the information that we file with them into this prospectus. This means that we can disclose important information to you by referring you to other documents filed separately with the SEC, including our annual, quarterly and current reports. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is modified or superseded by information contained in this prospectus or any other subsequently filed document. The information incorporated by reference is an important part of this prospectus and any accompanying prospectus supplement.

        The following documents have been filed by us with the SEC and are incorporated by reference into this prospectus:

  •
  our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016;

  •
  our Annual Report on Form 10-K for the year ended December 31, 2015;

  •
  from our Definitive Proxy Statement filed on April 22, 2016, the sections entitled "The ACM Agency Business," "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations of the ACM Agency Business";

  •
  our Form 8-A filed on April 5, 2004; and

  •
  our Current Reports on Form 8-K, dated February 25, 2016, March 1, 2016, March 2, 2016, April 7, 2016, May 19, 2016, June 3, 2016 and July 15, 2016 (2 reports).

        All documents that we file (but not those that we furnish) with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of the initial registration statement of which this prospectus is a part and prior to effectiveness of the registration statement will be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, and any previously filed document. In addition, all documents that we file (but not those that we furnish) with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of shares hereby will be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, any accompanying prospectus supplement and any previously filed document.

        We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Requests for such documents should be directed to Arbor Realty Trust, Inc., 333 Earle Ovington Boulevard, Suite 900, Uniondale, New York, 11553, Attention: Secretary (telephone no.: (516) 506-4200).

$125,000,000

          % Convertible Senior Notes due 2020

PROSPECTUS SUPPLEMENT

J.P. Morgan	JMP Securities	BofA Merrill Lynch

November      , 2017